As filed with the Securities and Exchange Commission on July 6, 2011
Registration Nos. 333-171922 and 333-171922-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT FLOORPLAN CORPORATION	FORD CREDIT FLOORPLAN LLC
(Depositors for the Trust described herein)
(Exact names of Co-Registrants as specified in their respective charters)

Delaware	38-2973806	Delaware	38-3372243

(State of Incorporation)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(I.R.S. Employer Identification No.)

One American Road Dearborn, Michigan (313) 594-3495	48126	One American Road Dearborn, Michigan (313) 594-3495	48126

(Address of Principal Executive Office of Co-Registrant)	Zip Code	(Address of Principal Executive Office of Co-Registrant)	Zip Code

SUSAN J. THOMAS
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 594-9876
(Name and Address of Agent for Service)

Copy to:
JOSEPH P. TOPOLSKI
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Aggregate	Aggregate	Registration
to be Registered	Registered	Price Per Unit(1)	Offering Price(1)	Fee(2)
Asset Backed Securities	$7,120,000,000	100%	$7,120,000,000	$826,632

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The Co-Registrants previously registered $10,000,000,000 of securities under Registration Statement Nos. 333-148505 and 333-148505-01 filed on January 24, 2008, $7,120,000,000 of which remain unsold. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the Co-Registrants are including such unsold securities and the registration fees previously paid in connection with such unsold securities. The Co-Registrants are not required to pay any additional fee with respect to such unsold securities included in reliance on Rule 415(a)(6), because the unsold securities (and associated fees) are being moved from such prior Registration Statement to this Registration Statement.

The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus supplement and the prospectus are not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

[Form of Prospectus Supplement]
SUBJECT TO COMPLETION, DATED ________, 20__
Prospectus Supplement to Prospectus dated ________, 20__
$________________
Series 20__-__ Asset Backed Notes
Ford Credit Floorplan Master Owner Trust A
Issuing Entity or Trust

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC	Ford Motor Credit Company LLC
Depositors	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-[12] of this prospectus supplement and on page [9] of the prospectus.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, either depositor or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will				Expected Final	Final
issue:		Principal Amount	Interest Rate	Payment Date	Maturity Date
Class A-1 notes	}	$	—%
Class A-2 notes			[One-month LIBOR +] __%
Class B notes			—%
Class C notes			—%
Class D notes			—%
Total		$

•	The primary asset of the trust is a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.

•	The trust will pay interest on the notes on the 15th day of each month (or, if not a business day, the next business day). The first payment date will be _______, 20_.

•	The trust expects to pay the principal of the notes on the expected final payment date set forth above. No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs.

•	The enhancement for the notes will be excess spread, [an interest rate hedge with __________,] subordination of a portion of the depositor interest, amounts in a reserve account, amounts in an accumulation period reserve account and, for each class of notes other than the Class D notes, the subordination of more junior classes to more senior classes.
The pricing terms of the notes are:

		Underwriting	Proceeds to the
	Price to Public	Discount	Depositor (1)
Class A-1 notes	— %	— %	— %
Class A-2 notes	— %	— %	— %
Class B notes	— %	— %	— %
Class C notes	— %	— %	— %
Class D notes	— %	— %	— %

Total	$—	$—	$—

(1)	Before deducting expenses estimated to be $_________ and any selling concessions rebated to the depositors by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[NAMES OF UNDERWRITERS]
The date of this prospectus supplement is _________, 20__

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
     This prospectus supplement and the prospectus provide information about Ford Credit Floorplan Master Owner Trust A and the terms of Series 20__-__. You should rely only on information provided or referenced in this prospectus supplement and the prospectus. Ford Credit has not authorized anyone to provide you with different information.
     This prospectus supplement begins with the following brief introductory sections:
•	Transaction Structure Diagram — illustrates the structure of the series, including the enhancement available to the series,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in the series,

•	Summary — describes the main terms of the series, the assets of the trust, the cash flows of the series and the credit and payment enhancement available to the series, and

•	Risk Factors — describes the most significant risks of investing in the notes.
     The other sections of this prospectus supplement contain more detailed descriptions of the series and the structure of the series. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus. The Table of Contents on the preceding page contains references to key topics.
     An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.
FORWARD-LOOKING STATEMENTS
     Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositors consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither Ford Credit nor either depositor has any obligation to update or otherwise revise any forward-looking statements, including statements regarding changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM
     The following diagram provides a simplified overview of the structure of Series 20__-__ and the enhancement available for the series. You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of the series.
(1)	[Under the interest rate hedge, each month on a net basis, the trust will make floating rate payments on the notional amount related to the fixed rate notes and will receive fixed rate payments on those notional amounts. For a more detailed description of the interest rate hedge, you should read “Description of the Interest Rate Hedge and the Hedge Counterparty” in this prospectus supplement.]

(2)	The depositor interest will be held initially by the depositors and represents the interest in the trust assets not allocated to any series. A portion of the depositor interest equal to the available subordinated amount is subordinated to the notes.

(3)	The depositors will deposit $_________ in the reserve account on the closing date. The amount that is required to be in the reserve account is ___% of the initial note balance of the Series 20__-__ notes, unless the depositors elect to increase the amount in the reserve account during a subordination step-up period or an amortization event occurs in which case the reserve account required amount will increase.

(4)	The accumulation period reserve account will be funded prior to the start of the controlled accumulation period in an amount equal to $____________, or ___% of the initial note balance of the Series 20__-__ notes.

(5)	All notes other than the Class D notes will benefit from the subordination of the more junior classes to more senior classes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM
     The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in Series 20__-__. Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY
    This summary describes the main terms of Series 20___-___, the assets of the trust, the cash flows of the series and the credit and payment enhancement available to the series. It does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the notes, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-[12], and the prospectus in its entirety.
Transaction Overview
The trust is a master trust that owns a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers. The trust will issue the Series 20___-___ notes backed by this revolving pool of receivables to the depositors on the closing date. The depositors will sell the notes to the underwriters on the closing date who will then sell them to investors.
Transaction Parties
Sponsor, Servicer and Administrator
Ford Motor Credit Company LLC, or “Ford Credit,” a wholly-owned subsidiary of Ford Motor Company, or “Ford.”
Depositors
Ford Credit Floorplan Corporation, or “FCF Corp,” and Ford Credit Floorplan LLC, or “FCF LLC.”
Issuing Entity or Trust
Ford Credit Floorplan Master Owner Trust A.
Indenture Trustee
The Bank of New York Mellon.
Owner Trustee
U.S. Bank Trust National Association.
Back-up Servicer
Wells Fargo Bank, National Association, or “Wells Fargo.”
[Hedge Counterparty
                    ]
Closing Date
The trust expects to issue the Series 20___-___notes on or about                     , ___, the “closing date.”
The Notes
The trust will issue the following classes of notes in Series ___-___:

		Principal Amount	Interest Rate
Class A-1	}	$	___%
Class A-2		$	[One-month LIBOR +] ___%
Class B		$	___%
Class C		$	___%
Class D		$	___%
The Class A-1 and Class A-2 notes are collectively referred to as the “Class A notes” and, together with the Class B, Class C and Class D notes, the “Series 20__-__ notes” or the “notes.” [The Class A-1, the Class B, the Class C and the Class D notes are sometimes referred to as the “fixed rate notes.”] [The Class A-2 notes are sometimes referred to as the “floating rate notes.”] The Class A-1 and Class A-2 notes have equal rights with respect to payments of interest and principal and, unless otherwise specified in this prospectus supplement, will be treated as a single class in relation to the other classes.
The Series 20___-___ notes are being offered by this prospectus supplement and the prospectus and will be issued under the indenture and an indenture supplement to be entered into between the trust and the indenture trustee, or the “indenture supplement.”

Form and Minimum Denomination
The notes will be issued in book-entry form. The notes will be available in minimum denominations of $100,000 and in multiples of $1,000.
Payment Dates
The trust will pay interest and principal, if any, on the notes on each “payment date,” which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be                     , 20___.
Interest Payments
The notes, except the floating rate notes, will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or the closing date to                     , 20___, for the first period). The floating rate notes will accrue interest on an “actual/360” basis from the preceding payment date (or the closing date, for the first period) to the following payment date.
For more information about interest payments on the notes, you should read “Description of the Notes — Payments of Interest” in this prospectus supplement.
Principal Payments
The trust expects to pay the principal of the Series 20___-___ notes in full on the expected final payment date shown below:

	Expected Final Payment Date	Final Maturity Date

Class A-1

Class A-2

Class B

Class C

Class D

No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs, after which principal will be paid monthly on each payment date. Principal may be paid on the notes after the expected final payment date.
For more information about principal payments on the notes, you should read “Description of the Notes — Payments of Principal” in this prospectus supplement.
Trust Property
The primary asset of the trust is a revolving pool of receivables and related assets originated in accounts designated to the trust. On                     , 20___, the total principal balance of the receivables was                     . The number of designated accounts was                     .
For more information about the accounts and receivables in the trust, you should read “Trust Property” in this prospectus supplement and in the prospectus.
Servicing
Ford Credit is the servicer. Wells Fargo is the back-up servicer. The trust will pay the servicer and the back-up servicer a fee each month.
For more information about the servicer and back-up servicer fees, you should read “Description of the Notes — Servicing Compensation and Payment of Expenses” in this prospectus supplement and “Servicing the Receivables — Servicing Fees and Payment of Expenses” and “— Back-up Servicer” in the prospectus.
Allocation of Collections
The servicer will collect payments on the receivables and will deposit these collections, up to the amount required for payment to each series on the following payment date, in the collection account. Each month, the servicer will allocate interest collections, principal collections and the principal balance of defaulted receivables to:
•	Series 20___-___,

•	other series of notes issued by the trust, and

•	the depositor interest.
The amounts allocated to Series 20___-___ will be based generally on the size of its invested

amount compared with the adjusted pool balance of the trust. The initial invested amount of the series will be$                     , which is the initial note balance of the series.
For a more detailed description of these allocations, you should read “Description of the Notes — Investor Percentages” and “— Defaulted Receivables and Principal Collections Used to Pay Interest” in this prospectus supplement.
Application of Collections
Interest Collections
On each payment date, interest collections allocated to Series 20___-___for the prior month will be applied in the order of priority listed below:
(1)	Class A Interest — to pay interest due on the Class A notes,

(2)	Class B Interest — to pay interest due on the Class B notes,

(3)	Class C Interest — to pay interest due on the Class C notes,

(4)	Class D Interest — to pay interest due on the Class D notes,

([_])	[Hedge Payments — to the hedge counterparty, the net hedge payments due,]

([_])	[Senior Hedge Termination Payments — to the hedge counterparty, any senior hedge termination payments due,]

(5)	Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due for the series, and to or at the direction of the trust, any expenses of the trust for the series, up to a maximum of $_________ per year,

(6)	Servicing Fees — (a) to the back-up servicer, the monthly back-up servicing fee for the series and (b) to the servicer, the monthly servicing fee for the series if Ford Credit is no longer the servicer,

(7)	Defaulted Receivables — to reimburse the defaulted receivables allocated to the series for the prior month,

(8)	Reserve Account — to the reserve account, to fund it up to the reserve account required amount,

(9)	Reimbursement of Defaulted Receivables for Prior Periods — to reimburse the defaulted receivables allocated to the series for prior months that have not been previously reimbursed,

(10)	Reimbursement of Principal Used to Pay Interest — to reimburse principal collections allocated to the series that were used to pay interest on the notes,

(11)	Accumulation Period Reserve Account — beginning on the accumulation period reserve account funding date, to the accumulation period reserve account, to fund it up to $__________,

(12)	Servicing Fees — to Ford Credit, if Ford Credit is the servicer, the monthly servicing fee for the series,

(13)	Available Subordinated Amount — to increase the available subordinated amount up to the required subordinated amount,

([_])	[Subordinated Hedge Termination Payments — to the hedge counterparty, any subordinated hedge termination payments due,]

(14)	Additional Trustee Fees and Expenses – to the indenture trustee, the owner trustee and the trust, all amounts due for the series to the extent not paid under item (5) above,

(15)	Additional Servicing Fees – to the back-up servicer, any remaining amounts due, including any transition costs incurred by the back-up servicer, as the successor servicer, in excess of amounts in the back-up servicer reserve account,

(16)	Excess Interest Sharing Group One — to cover any shortfalls for other series in excess interest sharing group one, and

(17)	Depositor Interest — to the depositors.

For a more detailed description of the application of interest collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.
Principal Collections
The application of principal collections allocated to Series 20___-___on each payment date will depend on whether it is in the revolving period, the controlled accumulation period or the early amortization period.
•	Revolving Period. The revolving period for the series begins on the closing date and ends when the controlled accumulation period or the early amortization period begins. During the revolving period, no principal will be paid to or accumulated for the series. Instead, principal collections allocated to the series will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors.

•	Controlled Accumulation Period. The controlled accumulation period for the series is scheduled to begin , 20___, but may begin at a later date. On each payment date during the controlled accumulation period, principal collections allocated to the series will be deposited in the principal funding account in specified amounts. Any remaining principal collections will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors. On the expected final payment date, the amounts in the principal funding account will be paid to the Series 20___-___noteholders sequentially by class.

•	Early Amortization Period. If an amortization event occurs, the early amortization period will begin. On each payment date during the early amortization period, (1) principal collections allocated to the series and (2) collections allocated to the portion of the depositor interest that is subordinated to the series (in the case of principal collections, in an amount not to exceed the available subordinated amount) will be paid to the Series 20__-__ noteholders sequentially by class.
For a more detailed description of the application of principal collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Principal” in this prospectus supplement.
Amortization Events
The occurrence of certain events will cause an early amortization period to begin. These events are comprised of events which apply to all series and are described in “Description of the Notes — Amortization Events” in the prospectus and the following events which only apply to Series 20___-___:
•	either depositor fails to make any payment or deposit within five business days,

•	either depositor violates any covenant or agreement in any material respect or has made representations that are incorrect in any material respect, and any such breach is not cured within 60 days after such depositor receives notice of such breach, and such breach continues to adversely affect the amount or timing of payments to be made to the Series 20___-___noteholders for such period,

•	the occurrence of a servicer termination event that adversely affects the amount or timing of payments to be made to the Series 20___-___noteholders,

•	the notes are not paid in full on their expected final payment date,

•	the average monthly payment rate on the receivables for three consecutive months is less than [___]%,

•	the available subordinated amount falls below the required subordinated amount for five business days,

•	the amount in the excess funding account exceeds [___]% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, and

•	the notes are accelerated following an event of default.
For a more detailed description of the amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus supplement and the prospectus. For more information about servicer termination events, you should read “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus. For more information about events of default, you should read “Description of the Notes — Events of Default” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus.
Credit and Payment Enhancement
Credit and payment enhancement provides protection for the Series 20___-___notes against losses on the receivables and potential shortfalls in the amount available to make required payments. If the enhancement is not sufficient to cover all amounts payable on the series, the losses will be allocated first, to the Class D notes, second, to the Class C notes, third, to the Class B notes, and fourth, to the Class A notes.
The enhancement described below is available only to Series 20___-___. The series is not entitled to any enhancement available to any other series.
Excess Spread
Excess spread is the excess of interest collections allocated to the series over the interest payments on the notes[, payments to the hedge counterparty] and the senior fees and expenses of the trust that are allocated to the series. Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.
Subordination of the Depositor Interest
A portion of the depositor interest, or the “available subordinated amount,” is subordinated to the series. The amount subordinated will initially equal $                     plus any incremental subordinated amount for the first determination date. The available subordinated amount will increase during a subordination step-up period, unless the depositors elect to increase the amount required to be in the reserve account during such period, and is subject to other reductions and increases from time to time.
Reserve Account
On the closing date, the trust will deposit $                    , which is [___]% of the initial note balance of the series, in the reserve account, unless the depositors elect to increase the amount required to be in the reserve account during a subordination step-up period or an amortization event occurs, in which case the amount required to be in the reserve account will increase. Funds in the reserve account will be available to pay interest on the notes, [senior payments to the hedge counterparty,] trustees fees and expenses and to cover defaulted receivables if interest collections allocated to the series are insufficient.
Accumulation Period Reserve Account
The accumulation period reserve account will provide additional funds to pay interest on the notes during the controlled accumulation period. The accumulation period reserve account will be funded prior to the start of the controlled accumulation period from interest collections allocated to the series. The amount required to be in the accumulation period reserve account will be $                    , which is [___]% of the initial note balance of the series.
Subordination of Notes
The Class B, Class C and Class D notes are subordinated to the Class A notes in the payment of interest and principal to the extent described in this prospectus supplement.
For more information about the credit and payment enhancement for the series, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.
[Interest Rate Hedge
The trust will enter into an interest rate hedge with                     , as hedge counterparty, for the benefit of the fixed rate notes. Under the interest rate hedge, on each payment date, the trust will make floating rate payments on the notional amounts related to the fixed rate notes and will receive fixed rate payments on those notional amounts.
The amounts payable by the hedge counterparty and the trust will be netted on each payment date. Any net hedge payment that the hedge counterparty owes the trust will be included in available investor interest collections and applied on that date to make required distributions for the series. Any net hedge payment that the trust owes the hedge counterparty will be paid to the hedge counterparty out of available investor interest collections, after the payment of interest due on the notes.
For a more detailed description of the interest rate hedge and the hedge counterparty, you should read “Description of the Interest Rate Hedge and the Hedge Counterparty” in this prospectus supplement.]
Sharing Groups
Series 20___-___will be included in “excess interest sharing group one” and in “principal sharing group one.” As part of these groups, Series 20___-___will be entitled in certain situations to share in excess interest collections and shared principal collections from other series in the same group.
For more information about these groups, you should read “Description of the Notes — Groups” in this prospectus supplement and the prospectus.
Other Series
The trust has issued other series of notes which are secured by the trust property. Annex A to this prospectus supplement summarizes certain characteristics of each series issued by the trust.
Ratings
The depositors have hired [___] nationally recognized statistical rating organizations, or “rating agencies” to assign credit ratings to the Series 20___-___notes. The depositors have also hired nationally recognized statistical rating organizations to rate the notes of other series issued by the trust, who are also referred to as “rating agencies” when referring to ratings of such other series.
The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the Series 20___-___notes.
Tax Status
If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.
[                    ] will deliver its opinion that, for U.S. federal income tax purposes:
•	the notes will be treated as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Matters” in this prospectus supplement and in the prospectus.
ERISA Considerations
The notes generally will be eligible for purchase by employee benefit plans.
For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

CUSIP Number

CUSIP
Class A-1 notes

Class A-2 notes

Class B notes

Class C notes

Class D notes
Contact Information for the Depositors
Ford Credit Floorplan Corporation or
Ford Credit Floorplan LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133
Contact Information for the Servicer
Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com

RISK FACTORS
     In addition to the risk factors starting on page 9 of the prospectus, you should consider the following risk factors in deciding whether to purchase the notes.

Enhancement is limited and if exhausted could result in losses on your notes	Enhancement for the notes will be provided by excess spread, the subordination of a portion of the depositor interest, amounts in the reserve account, amounts to be deposited in the accumulation period reserve account[, the interest rate hedge] and, for the Class A notes, the subordination of the Class B, Class C and Class D notes. The amount of this enhancement is limited and may be reduced from time to time. If the enhancement for your notes is exhausted, you are more likely to incur losses on your notes.

For more information about the enhancement for the notes, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.

A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could result in losses on your notes	The receivables owned by the trust are originated primarily through the financing provided by Ford Credit to Ford-franchised dealers. The level of receivables depends upon Ford’s continuing ability to manufacture vehicles and to maintain franchise dealer relationships, upon Ford Credit’s ability to provide such financing and upon the amount of vehicle inventory that Ford-franchised dealers are willing to hold, and the amount of principal collections on these receivables will depend on the dealers’ ability to sell these vehicles. The ability of Ford, Ford Credit and Ford-franchised dealers to compete in the current industry environment will affect the amount of new receivables that are originated and the dealers’ ability to sell vehicles, which ultimately will affect the amount of principal collections and the payment rates on the receivables. A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could have an adverse effect on any of these factors, which could result in losses on your notes.

The recent economic downturn adversely affected the financial condition and business prospects of many of the manufacturers, suppliers and other participants in the U.S. auto industry, including Ford, Ford Credit and Ford-franchised dealers. If another economic downturn occurs or if the current economic recovery fails to gain momentum, the financial condition and business prospects of the participants in the U.S. auto industry, including Ford, Ford Credit and Ford-franchised dealers, could be adversely affected. In addition, a decline in the financial condition of Ford could also have an adverse effect on Ford Credit and Ford-franchised dealers.

The occurrence of any of these events could adversely affect the financial stability of the Ford-franchised dealers, the dealers’ ability to sell vehicles, the level of consumer demand for Ford vehicles, the market value of the vehicles securing the receivables, and the ability of Ford Credit, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations or warranties, which could result in losses on your notes.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information” in the prospectus.

Economic, market and social factors could lead to slower sales of the vehicles, which could result in accelerated, reduced or delayed payments on your notes	Payment of the receivables depends primarily on the rate of financed vehicle sales by the dealers. The rate of financed vehicle sales may change because of a variety of economic, market and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation, the price of gasoline, the price of commodities used in the production of vehicles and consumer perception of general economic conditions. Ford’s use of incentive programs, including manufacturers’ rebate programs and low-interest rate financing, may also affect the rate of financed vehicle sales and are available at the discretion of Ford. Various market factors, including the introduction or increased promotion by other manufacturers of competitive models offering perceived advantages in performance, reliability, fuel economy or other factors, may reduce sales of Ford vehicles. Social factors include consumer perception of Ford-branded products in the marketplace, changes in consumer demand for certain vehicle segments, consumer demand for vehicles generally and government actions, including actions that encourage consumers to purchase certain types of vehicles.

We cannot predict whether or to what extent economic, market or social factors will continue to affect the level of sales. A prolonged slump, or further decline, in the level of sales could result in accelerated, reduced or delayed payments on your notes.

A decrease in the dealer payment rate could result in accelerated, reduced or delayed payments on your notes	The payment of principal on your notes will depend primarily on dealer payments of receivables. Dealers are generally required to pay a receivable upon the sale of the financed vehicle. The timing of these sales is uncertain, and there can be no assurance that any particular pattern of dealer payments will occur. The actual amount of available investor principal collections will depend on such factors as the rate of payment and the rate of default by dealers. Any significant decline in the dealer payment rate on the receivables during the controlled accumulation period or the early amortization period for your notes could result in reduced or delayed payments on your notes. Alternatively, if the average monthly payment rate for three consecutive months is less than 21%, an amortization event will occur, which could result in accelerated payments on your notes.

An increase in the dealer payment rate and/or a decrease in the origination of new receivables could result in accelerated payments on your notes	If the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are originated — which could occur as a result of an increase in the rate of sales of financed vehicles, including increases resulting from manufacturer incentive programs or government actions that encourage consumers to purchase vehicles, or a decrease in the origination of new receivables, or both — principal collections otherwise payable to the depositors may be accumulated in the excess funding account in order to maintain the net adjusted pool balance at a specified level. However, if the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, an amortization event will occur, which could result in accelerated payments on your notes.

Increased losses could result in accelerated, reduced or delayed payments on your notes	Historical losses experienced by the trust or by Ford Credit on its dealer floorplan portfolio may not be indicative of future performance of the trust’s receivables. Losses could increase significantly for various reasons, including adverse changes in the local, regional or national economies, adverse changes in the business prospects of Ford or Ford Credit, the inability or unwillingness of Ford to continue to provide financial assistance to dealers or decreases in the market value of the financed vehicles in the absence of manufacturer incentives, dealer fraud or due to other events. Any significant increase in losses on the receivables could result in accelerated, reduced or delayed payments on your notes.

For more information about the performance of Ford Credit’s dealer floorplan portfolio, you should read “Ford Credit’s Dealer Floorplan Financing Business — Ford Credit’s Dealer Floorplan Portfolio Performance” in this prospectus supplement.

Geographic concentration may increase risk of accelerated, reduced or delayed payments on your notes	On _______, 20__, approximately [__]%,[__]%,[__]% and [__]% of the receivables owned by the trust related to dealers located in [_______],[_______],[_______] and [_______], respectively. No other state accounted for more than 5% of the receivables owned by the trust on such date. Adverse economic conditions or other factors affecting these states could result in reductions and delays in payments on the receivables relating to dealers located in these states. Any such reductions or delays in payments on the receivables could cause accelerated, reduced or delayed payments on your notes.

For more information about the geographic distribution of the receivables owned by the trust, you should read “Trust Property — Trust Portfolio” in this prospectus supplement.

You may not receive your principal on the expected final payment date because of other series being in or entering into an accumulation or amortization period	If your series were to enter the controlled accumulation period or the early amortization period while another series in principal sharing group one is either in an accumulation or amortization period or entering an accumulation or amortization period, available investor principal collections from that series may not be available to make payments on your notes. As a result, the principal payments on your notes may be reduced and final payment of the principal of your notes may be delayed. Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available investor principal collections from other series in principal sharing group one to make principal payments on your notes.

The depositors may change certain eligibility criteria and certain requirements with respect to the trust and the notes without the consent of any noteholder or any other person, which could result in reduced or delayed payments on your notes
The depositors may change the definitions of the terms “eligible account,” “eligible receivable,” certain overconcentration definitions and/or increase or reduce the reserve account required amount with respect to the Series 20___-___ notes. The depositors can make these changes so long as the rating agency condition has been satisfied for each rating agency then rating each series or, with respect to the reserve account required amount and the overconcentration definitions, the Series 20___-___ notes. If the depositors make any of these changes, it may result in reduced or delayed payments on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes	Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

[Risks associated with the interest rate hedge	The trust will enter into an interest rate hedge with a hedge counterparty to hedge the interest rate risk relating to the fixed rate notes because the receivables owned by the trust bear interest at floating rates while the fixed rate notes will bear interest at fixed rates.

If the fixed rate payable by the hedge counterparty under the interest rate hedge is substantially greater than the floating rate payable by the trust, the trust will be more dependent on receiving payments from the hedge counterparty in order to make interest payments on the notes.

If the fixed rate payable by the hedge counterparty under an interest rate hedge is less than the floating rate payable by the trust, the trust will be obligated to make payments to the hedge counterparty. The amount payable to the hedge counterparty may rank higher in priority than payments on your notes.

If the hedge counterparty fails to make any payments required under the interest rate hedge when due, payments on your notes may be reduced or delayed.

An interest rate hedge generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default that results in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the transaction documents that adversely affects the hedge counterparty without its consent, or the failure of the hedge counterparty to post collateral, assign the interest rate hedge to an eligible substitute counterparty or take other remedial action if the hedge counterparty’s credit ratings drop below the levels set forth in the rating agency’s criteria sufficient, in each case, to maintain the then-current ratings of the classes of notes. Upon termination of an interest rate hedge, a termination payment may be due to the trust or due to the hedge counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement hedge counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.]

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes
The ratings on the notes are not recommendations to purchase, hold or sell securities and do not address market value or investor suitability. The ratings reflect the related rating agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. Other series of notes issued by the trust have been downgraded by one or more of the rating agencies in the past, and some of these notes currently have a negative outlook from one or more of the rating agencies. None of the depositors, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired [___] rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to non-hired NRSROs in order to make it possible for them to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositors, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements that they use to determine ratings. If a non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired rating agencies for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the creditworthiness of the receivables and the credit enhancement for the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositors or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services, and will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the origination or servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositors or the trust.

For more information about certain potentially applicable provisions of the Dodd-Frank Act, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Application of an alternative liquidation framework under the Dodd-Frank Act could have an adverse impact on Ford Credit, the depositors or the trust	The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the depositors or the trust, although the expectation is that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositors and the trust. A portion of the FDIC guidance will apply for a transition period that will end no earlier than June 30, 2011, and this guidance states that, for revolving trusts and master trusts, it will apply to any securities issued before the end of the transition period. However, this guidance does not indicate how the framework will be applied if the revolving trust or master trust were to issue additional securities after the end of the transition period. There can be no assurance that the FDIC would apply the framework in accordance with this guidance for any revolving trust or master trust that issues securities after the end of the transition period. As a result, although your series will be issued before the end of the transition period, there can be no assurance that this guidance will continue to apply to your series if the trust were to issue any additional series after the end of the transition period. However, any additional series may only be issued if the rating agency condition has been satisfied for your series.

If the FDIC were appointed as receiver for Ford Credit, the depositors or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations—The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositors or an affiliate of the depositors could adversely affect the market value of your notes and/or limit your ability to resell your notes.	Some or all of one or more classes of the notes may be retained by the depositors or conveyed to an affiliate of the depositors. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES
     The transaction parties for Series 20__-__ are identified below. For more information about the transaction parties, you should read “Transaction Parties” in the prospectus. For information on the payment of fees and expenses to certain transaction parties, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.
Issuing Entity or Trust
     The issuing entity for Series 20__-__ is Ford Credit Floorplan Master Owner Trust A. The trust’s fiscal year is the calendar year.
     The trust is a master trust that issues notes in series. On the closing date, the trust will issue the notes. The trust has issued other series of notes, each of which is also secured by the assets of the trust. Certain characteristics of each series of notes are summarized in Annex A to this prospectus supplement. The following table shows the expected capitalization of the trust on the closing date, after issuance of the notes:

Principal Amount
Series ________	$

Series ________

Series ________

Total	$

Indenture Trustee
     [The Bank of New York Mellon, a New York banking corporation, is the “indenture trustee” under the indenture. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.]
     For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.
Owner Trustee
     [U.S. Bank Trust National Association, or “U.S. Bank Trust,” is the “owner trustee” under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the ____ largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $____ billion as of _____, 20__, is the parent company of U.S. Bank. As of ______, 20__, U.S. Bancorp served approximately ___ million customers and operated over ______ branch offices in __ states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank Trust has provided owner trustee services since 2000. As of _____, 20__, U.S. Bank Trust was acting as owner trustee with respect to over ____ issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto loan receivable-backed securities since 2000. As of ______, 20__, U.S. Bank Trust was acting as owner trustee on __ issuances of auto loan receivable-backed securities.]

     For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.
Depositors
     The depositors are Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company. Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC are wholly-owned subsidiaries of Ford Credit.
Sponsor
     Ford Credit is the sponsor of the securitization transaction in which Series 20___-___ will be issued and is primarily responsible for structuring the transaction. The receivables are originated by Ford Credit under designated accounts with motor vehicle dealers established by Ford Credit or are purchased by Ford Credit in the ordinary course of its business.
Servicer
     Ford Credit is the servicer for the receivables sold to the trust. Ford Credit manages, maintains custody of and collects payments on the receivables for the trust. Ford Credit is responsible for all servicing functions, except that the indenture trustee is responsible for making payments to the noteholders based on information and calculations provided by the servicer.
     For more information about the servicer’s duties, you should read “Servicing the Receivables — Servicing Duties” in the prospectus.
Back-up Servicer
     [Wells Fargo is the “back-up servicer” under the back-up servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its principal offices for its back-up servicing operations are located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.
     A diversified financial services company with approximately $___ trillion in assets and ___________ employees as of _______, 20__, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.
     Wells Fargo has provided back-up servicing services since 1992. As of ______, 20__, Wells Fargo was acting as back-up servicer on more than ___ series of asset-backed securities. Wells Fargo also services dealer floorplan receivables for itself and others and, as of _______, 20__, was acting as servicer for over $__ billion of dealer floorplan receivables.]
     For more information about the back-up servicer, you should read “Servicing the Receivables — Back-up Servicer” in the prospectus.
FORD CREDIT’S DEALER FLOORPLAN FINANCING BUSINESS
     Ford Credit provides financing for Ford-franchised dealers for their vehicle inventory. Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers who also sell vehicles from non-Ford manufacturers.

Ford Credit’s Dealer Floorplan Portfolio

	___months ended___,		Year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in Millions)
Average principal balance (1)	$	$	$	$	$	$	$

(1)	Average principal balance for each period indicated is the average of the average principal balances for each month in such period. Average principal balance for each month is the average of the daily principal balances for such month.
     For more information on the dealers’ vehicle inventory, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting” in the prospectus.
Material Changes to Ford Credit’s Origination and Underwriting
     [Dealer floorplan volumes are sensitive to competitive pressures, in particular with respect to manufacturer incentive programs. In 2006, Ford launched a marketing program offering 0% special-rate financing and up to a 72-month term through Ford Credit. This marketing program caused a significant reduction in total dealer inventory levels from 2005 levels due to the increase in sales of Ford vehicles.
     Dealer floorplan volumes are also affected by market conditions. In 2007 and 2008, sharp increases in gasoline and commodities prices, together with an overall slowdown in the global economy, resulted in a significant decrease in industry sales volumes, and in particular prompted a shift in consumer demand away from the large truck and sport utility vehicle segments in which Ford is a leading participant, which contributed to the decline in Ford’s total sales and market share over that period. In the second half of 2008 and the first half of 2009, industry sales volumes fell to historic lows as a result of the disruption in the global financial markets and the severe economic recession, causing Ford to announce production cuts in order to align inventory levels with consumer demand. In the third quarter of 2009, industry sales volumes increased significantly due to the federal government’s “Cash for Clunkers” program, which caused a significant reduction in total dealer inventory levels.
      Ford responded to competitive pressures and market conditions by taking a number of actions that also impacted dealer floorplan volumes. In 2006, Ford announced its intention to improve the alignment of production capacity with consumer demand and to decrease the amount of inventory held on dealer lots. In 2007, Ford announced its intention to decrease the number of Ford dealerships in light of its decline in market share. Following Ford’s sale of Jaguar and Land Rover in June 2008 and the disposition of a substantial portion of its interest in Mazda in November of 2008, Ford Credit began transitioning the financing for non-Ford affiliated Jaguar, Land Rover and Mazda dealers to other finance sources, which transition was completed in early 2009. Following Ford’s sale of Volvo Car Corporation in August 2010, Ford Credit also began transitioning the financing for a small number of non-Ford affiliated Volvo dealers to other finance sources, which transition is nearly complete. Finally, production of Mercury vehicles ended in the fourth quarter of 2010. Approximately 1.1% of the receivables in the trust portfolio related to Mercury vehicles on December 31, 2010.
     Many of these factors contributed to a significant decrease in the total dealer inventory levels and/or Ford Credit’s dealer floorplan portfolio from 2006 to the end of 2009. However, in May 2009, Ford announced the first in a series of production increases as U.S. industry sale increased and demand for its products rose. As a result, Ford Credit’s dealer floorplan portfolio increased in 2010.
     In June 2010, Ford announced that production of Mercury vehicles will end in the fourth quarter 2010. Ford Credit Floorplan Master Owner Trust A contained less than 5% Mercury related receivables on June 30, 2010. In August 2010, Ford announced the sale of Volvo Car Corporation and related assets to the Zhejiang Geely Holding Group Company Limited. Ford Credit is currently transitioning the financing for a small number of non-Ford affiliated Volvo dealers to other finance sources.
     In the first half of 2006, Ford Credit completed a transformation of its U.S. sales and originations operations in which the number of regional offices and local sales offices was reduced. This transformation consolidated separate sales and originations units into one unit for all Ford brands. Also in 2006, Ford Credit integrated its commercial lending offices into these units. Starting in September 2006 and during 2007, Ford Credit consolidated its remaining U.S. branches into six existing service centers, creating business centers that manage originations, dealer credit and wholesale operations in addition to the servicing function. However, dealer relationships continue to be managed by sales personnel located near the dealers. All of these transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control, increase dealer and customer satisfaction and make it easier to implement new technologies. As part of the transformation, Ford Credit commonized policies and procedures for all brands and also streamlined certain origination and underwriting functions by decreasing the frequency of full credit reviews on its lower-risk dealers and relying more on its electronic monitoring tools, allowing it to focus more resources on its higher-risk dealers.
     In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the reduced number of dealers and the decline in its retail installment sale contract, lease and dealer floorplan receivable portfolios. This restructuring included the consolidation of its origination operations, including dealer credit and floorplan operations, into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolios.
     In December 2008, Ford Credit launched its latest update to the scoring model to categorize dealers into risk rating groups. The updated model improves Ford Credit’s ability to predict the likelihood that a dealer will be classified as status.
     In January 2010, Ford Credit launched a new proprietary system, which uses a number of key performance metrics to statistically analyze a dealer’s financial and floorplan trends each month and provide strategies for monitoring each dealer, if needed.]
     For more information about Ford Credit’s origination and credit underwriting policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business” in the prospectus.
Ford Credit’s Dealer Floorplan Portfolio Performance
     The following tables show the loss experience, age distribution, payment rate and dealer risk rating group distribution for Ford Credit’s dealer floorplan portfolio, which may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. The accounts designated to the trust represent most but not all of Ford Credit’s dealer floorplan portfolio. There can be no assurance that the loss experience, age distribution, payment rate and dealer risk rating group distribution for the receivables in the trust will be similar to the historical experience shown below for Ford Credit’s dealer floorplan portfolio. The percentages in the following tables may not sum to 100.0% due to rounding.

Loss Experience of Ford Credit’s Dealer Floorplan Portfolio(1)

	___months ended___,				Year ended December 31,
	2011		2010		2010		2009		2008		2007		2006
(Dollars in Millions)
Average principal balance (2)	$		$		$		$		$		$		$
Net losses (recoveries)(3)	$		$		$		$		$		$		$
Net losses/average principal balance(5)		____%		____%		____%		____%		____%		____%		____%
Liquidations(4)	$		$		$		$		$		$		$
Net losses/liquidations		____%		____%		____%		____%		____%		____%		____%

(1)	Prior to June 30, 2006, any receivables originated by Ford Credit’s Volvo Car Finance North America division and its predecessors are excluded.

(2)	Average principal balance for each period indicated is the average of the average principal balances for each month in such period. Average principal balance for each month is the average of the daily principal balances for such month.

(3)	Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for such period. This loss experience takes into account financial assistance provided by Ford to dealers in limited instances. If Ford does not provide this assistance in the future, the loss experience of Ford Credit’s dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles. However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit’s interest in such assets, the net losses experienced by the trust may be higher.

(4)	Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated.

(5)	For non-annual periods, the percentages are annualized.

Age Distribution of Ford Credit’s Dealer Floorplan Portfolio(1)

	As of______,		Year ended December 31,(3)
Days Outstanding	2011	2010	2010	2009	2008	2007	2006
1 - 120	____%	____%	____%	____%	____%	____%	____%
121 - 180	____%	____%	____%	____%	____%	____%	____%
181 - 270	____%	____%	____%	____%	____%	____%	____%
Over 270	____%	____%	____%	____%	____%	____%	____%

(1)	This table excludes in-transit receivables. As a result, the age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age of such receivables from the date the related vehicles were actually delivered to the dealer.

(2)	The age distribution as of the indicated dates is the number of days that each receivable has been financed by Ford Credit expressed as a percentage of the total principal balance of the receivables as of such date.

(3)	The age distribution for each year ending December 31 is the average of the age distributions as of the end of each quarter in such year.

Payment Rates(1) of Ford Credit’s Dealer Floorplan Portfolio

	___months ended___,		Year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Highest month	____%	____%	____%	____%	____%	____%	____%
Lowest month	____%	____%	____%	____%	____%	____%	____%
Average of the months in the period	____%	____%	____%	____%	____%	____%	____%

(1)	Beginning in 2007, the payment rate for each month equals liquidations divided by average principal balance for such month. [Prior to 2007, the payment rate equals the change in the receivables balance from the beginning of the month to the end of the month (net of new receivables) divided by the average principal balances of the receivables (based on daily balances) for the month.]

Dealer Risk Rating Group Distribution of Ford Credit’s Dealer Floorplan Portfolio

Dealer Risk	As of _________,(1)
Rating Group	2011				2010
	Number of		Principal		Number of		Principal
	Accounts		Balance		Accounts		Balance
Group I		%		%		%		%
Group II		%		%		%		%
Group III		%		%		%		%
Group IV		%		%		%		%
Other(2)		%		%		%		%

Dealer Risk Rating	As of December 31,(1)
Group	2010				2009				2008				2007				2006
	Number of		Principal		Number of		Principal		Number of		Principal		Number of		Principal		Number of		Principal
	Accounts		Balance		Accounts		Balance		Accounts		Balance		Accounts		Balance		Accounts		Balance
Group I		%		%		%		%		%		%		%		%		%		%
Group II		%		%		%		%		%		%		%		%		%		%
Group III		%		%		%		%		%		%		%		%		%		%
Group IV		%		%		%		%		%		%		%		%		%		%
Other(2)		%		%		%		%		%		%		%		%		%		%

(1)	Beginning in 2007, the data includes accounts designated to the trust that had a zero balance, but excludes accounts not designated to the trust that have a zero balance. Prior to 2007, the data excluded both accounts designated to the trust and accounts not designated to the trust that had a zero balance.

(2)	Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for such dealer or because Ford Credit is in the process of terminating the financing for such dealer.
     For more information about Ford Credit’s Dealer Floorplan Portfolio, the trust’s security interest in other dealer assets and dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business,” “— Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “— Origination and Underwriting — Dealer Risk Rating” in the prospectus.
Material Changes to Ford Credit’s Servicing Policies and Procedures
     [In the first half of 2006, Ford Credit completed a transformation of its U.S. servicing operations in which it reduced the number of its regional offices and local sales offices. This transformation consolidated Ford Credit’s separate sales and originations units into one unit for all Ford brands. Also in 2006, Ford Credit integrated its commercial lending offices into these units. Starting in September 2006 and during 2007, Ford Credit consolidated its remaining U.S. branches into six existing service centers, creating business centers that manage the servicing function in addition to originations, dealer credit and wholesale operations. However, dealer relationships continue to be managed by sales personnel located near the dealers. All of these transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control, increase dealer and customer satisfaction and make it easier to implement new technology. As part of the transformation, Ford Credit commonized policies and procedures for all brands and also streamlined certain servicing functions by decreasing the frequency of full credit reviews and on-site vehicle inventory audits on its lower-risk dealers and relying more on its electronic monitoring tools, allowing it to focus more resources on its higher-risk dealers. In the first quarter of 2009, Ford Credit also allocated additional personnel to assist in the review and monitoring of higher-risk dealers. Such personnel are located near the dealers in order to perform on-site verification, validation and reconciliation of financial information provided by the dealer. Since dealer performance improved during 2010, some of these personnel have returned to performing other dealer floorplan sales and servicing functions.

     In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract, lease and dealer floorplan receivable portfolios. The restructuring included the consolidation of its origination operations, including dealer credit and wholesale operations, into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolios of retail installment sale contracts, leases and dealer floorplan receivables. In August 2009, Ford Credit engaged a third-party vendor to perform on-site vehicle inventory audits. The vendor performs the audits in accordance with established Ford Credit policies and procedures and provides the results of the audits to Ford Credit, and Ford Credit regularly monitors the vendor for compliance with the policies and procedures.]
     For more information about Ford Credit’s servicing policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations” in the prospectus.
     As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	S&P	Moody’s	Fitch	DBRS
Short-term debt ratings
Long-term debt ratings
Outlook
     Although certain rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change their ratings of or downgrade Ford Credit at any time.
     Based on the ratings above, Ford Credit, as servicer, will be required to deposit collections in the collection account within two business days after processing.
     For more information about how Ford Credit’s ratings and other factors affect the timing of deposits in the collection account, you should read “Servicing of the Receivables — Deposits of Collections” in the prospectus.
TRUST PROPERTY
     The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford or Ford Credit with motor vehicle dealers that have been designated to the trust from Ford Credit’s dealer floorplan portfolio. Each designated account and each receivable must meet specified eligibility criteria. The depositors may designate or be required to designate additional eligible accounts to the trust and in this case, the existing and future receivables of these additional accounts will be sold to the trust, so long as certain conditions are satisfied. From time to time, eligible accounts may be redesignated and the receivables in those accounts will be reassigned to the depositors. In addition, the depositors will be required to redesignate ineligible accounts. The redesignation of accounts is subject to the satisfaction of certain conditions.
     For more information on the eligibility criteria for the designated accounts and the receivables and the conditions that must be satisfied for the designation of additional accounts and the redesignation of accounts, you should read “Sale of the Receivables” including, “— Eligible Accounts,” “— Additional Designated Accounts,” “— Redesignation of Accounts” and “— Eligible Receivables” in the prospectus.
     On ______, 20__, the pool of receivables was comprised of:

•	receivables representing dealer payment obligations arising from the dealer’s financing of its purchases of vehicles, including dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, and for which Ford Credit will be the dealer’s finance source, and
•	third-party financed in-transit receivables representing dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, but for which Ford Credit will not be the dealer’s finance source.
     The third-party financed in-transit receivables have been assigned by Ford to Ford Credit pursuant to a sale and assignment agreement and are payable generally upon delivery of the vehicles to the dealers. Pursuant to the sale and assignment agreement, Ford collects the payments from the dealer’s finance source and pays these collections to Ford Credit on the following business day.
Trust Portfolio
     The following information relates to the trust’s portfolio of dealer floorplan receivables originated in accounts designated to the trust. Because the designated accounts and the receivables will change over time, the following information is not necessarily indicative of the composition of the trust portfolio on any other date.
     Key Information for the Trust Portfolio. On _____, 20__, the accounts designated to the trust and the receivables in the trust had the following characteristics:
•	There were ____ designated accounts and the total principal balance of receivables originated in these accounts was $___________. There were ___ designated accounts that had a principal balance of receivables of zero.

•	The average principal balance of receivables per designated account was $________. Excluding designated accounts with a zero balance, the average principal balance of receivables per designated account was $__________.

•	The weighted average spread over the prime rate charged on the receivables was [__]% per annum. This percentage was calculated for all dealers on the basis of the new vehicle base rate of prime plus [__]% per annum and the used vehicle base rate of prime plus [__]% per annum and for Ford on the basis of the adjustment fee rate of prime plus [__]% per annum, although the spread over the prime rate for certain dealers may actually be a smaller amount, or a negative amount, in certain limited situations. For all dealer financing, the prime rate is subject to a floor of [__]%.

•	[The dealer overconcentration, the development dealer overconcentration, the fleet vehicle overconcentration, the manufacturer overconcentration, the medium and heavy truck overconcentration and the used vehicle (including program vehicles) overconcentration were each zero.]

•	The total principal balance of ineligible receivables was $____________.
     For more information about overconcentrations and ineligible receivables, you should read “Description of the Notes — Ineligible Receivables and Overconcentration Amounts” in this prospectus supplement.
     The following tables show the geographic distribution, account balance distribution and status distribution of the trust portfolio on ________, 20_. The percentages in the following tables may not sum to 100% due to rounding.

Geographic Distribution of the Trust Portfolio

Percentage of Total
Number
		Percentage of Total		Number of	of Designated
State(1)	Principal Balance	Principal Balance		Designated Accounts	Accounts
[_____]	$	___	%		___	%
[_____]		___			___
[_____]		___			___
[_____]		___			___
Other(2)

Total	$	___	%		___	%

(1)	Based on the location of the related dealer showroom.

(2)	No other state represents more than 5.0% of the principal balance of receivables owned by the trust.
Account Balance Distribution of the Trust Portfolio

Percentage of Total
Number
Range of		Percentage of Total		Number of Designated	of Designated
Account Balances	Principal Balance	Principal Balance		Accounts	Accounts
$999,999.99 or lower	$	___	%		___	%
$1,000,000.00 to $2,499,999.99		___			___
$2,500,000.00 to $4,999,999.99		___			___
$5,000,000.00 to $7,499,999.99		___			___
$7,500,000.00 to $9,999,999.99		___			___
$10,000,000.00 or higher			___		___

Total	$	___	%		___	%

Status Distribution of the Trust Portfolio

Number of Days(1)				Number of Redesignated	Percentage of Total
Since Redesignation of Status	Principal Balance in	Percentage of Total		Status	Number of
Account	Redesignated Status Accounts	Principal Balance		Accounts(2)	Designated Accounts
0 — 30	$	___	%		___	%
31 — 60		___	%		___	%
61 — 90		___	%		___	%
91 — 120		___	%		___	%
121 — 150		___	%		___	%
151 — 180		___	%		___	%

Total	$	___	%		___	%

(1)	For purposes of this table each month is assumed to have 30 days.

(2)	The count represents status dealers that have a principal balance at the end of the calendar quarter.

Static Pool Information About the Trust Portfolio
     The following tables show the loss experience, age distribution, monthly payment rates and dealer risk rating group distribution for the trust portfolio, which may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. Because the designated accounts and the receivables will change over time, the actual experience of the trust portfolio may differ from that shown below. There can be no assurance that the experience for the trust portfolio in the future will be similar to the historical experience shown below. The percentages may not sum to 100.0% due to rounding.
Loss Experience(1) of the Trust Portfolio

___ months ended
	______,				Year ended December 31,
	2011		2010		2010		2009		2008		2007		2006
(Dollars in Millions)
Average principal balance (2)	$		$		$		$		$		$		$
Net losses (recoveries)(3)	$		$		$		$		$		$		$
Net losses/average principal
balance(4)		%		%		%		%		%		%		%

(1)	[The trust has not experienced a loss on any receivable during the indicated periods, primarily as a result of the depositors choosing to remove any receivables relating to accounts that are redesignated from the trust because they have been classified as status. However, the depositors are not required to do so, and there can be no assurance that they will continue to do so in the future. For more information on classifying dealers as status, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status” in this prospectus supplement.]

(2)	Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

(3)	Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for such period. Recoveries include amounts received from any other dealer assets securing the receivables in addition to the financed vehicles.

(4)	For non-annual periods, the percentages are annualized.
Age Distribution(1) of the Trust Portfolio

	As of ______,				As of December 31,
Days Outstanding	2011		2010		2010		2009		2008		2007		2006
1 - 120		%		%		%		%		%		%		%
121 - 180		%		%		%		%		%		%		%
181 - 270		%		%		%		%		%		%		%
Over 270		%		%		%		%		%		%		%

(1)	Age distribution is the number of days that each receivable has been financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables. For receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age distribution separately takes into account the in-transit period. The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that are in-transit, the age of such receivables from the date the related vehicles were released from the factory or customs, as applicable, and in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that have been delivered to the dealer, the age of such receivables from the date the related vehicles were actually delivered to the dealer.

Monthly Payment Rates(1) of the Trust Portfolio

___ months ended
	_________,				Year ended December 31,
	2011		2010		2010		2009		2008		2007		2006
Highest month		%		%		%		%		%		%		%
Lowest month		%		%		%		%		%		%		%
Average of the months in the period		%		%		%		%		%		%		%

(1)	The “monthly payment rate” for a month equals the principal collections for the month divided by the principal balance of the receivables at the beginning of the month.
Dealer Risk Rating Group Distribution of the Trust Portfolio

As of _________,
Dealer Risk Rating
Group	2011				2010
	Number of		Principal		Number of		Principal
	Accounts		Balance		Accounts		Balance
Group I		%		%		%		%
Group II		%		%		%		%
Group III		%		%		%		%
Group IV		%		%		%		%
Other(2)		%		%		%		%

Dealer Risk Rating	As of December 31,(1)
Group	2010				2009				2008				2007				2006
	Number of		Principal		Number of		Principal		Number of		Principal		Number of		Principal		Number of		Principal
	Accounts		Balance		Accounts		Balance		Accounts		Balance		Accounts		Balance		Accounts		Balance
Group I		%		%		%		%		%		%		%		%		%		%
Group II		%		%		%		%		%		%		%		%		%		%
Group III		%		%		%		%		%		%		%		%		%		%
Group IV		%		%		%		%		%		%		%		%		%		%
Other(2)		%		%		%		%		%		%		%		%		%		%

(1)	Beginning in 2007, the data includes accounts designated to the trust that had a zero balance. Prior to 2007, the data excludes accounts designated to the trust that had a zero balance.

(2)	Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for such dealers or because Ford Credit is in the process of terminating the financing for such dealer.
     For more information about dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Dealer Risk Rating” in the prospectus.
DESCRIPTION OF THE NOTES
     The trust will issue the notes under the indenture and the indenture supplement. The following summary is not a complete description of all of the provisions of the notes or the transaction documents. For more information about the notes and the transaction documents, you should read this prospectus supplement as well as the prospectus and the forms of the indenture, the indenture supplement, the sale and servicing agreement, the receivables purchase agreement and the trust agreement that are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

General
     The Class A, Class B, Class C and Class D notes comprise the Series 20_-__ notes and will be issued under the indenture, as supplemented by the Series 20_-__ indenture supplement, between the trust and the indenture trustee. The notes will be issued in minimum denominations of $100,000 and in multiples of $1,000 and will be available only in book-entry form.
     The trust may, without notice to or the consent of, the Series 20_-__ noteholders, issue additional notes of any class if:
•	the rating agency condition is satisfied for each rating agency rating the Series 20_-__ notes,

•	the depositors certify that such additional issuance will not cause an amortization event for any other series,

•	after the additional issuance the amount in the reserve account equals the required reserve account amount,

•	on or before the additional issuance of any class (treating the Class A-1 and Class A-2 notes as a single class), the trust has issued notes of each class that is junior to such class such that the proportion of the note balance of such junior class to the note balance of the more senior class is equal to or greater than the proportion that existed on the closing date, and

•	after the additional issuance the net adjusted pool balance equals or exceeds the required pool balance.
Payments of Interest
     Interest on each class of notes, except the floating rate notes, will be calculated based on a 360-day year consisting of twelve 30-day months. Interest on the floating rate notes will be calculated based on the actual number of days in the interest period and a 360-day year. Interest on each class of notes will be calculated based on its note balance as of the end of the prior interest period, except that interest for the first payment date will be calculated on the initial note balance of each class of notes. The “payment date” will be the 15th day of each month (or, if not a business day, the next business day) and the first payment date will be ________, 20_. Payments of interest will be made to the noteholders of record on the business day preceding the payment date.
     [The indenture trustee will determine LIBOR for each interest period on the “LIBOR determination date,” which is two London business days before the start of the interest period.]
     Interest due on the notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that unpaid amount at the applicable note interest rate.
     Series 20_-__ will be included in excess interest sharing group one and will in certain situations be entitled to share in excess interest collections that are allocated to other series in the same group. For more information on excess interest sharing group one, you should read “— Groups — Excess Interest Sharing Group One” below.
Payments of Principal
     The trust expects to pay the principal on the Series 20__-__ notes in full on the expected final payment date, which is listed on the cover of this prospectus supplement. However, the trust may pay principal earlier or later than the expected final payment date if an amortization event occurs. Principal payments will be made sequentially to each class in the order of seniority. The trust will not make principal payments on any class until the principal amounts of all more senior classes are paid in full. If any class of notes is not paid in full on its expected final payment date, an amortization event will occur. Principal will be paid on the notes monthly on each payment date during the early amortization period.
     Principal payments on the notes on any payment date will be made from available investor principal collections and, in certain circumstances, available depositor collections deposited in the “principal funding account” for Series 20__-_. The amount of available investor principal collections and available depositor collections applied to the notes on each payment date will depend on whether the notes are in the revolving period, the controlled accumulation period or the early amortization period.
     Series 20__-__ will be included in principal sharing group one and will be entitled in certain situations to share in excess principal collections that are allocated to other series in the same group.
     For more information about principal sharing group one, you should read “— Groups— Principal Sharing Group One” in this prospectus supplement.
     Revolving Period. The revolving period for Series 20__-__ will begin on the closing date and end on the day before the controlled accumulation period or the early amortization period begins. During the revolving period, no principal will be accumulated for or paid on the notes. Instead, available investor principal collections will be applied as described below in items (3) to (5) of "— Application of Investor Collections — Payment of Principal.”
     Controlled Accumulation Period. The controlled accumulation period for Series 20__-__ is scheduled to begin on _______, 20___, and is scheduled to last six months. However, the trust may extend the revolving period and postpone the controlled accumulation period if it expects to be able to fund the principal funding account in full in less than six months. Each month, beginning in ______ 20___, and ending when the controlled accumulation period begins, the trust will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account. In making this determination, the trust must use the lowest monthly payment rate for the prior twelve months and take into account the amount of principal expected to be allocated to all other series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period.
     The controlled accumulation period will end on the earlier of:
•	the end of the month preceding the payment date on which the notes will be paid in full, and

•	the day before the early amortization period begins.
     If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.
     On the first business day of the controlled accumulation period, the Series 20__-__ excess funding amount at the end of the revolving period (together with any other amounts in the excess funding account that are allocated to Series 20__-__ as shared principal collections) will be deposited in the principal funding account, but only to the extent of the controlled accumulation amount. The “controlled accumulation amount” will be $____________, but will be higher if the controlled accumulation period is postponed, as described above.
     The “Series 20__-__ excess funding amount” equals the product of (a) the amount in the excess funding account, multiplied by (b)(i) the adjusted invested amount of the notes, divided by (ii) the sum of the adjusted invested amounts of each series.

     For more information about how invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Investor Percentage and Depositor Percentage” in the prospectus.
     On each payment date with respect to the controlled accumulation period, the indenture trustee will deposit available investor principal collections (including shared principal collections) in the principal funding account, as described below in item (1) of “— Application of Investor Collections — Payment of Principal.”
     On the expected final payment date (unless paid earlier during the early amortization period), all amounts in the principal funding account will be paid sequentially to each class in order of seniority until the notes have been paid in full.
     Early Amortization Period. The early amortization period for Series 20__-__ will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs, and will end on the earlier of:
•	the end of the month preceding the payment date on which the notes will be paid in full, and

•	the final maturity date, which is listed on the cover of this prospectus supplement.
     On each payment date with respect to the early amortization period, the indenture trustee will:
•	deposit available investor principal collections (including shared principal collections) and available depositor collections (in the case of available depositor principal collections, in an amount not to exceed the available subordinated amount) in the principal funding account in an amount equal to the excess of the adjusted invested amount (before any deposits on that date) over any amounts allocated to Series 20__-__ already in the principal funding account as described below in item (2) of "— Application of Investor Collections — Payment of Principal,” and

•	pay all amounts in the principal funding account sequentially to each class in order of seniority until the notes have been paid in full.
     For more information about the revolving period, the controlled accumulation period, the early amortization period and the amortization events that will cause an early amortization period to begin, you should read “Description of the Notes — Payments of Principal — Revolving Period,” “— Controlled Accumulation Period” and “— Amortization Periods” in the prospectus and “— Amortization Events” below.
Investor Percentages
     The servicer will allocate all collections and defaulted receivables for each month to:
•	Series 20__-__,

•	other series issued by the trust, and

•	the depositor interest.
     These amounts will be allocated to Series 20__-__ based on the applicable investor percentage. Each investor percentage is calculated by reference to the invested amount or the adjusted invested amount of the series. The “investor percentages” for Series 20__-__ are:

•	the “floating investor percentage,” which equals (a) the adjusted invested amount on the last day of the preceding month (or, for the first month, the initial note balance of the series), divided by (b) the adjusted pool balance as of the last day of the preceding month (or, for the first month, the pool balance on ______, 20__), and

•	the “fixed investor percentage,” which equals (a) the invested amount on the last day of the revolving period, divided by (b) the greater of (i) the adjusted pool balance on the last day of the preceding month, and (ii) the sum for all series of the adjusted invested amount for the preceding month (for any series in its revolving period) or the invested amount on the last day of the related revolving period (for any series not in its revolving period), as applicable.
     For more information about how pool balance, adjusted pool balance, invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Pool Balance” and “— Investor Percentage and Depositor Percentage” in the prospectus.
     The floating investor percentage is used for allocating interest collections and defaulted receivables at any time and for allocating principal collections during the revolving period. The fixed investor percentage is used for allocating principal collections during the controlled accumulation period or the early amortization period. Interest collections and principal collections are described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections.”
Available Depositor Collections
     The depositor interest represents the interest in the trust assets not allocated to any series. The depositor amount generally represents the principal portion of the depositor interest and must be equal to or greater than the required depositor amount. The “required pool percentage” for the Series 20   -    notes is [100]%.
     For more information about how depositor amount and required depositor amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Depositor Amount” in the prospectus.
     A portion of the collections allocated to the depositor interest, or “available depositor collections,” will be made available to make certain payments on the Series 20   -    notes and other series.
     Available Depositor Interest Collections. The “available depositor interest collections” for each month will equal:
•	the interest collections for such month, multiplied by

•	the percentage equal to (a) the trust available subordinated amount, or the sum of the available subordinated amounts for all series, on the determination date in such month, divided by (b) the adjusted pool balance on the last day of the preceding month.
     Any depositor interest collections other than available depositor interest collections will be applied in the following order:
(1)	to the collection account, to pay the monthly depositor servicing fee for each series, and

(2)	to the depositors.
     The “determination date” is the day two business days before the payment date each month.

     Available Depositor Principal Collections. The “available depositor principal collections” for each month will equal:
•	the principal collections for such month, multiplied by
•	the percentage equal to (a) the trust available subordinated amount on the determination date in such month, divided by (b) the adjusted pool balance on the last day of the preceding month.
     Any depositor principal collections other than available depositor principal collections will be applied in the following order:
(1)	to the excess funding account, to increase the depositor amount to the required depositor amount, and
(2)	to the collection account, to pay the monthly depositor servicing fee for each series to the extent not paid from depositor interest collections, and
(3)	to the depositors.
     Application of Available Depositor Collections. On each payment date, the servicer will apply available depositor collections in the following order:
(1)	to the collection account, to cover (a) shortfalls in payments to be made from available investor interest collections as described below pursuant to items (1) to (10) of “Application of Investor Collections — Payment of Interest, Fees and Other Items,” and (b) similar shortfalls for other series,
(2)	to the collection account, to fund principal payments on Series 20 - during an early amortization period,
(3)	to the excess funding account, to the extent the depositor amount is less than the required depositor amount for such date, and
(4)	to the depositors.
     Available depositor principal collections that may be used for Series 20   -    will be limited to the available subordinated amount. If the available subordinated amount is zero, available depositor collections allocated to the series will also be zero. If the amount of available depositor collections for any payment date is insufficient to cover the aggregate shortfalls for all series, then available depositor collections will be allocated to each series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls.
Application of Investor Collections
     A portion of collections will be allocated to Series 20   -    and deposited in the collection account each month for application as described below on the following payment date.
     “Available investor interest collections” for Series 20   -   on any payment date will equal:
•	the floating investor percentage of interest collections for the prior month, plus
•	the net investment earnings from the reserve account, the principal funding account and the accumulation period reserve account, plus

•	any amounts deposited in the collection account from the accumulation period reserve account on that payment date, plus
•	upon the earliest of the first payment date with respect to the early amortization period, the payment in full of the Series 20 - notes and the final maturity date, any remaining amounts in the accumulation period reserve account, plus
•	the monthly depositor servicing fee.
     “Available investor principal collections” for Series 20   -   on any payment date will equal the excess of:

•	the sum of:
•	the applicable investor percentage of principal collections for the prior month, plus

•	the aggregate amount treated as investor principal collections for that payment date, pursuant to items (7), (9) and (10) of “— Payment of Interest, Fees and Other Items” below, plus

•	the Series 20__-__ excess funding amount, plus

•	any shared principal collections from other series in principal sharing group one, plus

•	upon the earlier of the payment in full of the Series 20 - notes and the final maturity date, the amounts in the reserve account, over
•	any principal collections used to pay interest on the notes on such payment date.
     For each month during the revolving period, the servicer will deposit available investor interest collections in the collection account in an amount necessary to cover the amounts described below in items (1) to (15) of “— Payment of Interest, Fees and Other Items.” In most cases, this amount will equal the sum of items (1) to (6). For each month during the controlled accumulation period or early amortization period, the servicer will deposit available investor principal collections in the collection account until the amount in the collection account, together with amounts for Series 20   -    from the excess funding account, equals the controlled accumulation amount or the adjusted invested amount, respectively.
     Payment of Interest, Fees and Other Items. On each payment date, the servicer will direct the indenture trustee to apply available investor interest collections for the prior month for Series 20   —    in the following order:
(1)	to the Class A noteholders, the interest due on each class of Class A notes for that payment date or, if available investor interest collections are insufficient to pay such interest in full, to each class of Class A notes pro rata based on the note balance of such class,

(2)	to the Class B noteholders, the interest due on the Class B notes for that payment date,

(3)	to the Class C noteholders, the interest due on the Class C notes for that payment date,

(4)	to the Class D noteholders, the interest due on the Class D notes for that payment date,

([_])	[to the hedge counterparty, any net hedge payments due to the hedge counterparty,]

([_])	[to the hedge counterparty, any “senior hedge termination payments” due to the hedge counterparty, which includes all hedge termination payments other than any subordinated hedge termination payments payable under ([_]) below,]
(5)	to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent allocated to the series for the prior month and not paid by the servicer or the administrator, up to a maximum amount of $_______ per year,
(6)	pro rata (a) to the back-up servicer, any back-up servicing fee due and (b) to the servicer, if Ford Credit or one of its affiliates is no longer the servicer, any servicing fee due,
(7)	to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the amount, if any, of defaulted receivables allocated to the series for the prior month,
(8)	to the reserve account, the excess, if any, of the reserve account required amount over the amount in the reserve account,
(9)	to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of the amount of defaulted receivables allocated to the series that have not been previously reimbursed,
(10)	to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of principal collections applied to pay interest on the notes that have not been previously reimbursed,
(11)	to the accumulation period reserve account, beginning on the payment date in the second month preceding the start of the controlled accumulation period, the amount necessary to increase the amount in the accumulation period reserve account to $[______],
(12)	if Ford Credit or one of its affiliates is the servicer, to the servicer, any servicing fee due,
(13)	to the depositors, the excess of the required subordinated amount over the available subordinated amount, to increase the available subordinated amount,
([_])	[to the hedge counterparty, any “subordinated hedge termination payments” due to the hedge counterparty, which include any hedge termination payments where the termination results from either (a) an event of default under the interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party,]
(14)	to the owner trustee, the indenture trustee and the trust, all amounts due for the series but not paid under item (5) above,
(15)	to the back-up servicer, any amounts due under the back-up servicing agreement that remain unpaid, including any transition costs incurred by the back-up servicer, as successor servicer, in excess of the amount paid from the back-up servicer reserve account, to the extent attributable solely to the series,
(16)	to be treated as excess interest collections available from Series 20 - , an amount equal to the shortfalls in interest collections for other series in excess interest sharing group one, and

(17)	to the depositors, all remaining available investor interest collections.
     If available investor interest collections for any payment date are insufficient to cover the amounts above, the servicer will direct the indenture trustee to apply funds from the following sources on that payment date in the following order:
(1)	from excess interest collections available from other series in excess interest sharing group one, to cover shortfalls under items (1) to (15) above,
(2)	from available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) to cover shortfalls under items (1) to (10) above. If available depositor collections are insufficient to reimburse the aggregate shortfalls for all series, then available depositor collections will be allocated to Series 20 - based on the ratio that its available subordinated amount bears to the aggregate available subordinated amounts for all series that have shortfalls. If the amount of available depositor collections exceeds the aggregate shortfalls for all series, the excess available depositor collections will be applied to cover amounts that the servicer fails to deposit in the excess funding account when it adjusts the principal balance of a receivable as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account.” The available subordinated amount will be reduced by the amount of available depositor principal collections applied to cover shortfalls under items (1) to (10) above,
(3)	from the reserve account, to cover shortfalls under items (1) to (7) above, and
(4)	from available investor principal collections for that payment date, to cover shortfalls under items (1) to (4) above.
     Payment of Principal. On each payment date, the servicer will direct the indenture trustee to apply, first, the Series 20   -    excess funding amount and, second, available investor principal collections for Series 20   -    in the following order:
(1)	if the payment date relates to the controlled accumulation period, to the principal funding account the excess, if any, of (a) the lesser of (i) the controlled accumulation amount (plus any shortfall in required deposits of the controlled accumulation amount for preceding payment dates) and (ii) the adjusted invested amount over (b) the amount deposited in the principal funding account from the excess funding account, as described below,
(2)	if the payment date relates to the early amortization period, to the principal funding account the excess, if any, of (a) the adjusted invested amount, over (b) the amount deposited in the principal funding account from the excess funding account, as described below,
(3)	to be treated as shared principal collections for other series in principal sharing group one, to be applied as described below in “— Groups — Principal Sharing Group One” and in the prospectus in “Description of the Notes — Groups — Principal Sharing Groups,”
(4)	to the excess funding account, to increase the net adjusted pool balance to the required pool balance as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account,” and
(5)	to the depositors, all remaining available investor principal collections.
     On each payment date that relates to the controlled accumulation period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 20   -    excess funding amount, and (b) the lesser of (i) the controlled accumulation amount, and (ii) the adjusted invested amount for such payment date. On each payment date that relates to the early amortization period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 20__-__ excess funding amount, and (b) the adjusted invested amount for such payment date.
     If the Series 20__-__ excess funding amount and available investor principal collections for Series 20__-__ for any payment date that relates to an early amortization period are insufficient to cover the amount in item (2) above, the servicer will direct the indenture trustee to apply available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) on that payment date to cover the shortfall.
     On the expected final payment date or on each payment date during an early amortization period, the servicer will direct the indenture trustee to apply amounts in the principal funding account in the following order:
(1)	to the Class A noteholders, pro rata based on the principal amount of each class of Class A notes, until the principal balance of the Class A notes is zero,

(2)	to the Class B noteholders, until the principal balance of the Class B notes is zero

(3)	to the Class C noteholders, until the principal balance of the Class C notes is zero, and

(4)	to the Class D noteholders, until the principal balance of the Class D notes is zero.
Defaulted Receivables and Principal Collections Used to Pay Interest
     The servicer will allocate to Series 20__-__ the floating investor percentage of the principal balance of receivables that become defaulted receivables. A “defaulted receivable” is any receivable that (a) has been charged off as uncollectible in accordance with the servicer’s policies and procedures, or (b) remains outstanding and owned by the trust more than six months after the date the related account was classified as status, as described in the prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status,” due to the dealer’s failure to pay or the bankruptcy or insolvency of the dealer.
     The defaulted receivables allocated to the series for any payment date will be funded from available investor interest collections, excess interest collections available to the series from other series in excess interest sharing group one, available depositor collections and amounts in the reserve account, as described above in item (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.” If the defaulted receivables allocated to the series for any payment date exceed the funds available from those sources, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to cover shortfalls as described above in items (1) to (6) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”), will be reallocated to the series in order to avoid a reduction of the invested amount and the available subordinated amount will be reduced accordingly. Any remaining defaulted receivables allocated to the series will reduce the invested amount of the Class D notes, then the Class C notes, then the Class B notes and finally the Class A notes, pro rata based on the principal amount of each class of Class A notes.
     On any payment date, available investor principal collections will be used to cover shortfalls in payments of interest on the notes in an amount not to exceed the sum of:
•	the available subordinated amount for that payment date, plus

•	the invested amount of any class subordinated to the affected class for that payment date.

     The amount of principal collections used to pay interest on the notes will reduce the available subordinated amount to zero, then the invested amount of the Class D notes, then the Class C notes, and finally the Class B notes.
     If principal collections are used to pay interest on the notes, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to reimburse shortfalls as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”) will be reallocated to the series in order to avoid a reduction of the invested amount.
     Reductions in the invested amount from defaulted receivables and principal collections used to pay interest on the notes may be reimbursed on subsequent payment dates from available investor interest collections, excess interest collections available from other series in excess interest sharing group one and available depositor collections allocated to the series (for available depositor principal collections, in an amount not to exceed the available subordinated amount), as described above in items (9) and (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.” If the invested amount of the series is reduced to zero, the notes will not receive any further allocations of interest collections or principal collections.
Ineligible Receivables and Overconcentration Amounts
     The depositors may sell ineligible receivables to the trust so long as these ineligible receivables are originated in an eligible account. If any ineligible receivables are in the trust, the incremental subordinated amount will be increased to take into account the principal balance of those ineligible receivables allocated to the series, which will result in a corresponding increase in the available subordinated amount.
     The incremental subordinated amount will also be increased by the aggregate principal balance of receivables that constitute overconcentrations allocated to the series, which will also result in a corresponding increase in the available subordinated amount. The overconcentration amounts are calculated on each determination date based on amounts on the last day of the prior month.
     The “dealer overconcentration” is the excess of:
•	the aggregate principal balance of receivables originated in the designated accounts of a dealer or a group of affiliated dealers, over

•	[__]% [(or [__]% in the case of dealers affiliated with AutoNation, Inc.)] of the pool balance.
     [The “development dealer overconcentration” is the excess of:
•	the aggregate principal balance of receivables relating to dealers in which Ford or any affiliate of Ford has an equity investment exceeding [__]% (as determined in accordance with the servicer’s customary policies and procedures), known as “development dealers,” over

•	[__]% of the pool balance.]
     The “fleet vehicle overconcentration” is the excess of:
•	the aggregate principal balance of receivables originated in designated accounts that are used by the servicer for fleet purchases of vehicles by the related dealer, over

•	[__]% of the pool balance.

     The “manufacturer overconcentration” is the sum of:
•	the excess of:
•	the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of at least [“A-”] by Standard & Poor’s and Fitch (if rated by Fitch), and [“A3”] by Moody’s (if rated by Moody’s), over
•	[__]% of the pool balance, plus
•	the excess of:
•	the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of [“BBB+”] or lower by Standard & Poor’s or unrated by Standard & Poor’s, or [“BBB+”] or lower by Fitch (if rated by Fitch), or [“Baa1”] or lower by Moody’s (if rated by Moody’s), over

•	[__]% of the pool balance.
     The “medium and heavy truck overconcentration” is the excess of :
•	the aggregate principal balance of receivables related to financed medium- and heavy trucks, over

•	[__]% of the pool balance.
     The “used vehicle overconcentration” is the excess of:
•	the aggregate principal balance of receivables related to financed used and program vehicles, over

•	[__]% of the pool balance.
     The overconcentration definitions, including the percentages specified in the definitions, may be modified without the consent of the Series 20__-__ noteholders so long as the rating agency condition is satisfied for each rating agency then rating the notes. “Rating agency condition” means, for any proposed action, (a) with respect to Standard & Poor’s, that the rating agency has confirmed that the proposed action will not result in a downgrade or withdrawal of its then current rating of any Series 20__-__ notes, and (b) with respect to Moody’s or Fitch, that the trust has given 10 business days’ prior notice to the rating agency of the proposed action and the rating agency has not confirmed within that period that such action will result in a downgrade or withdrawal of its then-current rating of any Series 20__-__ notes.
Credit and Payment Enhancement
     The credit and payment enhancement described below is available only for Series 20__-__. Series 20__-__ will not be entitled to any series enhancement available to any other series that the trust has already issued or may issue in the future.
     Excess Spread. “Excess spread” for the series for any payment date will be the amount, if any, by which available investor interest collections exceeds the interest payments on the notes[, payments to the hedge counterparty] and the senior fees and expenses of the trust, as described above in items (1) to (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.” Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.
     Available Subordinated Amount. If, on any payment date, available investor interest collections and excess interest collections available for the series from other series in excess interest sharing group one are insufficient to fund amounts in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be applied to cover those shortfalls. Any such application of available depositor principal collections will reduce the available subordinated amount. In addition, during an early amortization period, available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be available to make principal payments on the notes, as described above in item (2) of “Application of Investor Collections — Payment of Principal,” but any such application of available depositor interest collections and available depositor principal collections will not reduce the available subordinated amount.
     If, on any payment date, (a) the defaulted receivables allocated to the series exceed the amounts available to cover those defaulted receivables or (b) any principal collections are used to pay interest on the notes, in each case, as described above in “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then the available subordinated amount (after giving effect to any reductions on such date) will be reallocated to the invested amount for the series in an amount up to the sum of such excess defaulted receivables and such amount of available investor principal collections used to pay interest to avoid a reduction in the invested amount for the series. The available subordinated amount will be reduced by the amount reallocated.
     The “available subordinated amount” for the series on the first determination date will be $_____________ plus the incremental subordinated amount for that date.
     On each subsequent determination date, the available subordinated amount will equal the lesser of:
•	the required subordinated amount for that determination date, and

•	an amount equal to:
•	the available subordinated amount for the prior determination date, minus

•	the amount of available depositor principal collections used to cover shortfalls of the payments and deposits to be made on the related payment date, as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

•	the amount of the available subordinated amount reallocated to the invested amount in order to avoid a reduction in the invested amount of the series due to defaulted receivables or principal collections used to pay interest, as described above in “— Defaulted Receivables and Principal Collections Used to Pay Interest,” plus

•	the amount of available investor interest collections paid to the depositors to increase the available subordinated amount, as described above in item (13) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

•	the incremental subordinated amount for the prior determination date, plus

•	the incremental subordinated amount for the current determination date, minus

•	the subordinated percentage of the increase in the Series 20__-__ excess funding amount since the prior payment date to the following payment date, plus

•	the subordinated percentage of the decrease in the Series 20__-__ excess funding amount since the prior payment date to the following payment date, plus

•	an amount equal to the increase, if any, in the required subordinated amount as a result of a change in the subordination factor since the preceding determination date, minus

•	an amount equal to the decrease, if any, in the required subordinated amount as a result of a change in the subordination factor since the preceding determination date, plus

•	any increases made by the depositors, as described in the next paragraph.
     The depositors may at any time increase the available subordinated amount so long as the cumulative amount of such increases does not exceed [___]% of the initial note balance of the series. The depositors will not be under any obligation to increase the available subordinated amount at any time. If the available subordinated amount falls below the required subordinated amount, an amortization event may occur for Series 20__-__. However, the depositors may elect to increase the available subordinated amount at the time an amortization event would otherwise occur in order to prevent or delay the occurrence of the amortization event.
     The “required subordinated amount” for Series 20__-__ for any date will equal:
•	the product of (a) the subordinated percentage for such date, multiplied by (b) the excess of the initial note balance of the series over the Series 20__-__ excess funding amount (after giving effect to any changes in such amount on such date), plus

•	the incremental subordinated amount for such date.
     The “subordinated percentage” for Series 20__-__ will equal the subordination factor, divided by the excess of 100% over the subordination factor.
     The “subordination factor” for the Series 20__-__ notes is [____]%, but will increase to [____]% during a subordination step-up period, unless the depositors elect to increase the reserve account required amount and deposit the related increase amount in the reserve account. A “subordination step-up period” will begin on any determination date for which the average of the monthly payment rates on the receivables for the three preceding months is less than [__]%, and will continue until any subsequent determination date for which the average of the monthly payment rates on the receivables for the three preceding months is greater than or equal to [__]%.
     The subordinated percentage will equal approximately [____]% when calculated using a subordination factor of [____]% and will equal approximately [____]% when calculated using a subordination factor of [____]%. The difference between these percentages is the “step-up percentage.”
     The “incremental subordinated amount” for Series 20__-__ for any determination date will equal:
•	a fraction:
•	the numerator of which is (a) the adjusted invested amount on the payment date following that determination date (after giving effect to any changes to be made in such amount on such payment date), plus (b) the product of the initial note balance of the series multiplied by the excess of the required pool percentage

•	over 100%, plus (c) the required subordinated amount on that determination date (without giving effect to the incremental subordinated amount), minus (d) the Series 20__-__ excess funding amount on that determination date (after giving effect to any changes in such amount on that determination date), and
•	the denominator of which is the pool balance on that determination date, multiplied by
•	the excess of (a) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations for that determination date, over (b) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations that, in each case, became defaulted receivables on or after the prior determination date and before the current determination date.
     Reserve Account. The indenture trustee will establish the reserve account for the benefit of the Series 20__-__ noteholders. If, on any payment date, available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, are insufficient to fund certain of the amounts required to be paid on that date, as described above in items (1) to (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” the indenture trustee will apply amounts in the reserve account to the extent available to cover these shortfalls.
     On the closing date, $___________ (or [__]% of the initial note balance of the series) will be deposited in the reserve account. The “reserve account required amount” for any payment date is 1% of the initial note balance of the series, except that (a) for any payment date relating to a subordination step-up period, the depositors may elect to increase the percentage by the step-up percentage, instead of increasing the subordination factor and (b) for any payment date relating to the early amortization period, the percentage will increase to [__]% of the initial note balance of the series, unless the depositors have already elected to increase the percentage pursuant to clause (a). However, the depositors may reduce any of these percentages if the rating agency condition is satisfied for each rating agency then rating the notes.
     If, on any payment date, the amount in the reserve account is less than the reserve account required amount, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, up to the amount of the shortfall, in the reserve account, as described above in item (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”
     After the earlier of the payment in full of the series and the final maturity date, any funds remaining in the reserve account will be included in available investor principal collections.
     Accumulation Period Reserve Account. The indenture trustee will establish the “accumulation period reserve account” for the benefit of the Series 20__-__ noteholders to assist with the payment of interest on the notes during the controlled accumulation period.
     Beginning on the payment date occurring in the second month preceding the start of the controlled accumulation period, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections and excess interest collections available for the series from other series in excess sharing group one in the accumulation period reserve account in an amount equal to $__________, which is [__]% of the initial note balance of the series, as described above in item (11) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”
     On each payment date with respect to the controlled accumulation period, the indenture trustee will withdraw from the accumulation period reserve account and deposit in the collection account to the extent available an amount equal to the excess of (a) one-twelfth of the product of (i) the amount in the principal funding account on the preceding payment date multiplied by (ii) the weighted average note interest rate, over (b) the net investment earnings from the reserve account, principal funding account, accumulation period reserve account and interest funding account for that payment date.
     Amounts withdrawn from the accumulation period reserve account will be included in available investor interest collections.
     Upon the earliest of the first payment date with respect to the early amortization period, the payment in full of the notes, and the final maturity date, any funds remaining in the accumulation period reserve account will be included as available investor interest collections
     Subordination. Series 20__-__ is structured so that the trust will pay interest and principal to each class sequentially in order of seniority. Thus, the trust will not pay interest on any class of notes until the interest due on all more senior classes of notes is paid in full and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full.
     In addition, the subordinated notes bear the risk of reduction of their invested amount due to defaulted receivables and principal collections used to pay interest prior to each more senior class of notes.
     For more information about defaulted receivables and principal collections used to pay interest, you should read “— Defaulted Receivables and Principal Collections Used to Pay Interest” above.
     These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.
Groups
     Excess Interest Sharing Group One. Series 20__-__ will be included in a group of series referred to as “excess interest sharing group one.” Excess interest collections for the series, as described above in item (16) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” will be made available to any other series in excess interest sharing group one whose share of interest collections is not sufficient to make required payments or deposits for that series. If available investor interest collections for the series are insufficient to make all required payments and deposits, the series will have access to excess interest collections from other series in excess interest sharing group one. Each series that is part of excess interest sharing group one and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group one for that month.
     Principal Sharing Group One. Series 20__-__ will be included in a group of series referred to as “principal sharing group one.” Shared principal collections for the series, as described above in item (3) of “— Application of Investor Collections — Payment of Principal,” will be made available to any other series in principal sharing group one whose share of principal collections is not sufficient to make required payments or deposits for that series. If available investor principal collections for the series (determined without shared principal collections from other series) are insufficient to make all required payments and deposits, the series will have access to shared principal collections from other series in principal sharing group one. Shared principal collections will be used to reimburse principal shortfalls, but not to reimburse defaulted receivables allocated to the series. Each series that is part of principal sharing group one and has a principal shortfall will receive a share of the total amount of shared principal collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in principal sharing group one for that month. To the extent that shared principal collections exceed principal shortfalls, the balance will be deposited in the excess funding account if needed to increase the net adjusted pool balance to the required pool balance and then paid to the depositors.

Amortization Events
     The “amortization events” for the series consists of the trust amortization events described in the prospectus in “Description of the Notes — Amortization Events” and the following “series amortization events”:
(1)	failure by either depositor (a) to make any payment or deposit within five business days of when such payment or deposit is required to be made, or (b) to observe or perform in any material respect any other covenants or agreements of such depositor in the related sale and servicing agreement, the indenture or the Series 20__-__ indenture supplement that adversely affects the amount or timing of payments to be made to the Series 20__-__ noteholders and continues for 60 days after it receives notice of the failure,

(2)	any representation or warranty made by either depositor in the related sale and servicing agreement, the indenture or the Series 20__-__ indenture supplement, or any information required to be given by such depositor pursuant to the related sale and servicing agreement to identify the designated accounts proves to have been incorrect in any material respect when made or delivered that adversely affects the amount or timing of payments to be made to the Series 20__-__ noteholders and which continues to be incorrect for 60 days after it receives notice of the failure, except that an amortization event will not occur if such depositor has accepted reassignment of the related receivables, if applicable, during the 60-day period,

(3)	the occurrence of a servicer termination event (including any breach of the servicer’s covenant not to remove or reduce the prime rate floor on the interest rate charged to the dealers, as described above in “Trust Property — Trust Portfolio — Key Statistics for the Trust Portfolio”) that adversely affects the amount or timing of payments to be made to the Series 20__-__ noteholders,

(4)	the notes are not paid in full on the expected final payment date,

(5)	the average of the monthly payment rates on the receivables for the three preceding months is less than [__]%,

(6)	the available subordinated amount is less than the required subordinated amount on any payment date, after giving effect to any payments to be made on that payment date, and such shortfall continues for five business days; provided, that any reduction of the available subordinated amount resulting from reallocations of the available depositor principal collections to pay interest on the notes if LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR determination date will be considered an amortization event only if LIBOR remains equal to or greater than the prime rate for the 30 days following such LIBOR determination date,

(7)	the amount in the excess funding account exceeds [__]% of the sum of the adjusted invested amounts of all series for three consecutive months, after giving effect to any payments to be made on each related payment date, and

(8)	the notes are accelerated after an event of default.
     In the case of any event described in items (1) to (3) above that occurs and is continuing, an amortization event will occur only if either the indenture trustee or the holders of a majority of the note balance of the Series 20__-__ notes declare that an amortization event has occurred.
     In the case of any trust amortization event, an amortization event with respect to all series, and in the case of any event described in items (4) to (8) above, an amortization event for Series 20__-__, will occur upon the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of any series of notes.
     For a more detailed description of trust amortization events and servicer termination events, you should read “Description of the Notes — Amortization Events” and “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus.
Events of Default
     The events of default and the rights and remedies available to the indenture trustee and the noteholders when an event of default occurs, are described in “Description of the Notes — Events of Default and Remedies” in the prospectus. There are no additional events of default which apply only to Series 20__-__. The failure to pay interest due on any Series 20__-__ note which continues for 35 days will be an event of default for Series 20__-__.
Servicing Compensation and Payment of Expenses
     The share of the servicing fee and the back-up servicing fee allocated to Series 20__-__ for any payment date is the monthly servicing fee and the monthly back-up servicing fee. The portion of the monthly servicing fee and the monthly back-up servicing fee that is attributable to the depositor interest is the “monthly depositor servicing fee,” and such amount will be deducted from amounts otherwise payable to the depositors and deposited in the collection account for each payment date.
     The “monthly servicing fee” will equal one-twelfth of the product of (a) [__]%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for such month, multiplied by (c) the pool balance on the last day of the preceding month.
     The “monthly back-up servicing fee” for any month will equal one-twelfth of the product of (a) [__]%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for such month, multiplied by (c) the pool balance on the last day of the preceding month.
     The “monthly depositor servicing fee” for any month will equal one-twelfth of the product of (a) the product of (i) the sum of [__]% and [__]%, multiplied by (ii) 100% minus the sum of the floating investor percentages for all series for such month, multiplied by (iii) the pool balance on the last day of the preceding month, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series such month.
     If the back-up servicer becomes the successor servicer, amounts in a back-up servicer reserve account will be used to pay the transition costs of the back-up servicer. Transition costs in excess of the amount in the back-up servicer reserve account will be paid from available investor interest collections as described above in item (15) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”
     For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer” in the prospectus.
Monthly Investor Report
     On or before the determination date in each month, the servicer will deliver an investor report to the owner trustee, the indenture trustee, the depositors and the rating agencies. Each investor report will contain information about payments to be made on the Series 20__-__ notes on the payment date, the performance of the receivables during the preceding month and the status of any credit enhancement.

\

An officer of the servicer will certify the accuracy of the information in each investor report. The investor report will contain the following information for each payment date:
•	the total amount of interest collections and principal collections available for payment to all series,

•	the interest collections and principal collections allocated to the series,

•	the amount of interest and principal paid on the notes,

•	fees and expenses payable to the indenture trustee and the owner trustee,

•	[net hedge payments payable to the hedge counterparty or net hedge receipts payable by the hedge counterparty to the trust,]

•	[hedge termination payments, if any, payable to the hedge counterparty,]

•	the principal balance of new receivables originated during the preceding month under the designated accounts,

•	the amount of defaulted receivables allocated to the series,

•	the monthly payment rate,

•	the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•	the balance of the excess funding account and any net deposits in or withdrawals from the excess funding account during the preceding month,

•	reductions of the invested amount of the series and any reimbursements of previous reductions of the invested amount,

•	the pool balance,

•	the adjusted pool balance,

•	the net adjusted pool balance,

•	the note balance of the notes,

•	the available subordinated amount including the incremental subordinated amount and the required subordinated amount,

•	the invested amount and adjusted invested amount, and

•	the amount of redesignated accounts or reassigned or repurchased receivables.
     On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to the Series 20__-__ noteholders through the indenture trustee’s internet website, which is located at https://GCTInvestorreporting.bnymellon.com. For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor report with the SEC on Form 10-D within 15 days after each payment date. The servicer will post each investor report on each payment date on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.

Annual Compliance Reports
     The servicer will prepare a number of reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies for the trust:
•	Compliance Certificate: a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreements in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•	Assessment of Compliance: a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year for each series that is subject to Regulation AB under the Securities Act of 1933, including disclosure of any material instance of noncompliance identified by the servicer, and

•	Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria for each series that is subject to Regulation AB under the Securities Act of 1933 described above, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.
     For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K no later than 90 days after the end of the calendar year. A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.
[DESCRIPTION OF THE INTEREST RATE HEDGE AND THE HEDGE COUNTERPARTY]
[General]
     [The trust will enter into an interest rate hedge to hedge the interest rate risk relating to the fixed rate notes. The initial notional amount of the interest rate hedge will equal the aggregate note balance of the fixed rate notes on the closing date.
     _____________ will be the hedge counterparty under the interest rate hedge with respect to the fixed rate notes. The interest rate hedge may be amended and the hedge counterparty may transfer or assign its rights and obligations under the interest rate hedge only if [(a) _______ confirms that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the notes and (b) the hedge counterparty has provided notice of such action to _____________ at least 10 days prior to its effectiveness.]
Net Hedge Payments
     On each payment date the trust will make and receive payments under the interest rate hedge calculated with respect to the preceding interest period and exchanged on a net basis. The hedge counterparty will pay to the trust the amounts determined based on a rate equal to the weighted average of the interest rates on the fixed rate notes on a notional amount equal to the aggregate note balance of the fixed rate notes, and the trust will pay to the hedge counterparty the amounts determined based on a rate equal to one-month LIBOR + ___% on such notional amount.

     The amounts payable by the trust and the hedge counterparty on any payment date will be calculated based on the actual number of days elapsed in the related interest period and a 360-day year and will be netted. Any net hedge payment that the hedge counterparty owes to the trust will be deposited in the collection account, included in available investor interest collections, and applied on that payment date to make distributions on the series. Any net hedge payment that the trust owes to the hedge counterparty will be paid of out available investor interest collections, after payment of interest due on the series, as described above in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”
     The sponsor has determined based on its reasonable good-faith estimate of maximum probable exposure that the significance percentage as defined in Item 1115 of Regulation AB under the Securities Act of 1933 of the interest rate hedge agreement does not exceed 10%.]
[Early Termination of the Interest Rate Hedge]
     [If an event of default specified in the interest rate hedge occurs, the non-defaulting party may elect to terminate the interest rate hedge. These events include failure to make payments due under the interest rate hedge and the occurrence of certain bankruptcy events.
     The interest rate hedge also may be terminated if a termination event specified in the interest rate hedge occurs. These termination events include:
•	illegality,

•	certain tax events,

•	the making of an amendment to the transaction documents that has a material adverse effect on the hedge counterparty without its consent,

•	failure of the hedge counterparty, or if applicable, its guarantor [(a)(i) to have specified ratings from _______ and _______ — generally equal to a short-term, unsecured debt rating of “___” or “___” or better and/or a long-term, unsecured debt rating of “___” or “___” or better from _______ or _______, respectively,] and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the specified ratings, one of the actions specified in clause (A), (B) or (C) below or [(b)(i) to have a specified level of required ratings from each rating agency — generally equal to a short-term, unsecured debt rating of “___”, “___” or “___” or better and/or a long-term, unsecured debt rating of “___”, “___” or “___” or better from _______, _______ or _______, respectively,] and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the required ratings, the action specified in clause (C) below and then one of the actions specified in clause (A) or (B) below:
(A)	to obtain a guarantee from a guarantor having the ratings specified in clause (a)(i) above,

(B)	to transfer the interest rate hedge to an eligible hedge counterparty having the ratings specified in clause (a)(i) above and reasonably acceptable to the trust, or

(C)	to post collateral in the amount and manner as set forth in the credit support annex, and
•	failure of the hedge counterparty, within 30 days of the date of notification by the depositor that the significance percentage of the interest rate hedge has reached 9%, to (a) provide the financial disclosure required by Regulation AB under the Securities Act of 1933, (b) transfer the interest rate hedge agreement to a hedge counterparty reasonably acceptable to the trust that is able to provide the required financial disclosure or (c) obtain a guaranty from an affiliated entity that is able to provide the required disclosure, subject in the case of clauses (b) and (c) to confirmation from each rating agency that such action will not cause such rating agency to reduce or withdraw its then-current rating on any of the notes.
     If the interest rate hedge is terminated because of an event of default or a termination event under the interest rate hedge, a termination payment may be due either to the hedge counterparty or the trust depending on market conditions at the time of termination. The amount of any hedge termination payment will be determined by the method described in the interest rate hedge and could be substantial if market rates or other conditions have changed materially. Any hedge termination payment payable by the trust will be payable in the priority described above in “Application of Investor Collections — Payment of Interest, Fees and Other Items.” If the hedge counterparty is the defaulting party or the sole affected party with respect to a termination event (other than illegality or tax event) (including a termination event that occurs because the hedge counterparty fails to take action following a downgrade of the hedge counterparty’s rating or following an increase in the significance percentage to 9% or higher), the termination payment due to the hedge counterparty will not be payable on any payment date until interest on the notes on that payment date has been paid.
     Promptly following the early termination of the interest rate hedge due to an event of default or termination event, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement interest rate hedge on similar terms with a hedge counterparty unless an event of default has occurred and the indenture trustee sells the trust assets allocable to the series.
     For more information about the risks of termination payments under the interest rate hedges you should read “Risk Factors — If the interest rate hedge terminates or the hedge counterparty is downgraded, you may receive accelerated, reduced or delayed payments on your notes” in this prospectus supplement.]
[Description of the Hedge Counterparty]
     [Information about the hedge counterparty required by Item 1115(a)(1) of Regulation AB under the Securities Act of 1933.]
TRANSACTION FEES AND EXPENSES
     The following table shows the fees that will be payable by the trust out of the collections allocated to Series 20_-_. On each payment date, the servicer will instruct the indenture trustee to pay these fees, to the extent these fees have not been paid by the servicer or the administrator, from available investor interest collections, in the order and priority described above in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.” The fees to the owner trustee and the indenture trustee may be paid monthly, annually or on another schedule as agreed by the servicer, the administrator and the owner trustee or the indenture trustee, as applicable.

Fee	Monthly Amount
Monthly owner trustee fees	[1/12 of $____]
Monthly indenture trustee fees	[1/12 of $____]
Monthly servicing fee	[1/12 of ___% of the portion of the receivables allocated to your series for this purpose]
Monthly back-up servicing fee	[1/12 of ___% of the portion of the receivables allocated to your series for this purpose]

     The owner trustee fee is paid to the owner trustee for performance of its duties under the trust agreement. The indenture trustee fee is paid to the indenture trustee for performance of its duties under the indenture. The trust will pay and reimburse the owner trustee and the indenture trustee for their respective fees and reasonable out-of-pocket expenses incurred under the trust agreement and the indenture, respectively, each to the extent not paid by the servicer or the administrator.
     The monthly servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreements. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, including (a) if Ford Credit is the servicer, all reasonable fees and disbursements of the owner trustee, the indenture trustee, the administrator and independent accountants, (b) taxes imposed on the servicer and (c) expenses incurred in connection with making payments and providing reports to the noteholders. The monthly back-up servicing fee is paid to the back-up servicer for performing its duties under the back-up servicing agreement.
USE OF PROCEEDS
     The net proceeds from the sale of the notes will be used by the depositors to purchase the receivables from Ford Credit. Ford Credit will use the proceeds that it receives for its general corporate purposes.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Ford Credit is the sponsor of the securitization transaction in which Series 20___-___ will be issued, the originator of the receivables that are being securitized and the servicer of the receivables. As the sponsor, Ford Credit has caused the depositors to be formed for purposes of participating in securitization transactions. Each depositor is a wholly-owned subsidiary of Ford Credit. Ford Credit has caused the depositors to form the trust that is the issuing entity for the series. The depositors are the sole beneficiaries of the trust and the holders of the depositor interest in the trust.
     In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the back-up servicer [and the hedge counterparty and its affiliates] including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.
TAX MATTERS
     Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion in “Tax Matters” in the prospectus. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect. This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of the notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
     In the opinion of [_____________], tax counsel to the depositors:
•	the notes will be treated as debt for U.S. federal income tax purposes, and

•	assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.
     The trust does not anticipate issuing the notes with any original issue discount, as described in “Tax Matters — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.
     If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described in “Tax Matters — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.
ERISA CONSIDERATIONS
     Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes. Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.
     Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing the assets of such a plan, that purchases and holds the notes will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules. Any plan subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing in the assets of such a plan, that purchases and holds the notes will be deemed to represent that its purchase and holding of the notes does not constitute and will not result in a violation of such similar laws or regulations.
     The sale of the notes to a plan is not a representation by the trust or the underwriters that the notes meet all relevant legal requirements for investments by plans generally or any particular plan or that the notes are appropriate for plans generally or any particular plan.
     For additional information about the treatment of the notes in ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING
     The depositors and the underwriters named below have entered into an underwriting agreement for the notes. Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the notes indicated in the following table:

Underwriters	Class A-1 Notes		Class A-2 Notes
[______]	$	__________	$	__________
[______]		__________		__________

Total	$	__________	$	__________

Underwriters	Class B Notes		Class C Notes		Class D Notes
[______]	$	__________	$	__________	$	__________
[______]		__________		__________		__________

Total	$	__________	$	__________

     The underwriters will resell the notes to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial note amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions		Reallowances not to
	not to exceed		exceed
Class A-1 notes	__	%	__	%
Class A-2 notes	__	%	__	%
Class B notes	__	%	__	%
Class C notes	__	%	__	%
Class D notes	__	%	__	%
     Each class of notes is a new issue of securities with no established trading market. The depositors have been advised by the underwriters that they intend to make a market in the notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.
     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositors, the servicer and their affiliates.
     All classes of notes must be issued and purchased (or retained by the depositors) for any notes to be issued and purchased by the underwriters.
     Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL MATTERS
     [_______________] will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositors and the servicer. [________] will review or provide opinions on legal matters relating to the notes and other matters for the underwriters. [________] has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS

accumulation period reserve account	S-44
amortization events	S-45
available depositor collections	S-33
available depositor interest collections	S-33
available depositor principal collections	S-34
available investor interest collections	S-34
available investor principal collections	S-35
available subordinated amount	S-41
back-up servicer	S-20
Class A notes	S-6
closing date	S-6
controlled accumulation amount	S-31
dealer overconcentration	S-39
defaulted receivable	S-38
determination date	S-34
development dealer overconcentration	S-40
development dealers	S-40
Dodd-Frank Act	S-18
excess interest sharing group one	S-44
excess spread	S-41
FCF Corp	S-6
FCF LLC	S-6
fixed investor percentage	S-33
fleet vehicle overconcentration	S-40
floating investor percentage	S-33
floating rate notes	S-6
Ford	S-6
Ford Credit	S-6
incremental subordinated amount	S-43
indenture supplement	S-6
indenture trustee	S-19
investor percentages	S-32
LIBOR determination date	S-30
manufacturer overconcentration	S-40
medium and heavy truck overconcentration	S-40
monthly back-up servicing fee	S-46
monthly depositor servicing fee	S-46
monthly payment rate	S-29
monthly servicing fee	S-46
notes	S-6
NRSRO	S-17
owner trustee	S-19
payment date	S-7
plans	S-52
principal funding account	S-31
principal sharing group one	S-45
rating agencies	S-11
rating agency condition	S-41
required pool percentage	S-33
required subordinated amount	S-42
reserve account required amount	S-43
Series 20__-__ notes	S-6
series amortization events	S-45
step-up percentage	S-43
subordinated percentage	S-42
subordination factor	S-43
subordination step-up period	S-43
trust	S-6
U.S. Bank	S-19
U.S. Bank Trust	S-19
used vehicle overconcentration	S-40
Wells Fargo	S-6

Annex A
OTHER SERIES ISSUED AND OUTSTANDING
Series 20__-__ notes

Initial invested amount	$_____________

Initial Class A-1 principal balance	$_____________

Class A-1 note interest rate	____% per annum

Initial Class A-2 principal balance	$_____________

Class A-2 note interest rate	[One-month LIBOR +] ___%

Initial Class B principal balance	$_____________

Class B note interest rate	___% per annum

Initial Class C principal balance	$_____________

Class C note interest rate	___% per annum

Initial Class D principal balance	$_____________

Class D note interest rate	___% per annum

Subordination factor	___%

Scheduled start of controlled accumulation period	________, 20__

Expected final payment date	_______ 20__ payment date

Final maturity date	_______ 20__ payment date

Closing date	________, 20__

Excess interest sharing group designation	____

Principal sharing group designation	____

A-1

Ford Credit Floorplan Master Owner Trust A
Issuing Entity or Trust
Asset Backed Notes

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 9 of this prospectus and in the prospectus supplement.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositors or any of their affiliates.
This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for a series.
The issuing entity:
A master owner trust formed by an owner trustee and the depositors to be the issuing entity.
The assets of the trust consist of:
•	a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers,

•	collections on the receivables, and

•	any other property identified in this prospectus and the prospectus supplement for a series.
The trust will issue asset-backed securities consisting of notes in one or more series, each having one or more classes.
The notes of each series:
•	will be asset-backed securities payable only from the assets of the trust,

•	may benefit from one or more forms of enhancement,

•	will be debt obligations of the trust, and

•	will be issued in one or more classes.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT
     This prospectus provides general information about Ford Credit Floorplan Master Owner Trust A and the series to be issued by it, some of which may not apply to a particular series. The prospectus supplement for a series will further describe the trust and the specific terms of the notes of that series.
     You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement for a series and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or the “SEC,” for any particular series.
     This prospectus begins with the following brief introductory sections:
•	Summary — provides an overview of the terms of the series.

•	Risk Factors — describes some of the risks of investing in the series.
     The other sections of this prospectus contain more detailed descriptions of the series and the structure of the trust. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement for a series. The Table of Contents on the preceding page contains references to key topics.
     An index of defined terms is at the end of this prospectus.

SUMMARY
     This summary provides an overview of the most important terms of the notes in a series. It does not contain all of the information that may be important to you. To understand fully the terms of the notes in a series, you should read this prospectus, especially the “Risk Factors” beginning on page 9, and the related prospectus supplement in their entirety.
Transaction Parties
Issuing Entity
The issuing entity, or “trust,” is a Delaware statutory trust formed pursuant to a trust agreement between the depositors and an owner trustee. Initially, the depositors will be the beneficiaries of the trust.
The trust is a master owner trust that issues notes in series. At the time that the trust issues a series, the trust may have issued other series or classes that remain outstanding. The prospectus supplement for each series will specify whether the trust has previously issued other series or classes that remain outstanding.
Indenture Trustee
The Bank of New York Mellon.
Owner Trustee
U.S. Bank Trust National Association.
Depositor
The depositors for the trust are:
•	Ford Credit Floorplan Corporation, a Delaware corporation, and

•	Ford Credit Floorplan LLC, a Delaware limited liability company.
Both depositors are special purpose entities wholly owned by Ford Credit.
Sponsor, Servicer and Administrator of the Trust
Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”
Back-up Servicer
Wells Fargo Bank, National Association.
The Notes
Each series will consist of one or more classes. Each series will be issued under an indenture supplement to an indenture between the trust and the indenture trustee. The trust may issue additional series without the consent of any noteholders of any other series. Some series or classes may not be offered by this prospectus, and may be retained by the depositors or offered in a private placement or other issuance exempt from registration with the SEC.
The terms of each series will be described in the related prospectus supplement, including, for each class of a series, its:
•	principal amount,

•	interest rate,

•	expected final payment date,

•	final maturity date, and

•	credit or payment enhancement.
The notes will generally be available only in book-entry form.
For a more detailed description of the terms of a series, you should read “Description of the Notes” in this prospectus and in the related prospectus supplement.
Payments on the Notes
Each noteholder will receive payments of interest and principal as described in the related prospectus supplement. The timing and priority of payments among classes of a series may differ and will be described in the related prospectus supplement.

The amount of principal collections that will be allocated to a series will depend on whether the series is in a revolving period or an accumulation or amortization period.
Revolving Period. Each series will begin with a “revolving period” during which the trust will not pay or accumulate principal for payment to the noteholders of that series. During the revolving period, the principal collections allocable to that series will be:
(1)	paid to the noteholders of other series issued by the trust in the same principal sharing group,

(2)	deposited in the excess funding account, or

(3)	paid to the depositors.
For a more detailed description of the use of principal collections during the revolving period, you should read “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections” in this prospectus.
The revolving period for a series will begin on its date of issue and will end on the day before the start of an accumulation or amortization period for that series.
Accumulation or Amortization Periods. Following the revolving period, each series will have one or both of the following periods:
•	a “controlled accumulation period” during which principal is accumulated in specified amounts each month and paid on an expected final payment date, or

•	an “early amortization period” during which principal is paid in varying amounts each month based on the amount of principal collections following an amortization event.
For a more detailed description of the accumulation and amortization periods, you should read “Description of the Notes — Payments of Principal” in this prospectus and in the related prospectus supplement.
Amortization Events. An “amortization event” for any series will include the events described in the related prospectus supplement and the following events that apply to all series:
•	failure of a depositor to sell to the trust receivables originated in additional designated accounts to maintain the pool balance of the trust at required levels within ten business days,

•	bankruptcy or dissolution of a depositor, Ford Credit or Ford, and

•	the trust becomes subject to regulation as an investment company under the Investment Company Act of 1940.
For a more detailed description of the amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus and in the related prospectus supplement.
Credit and Payment Enhancement
The prospectus supplement for each series will describe the credit and payment enhancement designed to protect noteholders of that series against losses on the receivables and delays or defaults in payments on the notes. The enhancement for a series or class may consist of one or more of the following:
•	excess spread,

•	subordination of a portion of the depositor interest,

•	subordination of other classes in the series,

•	a reserve account,

•	an accumulation period reserve account, or

•	an interest rate swap, cap or floor.
For a more detailed description of the enhancement for a series, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus and in the related prospectus supplement.
Groups
A series may be included in one or more groups of series that share interest collections, principal collections or both. The related prospectus supplement will identify whether a series has been included in one or both of the following groups:
•	an excess interest sharing group that shares excess interest collections, or

•	a principal sharing group that shares excess principal collections.
For more information about these groups, you should read “Description of the Notes — Groups” in this prospectus and in the related prospectus supplement.
Trust Assets
Receivables
The primary asset of the trust is a revolving pool of receivables originated in designated accounts established by Ford or Ford Credit with motor vehicle dealers to finance their new and used car, truck and utility vehicle inventory under sales and service agreements or floorplan financing agreements, respectively. The receivables of the trust represent:
•	Ford’s rights to receive payments from dealers for their purchase of Ford-manufactured new car, truck and utility vehicle inventory, called “in-transit receivables,”

•	Ford Credit’s rights to receive adjustment fees from Ford for the in-transit receivables, and

•	Ford Credit’s rights to receive payments from dealers for financing of the dealers’ new and used car, truck and utility vehicle inventory.
For more information about the receivables, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting” and “Trust Assets” in this prospectus.
Other Assets and Rights
In addition to the receivables, the trust assets will include:
•	collections on the receivables,

•	funds and investments held in bank accounts of the trust,

•	security interests in the vehicles related to the receivables and in any non-vehicle related security,

•	rights related to the receivables under the floorplan financing agreements,

•	rights under the transaction documents, and

•	rights under any hedging agreement providing enhancement to a series or class.
For a more detailed description of the other trust assets, you should read “Trust Assets” in this prospectus and in the related prospectus supplement.
Designated Accounts
Most of Ford Credit’s dealer floorplan accounts have been designated to the trust. The depositors may designate additional accounts to the trust at any time. The depositors may be required to designate additional accounts to the trust to maintain the pool balance of the trust at required levels.
At the time that an account is designated to the trust, the account must be an eligible account. Each depositor is required to redesignate accounts that become ineligible and to generally accept reassignment of the related receivables.
For more information about designation and redesignation of accounts and eligibility criteria for accounts, you should read “Sale of the Receivables — Eligible Accounts,” “— Additional Designated Accounts” and “— Redesignation of Accounts” in this prospectus.
Sale of Receivables
The receivables will be sold by Ford Credit to the depositors, and then sold by the depositors to the trust.
At the time an account is designated to the trust, all existing and future eligible receivables originated in that designated account will be sold automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. As a result, the total amount of receivables in the trust will fluctuate daily as new receivables are originated and existing receivables are collected.
For more information about the sale of receivables, you should read “Sale of the Receivables” in this prospectus.
Representations and Repurchase of Receivables
At the time that an account is designated to the trust, Ford Credit makes representations about the eligibility of the account. Ford Credit also makes representations about the eligibility of the receivables originated in the account. If any representation is determined to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must redesignate the account and/or repurchase the receivable unless it cures the breach in all material respects by the end of any cure period.
For more information about the representations made about the receivables and accounts and the consequences of a breach of such representations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.
Depositor Interest
The interest in the trust assets not allocated to any series is the “depositor interest.” The principal amount of the depositor interest, called the “depositor amount,” will fluctuate based on the pool balance of the trust and on the note balance of each series.
Servicing of Receivables
Servicer
Ford Credit is the “servicer” of the receivables. The servicer manages and collects payments on the receivables for the trust. Ford Credit also acts as custodian and maintains custody of the receivables files for the trust. The trust will pay the servicer a fee for each series specified in the prospectus supplement.
For more information about the servicing of the receivables and servicing fees, you should read “Servicing the Receivables — Servicing Duties,” “— Servicing Procedures and Servicer Covenants” and “— Servicing Fees and Payment of Expenses” in this prospectus.
Back-up Servicer
Wells Fargo Bank, National Association is the back-up servicer. The back-up servicer will confirm certain data on the monthly investor report and become the successor servicer if Ford Credit is terminated as servicer for any reason. The trust will pay the back-up servicer a fee for each series specified in the related prospectus supplement.
For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer” and “Servicing the Receivables — Back-up Servicer” in this prospectus.
Collections and Allocations
The servicer will receive collections on the receivables and keep track of them as either interest collections or principal collections. The servicer will deposit collections up to specified amounts in the collection account.
The servicer will allocate collections to each series based on varying investor percentages and to the depositor interest. The related prospectus supplement will describe the investor percentages applicable to a series.
For more information about collections and allocations, you should read “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections” in this prospectus. For more information about deposits of collections, you should read “Servicing the Receivables — Deposits of Collections” in this prospectus.
Tax Status
If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The depositor’s tax counsel identified in the related prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:
•	the notes of that series will be treated as debt, and

•	the trust is not classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Matters” in this prospectus and in the related prospectus supplement.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them	The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes	The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement for your series. Any credit or payment enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Subordination will cause some classes of notes to bear additional credit risk, which could result in losses on those notes	The rights of the holders of any class to receive payments of interest and principal may be subordinated to one or more other classes in the same series or to the rights of others such as interest rate hedging counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes in that series and you will incur losses, if any, prior to holders of more senior classes.

Amortization events could result in accelerated payments on your notes	If an amortization event occurs, it may accelerate the date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.

For more information about amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus.

A decline in the sale of dealer vehicle inventory or a decline in dealer vehicle inventory levels could result in accelerated, reduced or delayed payments on your notes	A dealer’s willingness to purchase new vehicle inventory depends to a large extent on its ability to sell its existing vehicle inventory. The ability of a dealer to sell its vehicle inventory is directly affected by a variety of economic, market and social factors, including competition in the automobile industry. Examples of factors which could negatively impact a dealer’s ability to sell vehicle inventory and vehicle inventory levels are:

•   a decline in the manufacture and sale of Ford vehicles due to an economic downturn, a labor disruption, competitive pressure, changes in the preferences of buyers of cars, trucks and utility vehicles, or production interruptions due to vehicle recalls,

• a change in Ford’s vehicle marketing or purchase incentive programs,

• seasonal fluctuations in the sale of vehicles,

• a reduction in the number of dealer franchises,

• vehicle recalls by Ford or other manufacturers,

• changes in the terms offered by Ford Credit to dealers to finance their vehicle inventory, including the interest rates charged or the amounts of the credit lines,

• competition from banks or other financing sources available to dealers, or

• government actions, including actions that encourage consumers to purchase certain types of vehicles.

There can be no assurance that the rate of dealer vehicle sales or the level of dealer vehicle inventory will be similar to those in past years. A significant reduction in the rate of dealer vehicle sales or in the level of dealer vehicle inventory could lead to an amortization event and could also adversely impact the amount of principal collections on the receivables, which could result in accelerated, reduced or delayed payments on your notes.

Ford’s failure to pay adjustment fees or to pay amounts in respect of third-party financed in-transit receivables could result in reduced or delayed payments on your notes	Ford will be obligated to pay adjustment fees to the servicer for any in-transit receivables held by the trust and to remit to the servicer principal collections that it receives from the third-party finance sources in respect of third-party financed in-transit receivables. Each adjustment fee will be calculated based on an agreed upon rate and the number of days during the “in-transit period,” which is generally the period from shipment to delivery of the vehicle, and will be treated as interest collections. Failure by Ford to pay adjustment fees or to remit principal collections in respect of third-party financed in-transit receivables for any reason could result in shortfalls in amounts available to pay your notes and could result in reduced or delayed payments on your notes.

The termination of dealer financial assistance or failure to honor repurchase obligations by Ford could result in losses on your notes	Ford has on occasion in the past provided discretionary financial assistance to dealers and limited commitments to repurchase vehicles and parts in the dealer’s inventory upon termination of a dealer franchise. This financial assistance includes incentive programs, marketing support programs, interest reimbursement programs and purchase of new, current model year vehicles in the dealer’s inventory upon the termination of a dealership. If Ford were unable to provide, or elected to terminate, this financial assistance or failed to honor its repurchase commitment for any reason, losses on the receivables could increase and you could incur losses on your notes.

For more information about the financial assistance provided by Ford, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Manufacturer Financial Assistance Programs for Dealers” in this prospectus.

Failure by Ford Credit, the depositors or the servicer to honor their repurchase obligations could result in accelerated, reduced or delayed payments on your notes	Ford Credit, the depositors and the servicer generally are not obligated to make any payments on your notes or the receivables. However, if any representation made about a receivable or a designated account is later determined to be untrue, Ford Credit may be required to repurchase the affected receivable from the related depositor, and that depositor may be required to repurchase the affected receivable from the trust. Ford Credit, as servicer, may also be required to repurchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. If Ford Credit, the depositors or the servicer fails to repurchase the affected receivables, an amortization event will occur, and you could experience accelerated, reduced or delayed payments on your notes.

Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced or delayed payments on your notes	Ford Credit continues to own the accounts in which the receivables are originated. As the owner of the accounts, Ford Credit has the ability to change the terms of the receivables, including the interest rates or adjustment fees and the payment terms. Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced or delayed payments on your notes.

Bankruptcy of Ford Credit could result in accelerated, reduced or delayed payments on your notes	If Ford Credit becomes subject to a bankruptcy proceeding, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositors was not a “true sale” or the assets and liabilities of the depositors should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

•   the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the sale of the receivables to the trust having a claim on collections that is senior to your notes, or

• the trust not having a perfected security interest in the vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, although the transfer of receivables by the depositors to the trust will be structured as a valid sale, it may be viewed as a financing because the depositors retain the depositor interest in the trust. If a court were to conclude that such transfer was not a valid sale or the depositors were consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit or the depositors and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Matters Relating to Bankruptcy” in this prospectus.

The servicer’s commingling of collections it holds with its own funds could result in reduced or delayed payments on your notes	The servicer will be required to deposit collections on the receivables in the collection account within two business days or on a monthly basis, depending on its credit ratings. Until then, the servicer may commingle collections on the receivables with its own funds and may invest such collections at its own risk and for its own benefit. If the servicer does not deposit these funds in the collection account when required for any reason, which could occur if the servicer were to become subject to a bankruptcy proceeding, you could experience reduced or delayed payments on your notes.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could result in delayed payments on your notes. Ford Credit may be terminated as servicer if it defaults on its servicing obligations or upon the bankruptcy of Ford Credit.

For more information about the servicer termination events, you should read “Servicing the Receivables — Resignation and Termination of Servicer” in this prospectus.

Loss of security in the financed vehicle and the junior status of the trust’s interest in any other assets of the dealers could result in reduced or delayed payments on your notes	The trust will have a security interest in the financed vehicles securing the receivables sold to the trust. However, at the time that a dealer sells a financed vehicle, the security interest of the trust in the vehicle generally will terminate, regardless of whether the dealer pays for the vehicle. Consequently, if a dealer sells a vehicle and fails to pay the related receivable, the trust will not have any recourse to the vehicle, which could result in reduced or delayed payments on your notes.

The trust may also have junior security interests in other assets of a dealer granted by some of the dealers in order to secure the receivables sold to the trust. These security interests, however, will be subordinate to the senior interests of Ford Credit in these other assets. Accordingly, any security held by the trust in these other assets may not be available to support the notes, which could result in reduced or delayed payments on your notes.

For more information about the security interests in vehicles and other dealer assets, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “Sale of the Receivables — Sale of Receivables and Related Security — Subordination of Security in Other Dealer Assets” in this prospectus.

The addition or removal of receivables may decrease the credit quality of the trust assets securing your notes and could result in accelerated, reduced or delayed payments on your notes	The receivables in the trust will change every day. The depositors may choose, or be obligated, to sell to the trust receivables originated in additional designated accounts. While each additional designated account must be an eligible account at the time of its designation to the trust, additional designated accounts may not be of the same credit quality as the accounts currently designated to the trust and may have different terms and conditions. The depositors may also choose to redesignate accounts from the trust and remove the related receivables. If the addition or removal of receivables reduces the credit quality of the trust assets, it will increase the likelihood of accelerated, reduced or delayed payments on your notes.

Issuance of additional series by the trust could affect the timing and amounts of the payments on your notes	The trust may issue additional series from time to time without your consent. The terms of a new series could be different from your series, which could affect the timing and amounts of payments on any other series. In addition, because some actions require the consent of a majority of the noteholders of all series, additional series may dilute the voting rights of your notes. The interests of the holders of any new series could be different from your interests.

For more information about the issuance of new series, you should read “Description of the Notes — New Issuances” in this prospectus.

Failure to pay principal on a note will not constitute an event of default until its final maturity date	The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final maturity date. Failure to pay principal on a note will not constitute an event of default until its final maturity date.

You may have limited or no ability to control actions under the indenture	Your remedies will be limited if an event of default with respect to your notes occurs. Under the indenture, noteholders holding a specified percentage of the note balance of a series or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an event of default, including accelerating the notes. These actions may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes. The holders of the most senior class will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes.

For more information about your rights upon an event of default, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

TRANSACTION PARTIES
Issuing Entity
     The issuing entity is a Delaware statutory trust governed by a trust agreement between the depositors and the owner trustee.
     The trust is a master trust structured to issue notes in series. Each series will consist of one or more classes, which may be issued at the same time or at different times.
     The purposes of the trust is to:
•	acquire and hold the receivables and other trust assets,

•	issue notes in series and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on each series, and

•	engage in any other related activities to accomplish these purposes.
     The trust may not engage in any other activities and may not invest in any other securities or make loans to any person.
     The trust agreement for the trust may be amended without the consent of the noteholders if the depositors provide an officer’s certificate that the amendment will not have a material adverse affect on the notes. If no officer’s certificate is delivered, the amendment will require the consent of the holders of a majority of the note balance of each series.
     The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.
     The depositors and the servicer will indemnify the trust for liabilities and damages caused by such person’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties under the sale and servicing agreements.
Owner Trustee
     The owner trustee is U.S. Bank Trust National Association. A description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.
     The owner trustee’s main duties will be to:
•	maintain an account for the benefit of the depositors, and

•	execute documents on behalf of the trust.
     The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositors unless the depositors have offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

     The depositors and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositors or the administrator. The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the related prospectus supplement after the trust makes interest payments on the notes, but before the trust makes any other payments. The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes on that payment date, are paid in full.
     The owner trustee may resign at any time by notifying the depositors and the administrator. The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. If not otherwise paid by the trust, the depositors will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.
     The trust agreement will terminate upon:
•	the occurrence of the trust termination date specified in the trust agreement, and

•	at the option of the depositors, the day after all rights of all series to receive payments from the trust have terminated.
     Upon termination of the trust agreement, any remaining trust assets will be distributed to the depositors and the trust will be terminated.
Indenture Trustee
     The indenture trustee is The Bank of New York Mellon. A description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.
     The indenture trustee’s main duties will be to:
•	hold the security interest in the receivables and other trust assets on behalf of the noteholders,

•	administer the trust’s bank accounts,

•	enforce remedies following an event of default and acceleration of the notes,

•	act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•	act as note paying agent to make payments from the trust’s bank accounts to the noteholders and others; and

•	notify the noteholders of an event of default.

     Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days. If the indenture trustee knows of an event of default, it must notify all noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of each series must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the trust assets allocable to the affected series.
     The indenture trustee’s standard of care changes depending on whether an event of default has occurred. Prior to an event of default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee. Following an event of default, the indenture trustee must exercise its rights and powers under the indenture and each indenture supplement using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. Following an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositors, Ford Credit and any interest rate hedge counterparties.
     For a description of the rights and duties of the indenture trustee after an event of default and upon acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.
     The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.
     The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it reasonably believes that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.
     The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture and each indenture supplement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture or an indenture supplement. The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositors or the administrator. The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the related prospectus supplement after the trust makes interest payments on the notes, but before the trust makes any other payments. The trust will pay the indenture trustee amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes on that payment date, are paid in full.
     Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes.

     The indenture trustee may resign at any time by notifying the trust. The holders of a majority of the note balance of each series may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture or any indenture supplement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the indenture trustee will become effective until a successor indenture trustee is in place. If not otherwise paid by the trust, the depositors will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.
Administrator
     Ford Credit is the administrator of the trust under an administration agreement. The administrator will provide the notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies for each series and the indenture trustee of events of default, preparing and filing reports with the SEC, if applicable, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the sale and servicing agreements, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The depositors will pay the administrator an annual administration fee.
     The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee. In certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of each series, may terminate the administrator. No resignation or termination of the administrator will become effective until a successor administrator is in place.
Depositors
     The depositors of receivables to the trust are Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC.
     Ford Credit Floorplan Corporation is a Delaware corporation incorporated in February 1991. Ford Credit Floorplan LLC is a Delaware limited liability company organized in Delaware in August 1997. Each is wholly-owned by Ford Credit. Each was formed for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to the trust for securitization transactions.
     Each depositor will make representations about the characteristics of the receivables and the related designated accounts. In addition, each depositor will represent that it owns the receivables free of any liens or claims. If any of a depositor’s representations is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, that depositor must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period. In addition, the depositors must enforce Ford Credit’s repurchase obligation described under “— Sponsor and Servicer” below.
     For more information about the representations and repurchase obligations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.
     The depositors will file any required income tax or franchise tax returns for the trust and file and maintain the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.
     The depositors will pay the administrator’s annual fees and indemnify the underwriters against certain civil liabilities as described in this prospectus in “Plan of Distribution.” If either the owner trustee or the indenture trustee resigns or is removed, the depositors will reimburse any expenses associated with its replacement.
     Securities issued by the trust may be sold by the depositors in private placements or other non-registered offerings and, in such case, will not be offered by this prospectus. The depositors may also retain all or a portion of any class of notes issued by the trust.
Sponsor and Servicer
     Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and an indirect, wholly owned subsidiary of Ford. Ford was incorporated in Delaware in 1919 and is one of the world’s largest producers of cars and trucks combined. Ford’s automotive vehicle brands include Ford and Lincoln.
     Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world. Ford Credit’s primary financing products are:
•	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.
     Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.
     Ford Credit earns its revenue primarily from:
•	payments on retail installment sale contracts and leases that it purchases,

•	interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•	payments on wholesale and other dealer loan financing programs.
     Ford Credit will be the sponsor of the series in which the notes will be issued. Ford Credit will be the servicer of the receivables and the series and the administrator for the trust. Ford Credit will be responsible for structuring each series and selecting certain transaction parties. Ford Credit will be responsible for paying the costs of maintaining the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.
     Ford Credit and its subsidiaries provide floorplan and capital financing to automobile dealers throughout the world and provide credit to these dealers’ customers by purchasing retail installment sale contracts and leases from dealers. Most of the dealers are privately owned and financed and are Ford-franchised dealers that sell or lease vehicles manufactured by Ford under the Ford and Lincoln brands. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford.
     Under the Ford Credit brand name, Ford Credit provides financing services to and through dealers of Ford and Lincoln brand vehicles and non-Ford vehicles also sold by these dealers and their affiliates.

     Ford Credit establishes floorplan finance accounts with dealers in the ordinary course of its business and selected the accounts designated to the trust from its U.S. dealer floorplan portfolio.
     Ford Credit will make representations about the characteristics of the receivables and the related designated accounts. If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.
     For more information about the representations and repurchase obligations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.
     General Securitization Experience. Ford Credit has been securitizing its assets since 1988.
     Ford Credit’s securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles. Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.
     In the U.S., Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions. In addition to selling receivables to trusts making publicly registered offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers and to special purpose entities that sell asset-backed securities to Ford Credit’s single-seller asset-backed commercial paper program.
     Ford Credit securitizes its receivables because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.
     For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.
     U.S. Securitization Program for Dealer Floorplan Receivables. Ford Credit has had a publicly registered securitization program for dealer floorplan receivables since 1992. Ford Credit’s first master trust was established that year and issued seven series of publicly registered asset-backed securities through 1997. Ford Credit’s current master trust was established in 2001 and has previously issued more than 15 series, including publicly registered or Rule 144A asset-backed term notes and privately placed asset-backed term notes and variable funding notes. If the trust has other series or classes outstanding at the time it issues notes, the prospectus supplement for the series will list the main characteristics of those other series in an annex to the prospectus supplement. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. Ford Credit has never received a demand to repurchase or replace any of the receivables underlying the asset-backed securities offered in this program due to a breach of representations relating to such receivables. Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program. None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.
     Servicing Experience. Ford Credit will be the servicer of the receivables and the securitization transactions. Ford Credit has been the servicer for its U.S. dealer floorplan securitization program since its inception.

     As servicer of the receivables, Ford Credit will collect and record payments, make any required adjustments to the receivables, monitor dealer payments and dealer inventories and maintain books and records relating to the accounts and receivables. Ford Credit will service the receivables in accordance with the policies and procedures that it uses in servicing dealer floorplan receivables for its own account. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices are used for all receivables. These policies and procedures are described in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations” in this prospectus. Ford Credit’s servicing and collections systems maintain records for all accounts and receivables, track application of payments and maintain relevant information on the dealers and account status.
     As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes. These processes include imaging documents, performing data entry and other administrative functions, verifying contract and financial information, generating form documents and reports, and performing on-site vehicle inventory audits. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to the accounts and receivables. Ford Credit believes these vendors could be easily replaced, if necessary. Some vendors perform their services from locations outside of the U.S.
     As servicer of the securitization transactions, Ford Credit will prepare monthly servicing reports for investors, provide payment instructions to the indenture trustee and prepare annual compliance reports.
     For more information about the servicing activities to be performed by the servicer in respect of the securitization transaction, you should read “Servicing the Receivables” in this prospectus.
Back-up Servicer
     Wells Fargo Bank, National Association is the back-up servicer. A description of its experience as a back-up servicer in securitization transactions will be included in the prospectus supplement.
     For more information about the duties of the back-up servicer in respect of the securitization transaction, you should read “Servicing the Receivables — Back-up Servicer” in this prospectus.
FORD CREDIT’S DEALER FLOORPLAN FINANCING BUSINESS
Origination and Underwriting
     Ford Credit is the primary source of financing for Ford-franchised dealers that sell Ford and Lincoln brand vehicles. Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers that sell vehicles from non-Ford manufacturers.
     Origination of Receivables. Each receivable represents the right to receive payments from the dealer in connection with the financing of a vehicle for the dealer’s inventory. A dealer’s inventory may include new and used cars, light-, medium- and heavy-duty trucks and utility vehicles, such as SUVs and crossovers. Medium- and heavy-duty trucks are typically delivered in the form of incomplete vehicles or chassis cabs which may be sent by the dealer to a third-party upfitter or converter for completion. A dealer’s inventory may also include vehicles intended for fleet sales, generally defined as sales of ten or more vehicles to a single purchaser at one time. A small portion of a dealer’s inventory may also consist of demonstrator and service loaner vehicles. Each receivable is secured by the related vehicle and may be secured by other dealer assets as described below under “— Security Interests in Vehicles and Other Dealer Assets.”

     Ford Credit categorizes the financed vehicles as new vehicles or used vehicles for the purposes of setting the applicable financing terms and establishing the amount of credit lines. New vehicles are currently untitled vehicles and vehicles used by the dealer for demonstration purposes or as service loaner vehicles. To encourage dealers to purchase certain vehicles, Ford Credit also finances at new vehicle rates “program vehicles,” or previously titled vehicles, including vehicles previously subject to Ford Credit’s retail lease programs, purchased by a dealer from Ford Credit or at an auction conducted by Ford.
     Under the agreement between the dealer and Ford, the dealer is obligated to purchase a vehicle when the vehicle is released by Ford for shipment to the dealer, and must pay for the vehicle when the vehicle is delivered. During the period from the date of release from the factory or customs, as applicable, to the date of delivery to the dealer, the “in-transit period,” Ford retains an interest in the vehicle securing the dealer’s obligation to pay Ford. Each of these payment obligations, together with Ford’s security interest in the related vehicle and Ford’s rights under its agreement with the dealer, is sold to Ford Credit under a sale and assignment agreement at a price equal to 100% of the wholesale invoice price of the vehicle. Ford also agrees to pay Ford Credit an “adjustment fee” on the wholesale invoice price based on an agreed upon rate (currently, the prime rate plus 0.30% per annum) and the number of days in the in-transit period. A dealer’s financing source may be Ford Credit or another financial institution. Upon delivery of the vehicle, if the dealer’s financing source is not Ford Credit, the financing source will pay to Ford on behalf of the dealer an amount equal to 100% of the wholesale invoice price, and Ford will remit such amount to Ford Credit pursuant to the sale and assignment agreement. If Ford Credit is the financing source, the dealer’s obligation to pay Ford for the purchased vehicle will be exchanged at the time of vehicle delivery for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.
     Ford Credit generally finances 100% of the wholesale invoice price of new vehicles during the in-transit period and, if Ford Credit is the dealer‘s financing source, from the date the vehicle is delivered to the dealer. The wholesale income price includes destination charges, a dealer holdback amount and other miscellaneous amounts. The holdback amount is set by the manufacturer and is currently approximately 3% of the manufacturer’s suggested retail price, but may change from time to time. The holdback amount is later returned to the dealer by the manufacturer. Sometimes, the wholesale invoice price for new model vehicles may change after vehicle delivery to reflect a change in the vehicle purchase program (for example, from a retail purchase program to a fleet purchase program) or other manufacturer pricing changes. In this case, the related receivable will be adjusted to reflect the final invoice price as determined by the manufacturer and the related dealer. For program vehicles, Ford Credit finances the purchase price (including buyer fees, transportation costs and/or auction fees, if applicable) from the date of the dealer’s purchase of the vehicle.
     Ford Credit generally finances up to 100% of the wholesale book value of a used vehicle as shown in selected trade publications such as the Kelley Blue Book® from the date the dealer requests financing and has delivered evidence of vehicle title to Ford Credit.
     Credit Lines. Ford Credit extends floorplan financing under established credit lines. A dealer may have multiple credit lines for different types of vehicles, such as new, used, program vehicle, medium and heavy truck, fleet, demonstrator or service loaner vehicles. The typical dealer will have new, used and program vehicle credit lines for its car, light truck and utility vehicle inventory. A dealer who engages in significant medium and heavy truck or fleet business may have a medium and heavy truck credit line or a fleet credit line. A dealer may also have a demonstrator credit line or a service loaner credit line. However, a dealer without such credit lines may have medium and heavy trucks, fleet, demonstrator or service loaner vehicles on its new or used credit lines. Unless a dealer has a fleet credit line, vehicles ordered under Ford fleet programs typically are placed on a dealer’s new vehicle credit line.
     The size of each credit line that Ford Credit offers a dealer is based on the dealer’s historical sales rate. In the case of a new dealer, the credit line is based on the dealer’s expected sales rate. The amount of a credit line is reviewed periodically. A new vehicle credit line is generally set at an amount sufficient to finance, on average, a 60-day supply of new vehicles, but may be set at a higher or lower level. New vehicle credit lines are guidelines, not absolute limits, and Ford Credit typically permits dealers to exceed their new vehicle credit lines for business reasons, including for seasonal variations in sales patterns. Ford Credit generally sets new vehicle credit lines at a level lower than the anticipated peak inventory levels. A used vehicle credit line is generally set at an amount sufficient to finance, on average, a 30 to 45-day supply of used vehicles depending on the risk rating of the dealer, but may be set at a higher or lower level. Ford Credit generally does not allow dealers to exceed their used vehicle credit lines without specific approval.
     Once a dealer begins to floorplan vehicles from a particular manufacturer, Ford Credit generally finances all purchases of vehicles by the dealer from the manufacturer, subject to the dealer’s credit line. However, credit lines do not represent commitments, and Ford Credit may limit or suspend a credit line if, in its judgment, a dealer’s inventory is significantly overstocked or a dealer is experiencing financial difficulties. If Ford Credit suspends a dealer’s credit line, Ford Credit may approve additional financing on a vehicle-by-vehicle basis.
     Credit Underwriting and Review Process. A dealer seeking to finance its vehicle inventory with Ford Credit must submit a request for financing along with its financial and other information. Ford Credit’s dealer credit department reviews the prospective dealer’s business, legal and operational structure, credit information, financial statements and bank references and evaluates the dealer’s marketing capabilities, financial resources and the amount and types of financing requested. The dealer credit department prepares a detailed written credit analysis, including a recommendation approving or denying the request for financing. The written analysis and recommendation is then reviewed and approved or denied by Ford Credit at the appropriate level of credit approval authority.
     Ford Credit’s underwriting and credit review process is entirely judgmental and is not based on standard guidelines, because dealers have varying degrees of complexity in their legal and operational structures and business and financing needs, However, a standard credit review format and process is used for all dealers to ensure consistent credit decisioning.
     The financing extended to a dealer depends on the financial strength of the dealer and the nature of its business and is tailored to suit the business and operational needs of the dealer, including the number of dealership locations, multiple manufacturer franchises, the types of vehicles included in the dealer inventory and any specialty services provided for certain types of vehicles or customers, such as fleet customers. The level of credit approval authority is determined by the combination of the financing products extended to the dealer, the aggregate amount of financing extended to the dealer and other factors. The most important factors that require a higher level of credit approval authority are the aggregate dollar amount of the dealer’s floorplan credit lines and other financing with Ford Credit, the size of certain types of floorplan credit lines that present more credit risk (such as a used vehicle credit line or a fleet credit line), whether other financing is extended to the dealer (such as mortgage loans or working capital loans) and requests for non-standard floorplan financing or processing terms, which, in some cases, depends on a dealer’s risk rating.
     Most of Ford Credit’s dealer floorplan customers have been financing their vehicle inventories with Ford Credit for many years. Due to the on-going nature of these long-standing business relationships, Ford Credit performs a credit review of each dealer at least annually using a process similar to new dealer underwriting. A dealer’s interim request for changes to its terms of financing are also reviewed in the same manner.
     Ford Credit generally applies the same underwriting and credit review standards to both Ford-franchised dealers and dealers franchised by other manufacturers. All dealers must sign a floorplan financing agreement with Ford Credit setting forth the terms of financing. Ford Credit’s financing decisions are made independently of Ford and Ford cannot require Ford Credit to provide financing for dealers that do not satisfy Ford Credit’s credit underwriting standards.
     Dealer Risk Rating. Ford Credit uses a proprietary scoring model to assign each dealer a risk rating. In creating this model, Ford Credit used its historical performance data to identify key factors about a dealer that it considered most significant in predicting a dealer’s ability to meet its financial obligations. These factors are both objective and subjective, and include capitalization and leverage, liquidity and cash flow, profitability, and credit history with Ford Credit and other creditors. A dealer’s risk rating does not reflect any guarantees or a dealer owner’s net worth. Ford Credit regularly reviews its scoring model to confirm the continued business significance and statistical predictability of the factors and updates its model to incorporate new factors or other information that improves its statistical predictability.
     Dealers are assigned a risk rating ranging from low risk to defaulted. For purposes of this prospectus and any prospectus supplement, dealer risk ratings are categorized in the following groups:
          Group I — Dealers with strong to superior financial metrics.
          Group II — Dealers with fair to favorable financial metrics.
          Group III — Dealers with marginal to weak financial metrics.
          Group IV — Dealers with poor financial metrics, including dealers classified as uncollectible.
     Ford Credit performs a credit review of each dealer at least annually and adjusts the dealer’s risk rating, if necessary.
     Security Interests in Vehicles and Other Dealer Assets. The floorplan financing arrangements grant Ford Credit a security interest in the financed vehicles and, in many cases, other dealer assets, such as vehicle parts inventory, equipment, fixtures, service accounts and real estate. In many cases, Ford Credit requires the individual owners of a dealer to guarantee the dealer’s floorplan obligations and, for dealers with a holding company structure, Ford Credit may require each level of ownership in the structure to provide a guarantee. In its other lending activities, Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its parent holding companies or other affiliates that may also be secured by a security interest in the financed vehicles and in other dealer assets.
     The security interest in a financed vehicle generally terminates at the time the vehicle is sold by the dealer, although the security interest continues in the identifiable proceeds of that sale. Therefore, if a dealer sells a vehicle and fails to pay the related receivable, Ford Credit does not have any recourse to the vehicle and must seek payment from the dealer from the proceeds of the sale of the financed vehicle and from any other dealer assets securing the receivable. In addition, if a dealer delivers a financed vehicle to a third party, such as a chassis upfitter or converter that is also a vehicle dealer or otherwise a seller of similar vehicles, the vehicle could potentially be sold by such third party or become subject to a competing security interest of the finance source for such third party. If this were to happen, Ford Credit may not have any recourse to the vehicle and would have to seek payment from the dealer.
     Insurance Coverage. Under Ford Credit’s floorplan financing agreements, comprehensive insurance coverage for the financed vehicles is mandatory and generally is included with the financing. Ford Credit has obtained this insurance from The American Road Insurance Company, an affiliated insurance company. The American Road Insurance Company is currently rated “___” by A.M. Best. The insurance coverage is subject to deductibles per vehicle and per occurrence established by Ford Credit. Collision coverage for the financed vehicles is not included with the financing. Approximately half of the dealers purchase collision coverage through Ford Credit from The American Road Insurance Company and the remainder purchase it from other insurance companies.
Servicing and Dealer Relations
     Ford Credit services the dealer floorplan accounts in accordance with its policies and procedures. Ford Credit may change these policies and procedures from time to time.
     Payment Terms. Under Ford Credit’s floorplan financing agreements, dealers are charged interest on each credit line at a floating rate that can change as often as daily. The floating rate is based on a reference interest rate selected by Ford Credit, which is currently the prime rate designated from time to time by selected financial institutions, although a different reference rate may be used and the reference rate may be different for certain dealers. The reference rate may be subject to a floor determined by Ford Credit from time to time and the current floor is 4%. The reference rate for each credit line is generally increased by a spread based on a variety of factors, including the dealer’s vehicle brand and whether the credit line is for new or used vehicles. Dealers also pay a fixed amount per vehicle, or “flat charges,” established by Ford Credit from time to time to cover miscellaneous costs. The interest rate for dealers is not reduced by any rebates that may be earned by dealers under Ford Credit’s incentive programs. Any such rebates are solely the obligation of Ford Credit and are paid to dealers separately from the interest charges paid by dealers. Under the sale and assignment agreement between Ford and Ford Credit, the adjustment fee rate applicable to the in-transit period is currently based on the prime rate plus 0.30% per annum.
     Ford Credit may demand payment of interest and principal, in whole or in part, on a receivable at any time. Ford Credit generally bills dealers for interest and other charges monthly in arrears. A statement setting forth billing and related account information for the prior month is prepared and generally made available to the dealers on the first day of each month. Interest and other charges are generally due on the first day of each month, although Ford Credit typically will allow up to a 15 day processing period. Adjustment fees are paid by Ford monthly in arrears for the number of days in the month that the related vehicles were in-transit to the dealers.
     Dealers are required to pay principal in full promptly upon the sale of a financed vehicle to a customer, notwithstanding the amount of any holdback or incentive payments that may be owing to the dealer by the manufacturer of the vehicle. Ford Credit typically allows up to five days for processing. In limited circumstances, Ford Credit may agree with a dealer to delay the payment of principal for a specified period following the sale of the financed vehicle. Ford Credit may also allow payment of principal to be delayed up to 30 days (which may be renewed for additional 30-day periods with credit approval) if the dealer sells vehicles to fleet buyers or government agencies, whose payable systems delay payment to the dealer. Also, in limited circumstances and with approval from higher credit approval authority, Ford Credit may allow payment of principal to be delayed up to 15 days if competitive practices, such as spot-delivery promotions in which the dealer permits the customer to take delivery of the vehicle before a finance source is in place, make it necessary for the dealer to accept delayed payment. In each case, the dealer remains obligated to pay Ford Credit the full principal amount, even if the buyer fails to pay, and Ford Credit receives security from the dealer in the form of an assignment of proceeds of the sale of the vehicle or a security interest in all of the dealer’s assets. These arrangements are subject to credit limits and increased monitoring.
     In addition, Ford Credit may require a dealer to make periodic principal payments, or “curtailments,” prior to the sale of a financed vehicle. Ford Credit typically does not require low risk dealers to make curtailment payments, but does require higher risk dealers to make monthly curtailment payments. The amount of monthly curtailment payments typically is 10% of the amount financed on a vehicle, starting a specified period of time after the vehicle is financed, which is generally over a year for new vehicles and less than a year for program vehicles and used vehicles. From time to time, a dealer’s floorplan account may have an outstanding balance of zero. This may occur if the dealer has been newly established with Ford Credit for financing or if the financing for the dealer is in the process of being terminated.
     A dealer may enter into a cash management agreement with Ford Credit under which the dealer may make payments that effectively prepay its floorplan financing obligations and thereby reduce its interest charges. A dealer also may request a new advance of amounts previously prepaid under the cash management agreement. Any such request is treated as a new advance to the dealer and the amount payable by the dealer in respect of its receivables will increase by the amount of the new advance.
     Dealer Monitoring. Ford Credit regularly monitors the amount outstanding on each floorplan credit line. A dealer generally is permitted to exceed its new vehicle credit lines during peak selling seasons. If a dealer has slow inventory turnover, Ford Credit may reduce the dealer’s credit line until its vehicle inventory is reduced to an appropriate level. Ford Credit typically increases its dealer monitoring procedures whenever a dealer exceeds any credit line. Monitoring procedures are determined based on the risk rating of a dealer, with higher levels of monitoring for higher risk dealers. Ford Credit may also implement systematic procedures so that approval is required for any advances on behalf of the dealer. Ford Credit may evaluate a dealer’s financial position and may suspend one or more of a dealer’s credit line as described above in “— Origination and Underwriting — Credit Underwriting and Review Process.”
     Ford Credit electronically monitors dealer performance. This monitoring includes daily payment verifications and monthly analysis of payoffs, aged inventory, over credit line and delinquency reports. In addition, Ford Credit uses a proprietary dealer behavioral scoring model to perform a monthly statistical analysis of each dealer’s financial and floorplan payment and performance trends. For most dealers no further monitoring actions are required. If a dealer exhibits adverse payment patterns or trends, appropriate actions are taken such as contacting the dealer, placing the dealer on higher levels of monitoring and review, conducting an on-site vehicle inventory audit, performing a credit review, suspending the dealer’s credit line or classifying the dealer as status. Ford Credit frequently reviews its behavioral scoring model and may make adjustments to improve its performance.
     Ford Credit regularly reviews dealer financial statements to evaluate the dealer’s financial position. Dealers typically submit financial statements monthly. Ford Credit performs a credit review for each dealer at least annually, and more frequently reviews certain dealers based upon the dealer’s risk rating and total exposure to Ford Credit.
     Ford Credit regularly audits dealer inventory and dealer sales records to verify that the dealer is in possession of the financed vehicles and is promptly paying each receivable following the sale of the financed vehicle. The frequency of on-site vehicle inventory audits depends on the dealer’s risk rating. Under Ford Credit’s current policies, on-site vehicle inventory audits of low risk dealers are conducted only as circumstances warrant, but audits of higher-risk dealers are conducted at least once a year, and as often as once every four weeks, and additional audits may be conducted at any time as circumstances warrant. Overall, a greater number of on-site audits are performed on the higher-risk dealers than the minimum number of audits required by Ford Credit’s policies. The dealer receives no advance notice of any audit and there are limits on the number of consecutive audits that may be performed by the same lead auditor for a particular dealer. In every on-site audit, Ford Credit reviews the dealer’s sales records and conducts an inventory of the financed vehicles and reconciles vehicle inventories with Ford Credit’s records of financed vehicles. An on-site audit cannot be completed or closed, and the auditors generally cannot leave the dealership, until all financed vehicles are accounted for or payment is received for the related receivables. Ford Credit uses a third-party vendor to perform on-site vehicle inventory audits. The vendor performs the audits in accordance with Ford Credit’s policies and procedures and provides the results of the audits to Ford Credit. Ford Credit regularly monitors the vendor for compliance with its policies and procedures.
     Dealer Status. Ford Credit will classify a dealer as “status” if the dealer fails to make principal or interest payments when due under the floorplan financing agreement, the dealer is subject to a bankruptcy proceeding, or other circumstances warrant immediate action. Ford Credit works with dealers to resolve the circumstances that led to the status classification.
     When a dealer account has been classified as status, Ford Credit may:
•	demand payment of all or a portion of the related receivables,

•	suspend the dealer’s credit lines,

•	place Ford Credit employees or security personnel at the dealership,

•	secure the dealer inventory by holding vehicle keys and documents evidencing ownership,

•	require certified funds for all sold vehicles, or

•	initiate legal actions to exercise rights under the floorplan financing agreement.
     If a loss appears imminent, Ford Credit performs an analysis of its security, attempts to liquidate all remaining collateral, enforces any third party guarantees and charges off any remaining amounts as uncollectible. Liquidation of the dealer’s inventory may be accomplished by:
•	voluntary liquidation in which the dealer reduces its inventory through ordinary course sales to retail customers,

•	forced liquidation in which the dealer’s inventory is transferred to another dealer, repurchased by the manufacturer and redistributed or auctioned, or

•	voluntary surrender of the dealer’s inventory in which the dealer’s inventory is transferred to another dealer, repurchased by the manufacturer and redistributed or auctioned.
     Benefits of Relationship with Ford. Ford Credit realizes a number of benefits from its relationship with Ford. Integrated systems used by Ford, Ford Credit and the dealers provide additional controls for Ford Credit’s dealer floorplan financing business. Ford-franchised dealers are required to report the sale of each financed vehicle to Ford promptly in order to register the vehicle warranty and obtain manufacturer sales incentives. Ford reports vehicle sales information to Ford Credit each day, which allows Ford Credit to track payments of the related receivable immediately following the sale of the financed vehicle. Ford Credit also has access to a dealer’s monthly financial statements required to be filed with Ford and key performance measures tracked by Ford. Ford Credit uses this information in its dealer monitoring which allows Ford Credit to track a dealer’s financial status in a timely manner.

     Manufacturer Financial Assistance Programs for Dealers. Ford has historically provided financial assistance programs for Ford-franchised dealers from time to time in the form of guarantees or capital loans, marketing support and financial and sales incentives. Ford may also provide incentives or other support to encourage dealers to set aside a portion of their inventory for use as service loaners for customers whose vehicles are in for service or repairs. This assistance is provided at the option of Ford and Ford may terminate these programs at any time. These types of assistance are provided by Ford for the benefit of its dealers but they do not relieve the dealers of any of their obligations to Ford Credit.
     In addition, Ford provides a limited commitment to repurchase inventory upon termination of the sales and service agreement between Ford and each Ford-franchised dealer. The sales and service agreement may be terminated by the dealer at any time, and by Ford upon default by the dealer or the occurrence of certain events, such as a material misrepresentation, bankruptcy or failure to comply with applicable laws. If terminated by the dealer, the dealer may require or, if terminated by Ford, the dealer may request, Ford to repurchase new vehicles and vehicle parts inventory. Ford generally will repurchase new, current model year vehicles at the wholesale invoice price, less the dealer holdback amount and applicable taxes and vehicle parts inventory at specified percentages of the invoice price.
     Ford holds an equity interest in fewer than five dealerships. While Ford may provide capital periodically at its option, the obligations of these dealers are not guaranteed by Ford, and Ford has no obligation to provide further capital or funding to these dealers after its initial capital contribution.
TRUST ASSETS
Receivables in Designated Accounts
     The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford Credit with motor vehicle dealers to finance their new and used car, truck and utility vehicle inventory under floorplan financing agreements and sales and service agreements. The accounts represent most of Ford Credit’s U.S. portfolio of dealer floorplan accounts. The receivables represent Ford Credit’s rights to receive payments (a) from dealers for financing of the dealers’ new and used car, truck and utility vehicle inventory and (b) for in-transit receivables for which Ford Credit is not the dealer’s finance source, payments from the finance source for such receivables that have been sold by Ford to Ford Credit.
     Under a sale and assignment agreement, each in-transit receivable will be sold by Ford to Ford Credit following shipment of the related vehicle. If Ford Credit is the dealer’s finance source, upon delivery of the vehicle to the dealer, the in-transit receivable will be assigned by the trust to the depositor in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit. If a third party is the dealer’s finance source, upon delivery of the vehicle to the dealer, Ford will receive payment on the third-party financed in-transit receivable from the finance source and will remit such payment to Ford Credit on the following business day.
     In order for the receivables in an account to be sold by Ford Credit to a depositor, and then sold by that depositor to the trust, the account must be designated to the trust. Only accounts that meet certain eligibility criteria may be designated to the trust. At the time an account is designated to the trust, all receivables then existing in that account will be sold to the trust. Afterwards, all new receivables originated in that account will be sold automatically to the trust, unless the account subsequently becomes an ineligible account or is redesignated.
     The accounts designated to the trust may change over time. The depositors may designate additional eligible accounts to the trust at any time. The depositors may be required to designate additional eligible accounts to the trust in order to maintain the pool balance of the trust at required levels. Accounts may be redesignated from the trust from time to time. The depositors are required to redesignate accounts that no longer meet the eligibility criteria.

     For more information about the sale of receivables and related assets to the trust and the process for designating and redesignating accounts, you should read “Sale of the Receivables” in this prospectus.
Additional Information Regarding the Trust Assets
     The prospectus supplement for a series will contain additional information about the receivables in the trust and the accounts designated to the trust as of a specified calculation date, including:
•	the number of designated accounts,

•	the principal balance of the receivables,

•	the average principal balance of the receivables per designated account,

•	the weighted average spread over the reference rate of interest charged on the receivables,

•	the total principal balance of ineligible receivables,

•	the geographic distribution of the receivables, and

•	the distribution of account balances.
Static Pool Information
     Ford Credit will provide static pool information about the pool of receivables held by the trust in the prospectus supplement.
POOL BALANCE, DEPOSITOR AMOUNT AND ALLOCATIONS
Required Pool Balance
     The principal balance of the receivables owned by the trust, or the “pool balance”, will vary each day as new receivables are originated in designated accounts and others are paid, charged off or adjusted. In addition, the pool balance will increase when additional accounts are designated to the trust and the receivables in those accounts are sold to the trust. The pool balance will decrease when an account is redesignated from the trust and the receivables in those accounts are repurchased by the depositor or receivables are otherwise removed from the trust.
     The trust must maintain a pool balance sufficient to support all the series, including excess receivables required to provide enhancement for each series. The “required pool balance” will equal:
•	the sum of the required pool percentages for each series, multiplied by its initial note balance, plus

•	the sum of the required subordinated amounts for each series.
     The required pool percentage and required subordinated amount of a series will be specified in the related prospectus supplement.
     If the pool balance (adjusted for amounts held for payment to noteholders or collections allocated to series in an accumulation or amortization period) falls below the required pool balance, then collections allocable to the depositor interest will be deposited in the excess funding account to make up for the shortfall. The “adjusted pool balance” will equal the sum of the pool balance plus the amount in the excess funding account.

     For more information about the excess funding account and how funds are deposited in and withdrawn from the excess funding account, you should read “— Excess Funding Account” below.
Required Depositor Amount
     The pool balance generally will be allocated between the depositor amount, on one hand, and the invested amount for all the series, on the other. The “depositor amount” will be the amount equal to the excess of the adjusted pool balance over the sum of the adjusted invested amounts of all series. The invested amount for a series generally will equal the note balance of that series. As a result, the depositor amount generally will increase to reflect reductions in the invested amount when a series or class is amortizing and will also change as the pool balance changes. The depositor amount will be reduced as a result of the issuance of new series, as described in this prospectus in “Description of the Notes — New Issuances.”
     The “required depositor amount” will equal:
•	the sum of the products for each series of (a) the excess of the required pool percentage for the series over 100%, multiplied by (b) its initial invested amount or, in the case of variable funding notes, its invested amount as of the beginning of its most recent revolving period, plus

•	the sum of the required subordinated amounts for each series on the preceding determination date (after giving effect to changes in such amount on the related payment date).
     If the depositor amount falls below the required depositor amount, the depositors will be required to either designate additional eligible accounts to the trust and sell the receivables in such accounts to the trust or deposit funds in the excess funding account to make up for the shortfall.
Investor Percentage and Depositor Percentage
     Interest collections and principal collections on the receivables and certain other amounts will be allocated among each series and the depositors. Allocations to each series will be based on the investor percentage for each series. Allocations to the depositors will be based on the depositor percentage. The related prospectus supplement will describe how the investor percentages are calculated.
     The “investor percentage” for a series generally will be based on its invested amount or adjusted invested amount compared to the pool balance. Upon issuance, the invested amount of a series will be its initial note balance and is expected to remain equal to its initial note balance until its expected final payment date. The “invested amount” for a series will equal:
•	the initial note balance of that series, minus

•	the amount of principal previously paid to the noteholders of that series, minus

•	the cumulative amount of principal collections used to pay interest on the notes of that series that has not been reimbursed from interest collections, minus

•	the cumulative amount of defaulted receivables for that series that has not been reimbursed from interest collections, plus

•	in the case of a series of variable funding notes, the principal amount of any advances.
     For purposes specified in the prospectus supplement for a series, the invested amount will be adjusted to the “adjusted invested amount,” which will equal:
•	the invested amount for that series, minus

•	the amount in that series’ principal funding account, minus

•	for the purpose of calculating the depositor amount during an accumulation period or amortization period for that series, the amount of principal collections in the collection account allocable to that series.
     The “depositor percentage” will equal 100% minus the sum of the investor percentages for all series.
Allocation and Application of Collections
     The trust will receive interest collections and principal collections on the receivables.
     “Interest collections” will be the sum of:
•	all payments received under a dealer’s floorplan financing agreement that constitute interest or other charges, and applied by the servicer to the dealer’s receivables, plus

•	all net investment earnings on the collection account, the excess funding account and the back-up servicer reserve account, plus

•	all amounts recovered on defaulted receivables.
     “Principal collections” will be the sum of:
•	all payments received under a dealer’s floorplan financing agreement that constitute principal and are applied by the servicer to the dealer’s receivables, plus

•	all payments under a dealer’s cash management agreement,

excluding, in each case, all amounts recovered on defaulted receivables.
     Assignments by the trust to the depositors of the rights to receive payments from dealers upon delivery of purchased Ford-manufactured new vehicles in exchange for related advances made by Ford Credit under the related floorplan financing agreements will not be included as a part of principal collections and will be disregarded for purposes of determining the monthly principal payment rate of the receivables owned by the trust. If a dealer makes a payment under a cash management agreement, it will prepay the dealer’s floorplan financing obligations as described in this prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Payment Terms,” and will be treated as a principal collection.
     Collections on the receivables will be allocated to each series and the depositors and applied as follows:
(1)	The depositor percentage of interest collections and principal collections will be:
•	for the portion that is not allocable to the trust available subordinated amount,
•	deposited in the excess funding account to increase the depositor amount to the required depositor amount,

•	deposited in the collection account to pay the depositors’ portion of the servicing fee and back-up servicing fee, or

•	paid to the depositors.

•	for the portion that is allocable to the trust available subordinated amount,
•	available for deposit in the collection account for application and payment as set out in the related prospectus supplement,

•	deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

•	paid to the depositors.
(2)	The investor percentage of interest collections allocated to each series will be available for deposit in the collection account for application and payment as set forth in the related prospectus supplement.

(3)	The investor percentage of principal collections allocated to each series in a revolving period will be:
•	available to cover shortfalls in payments of interest for that series up to amounts set forth in the related prospectus supplement,

•	available to make principal payments or deposits required for other series in the same principal sharing group,

•	deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

•	paid to the depositors.
(4)	The investor percentage of principal collections allocated to each series in a controlled accumulation period, up to the amount specified in the related prospectus supplement, will be:
•	deposited in the principal funding account for payment to noteholders as set forth in the related prospectus supplement, and

•	any excess will be used as described in item (3) above.
(5)	The investor percentage of principal collections allocated to each series in an early amortization period will be deposited in the collection account for application and payment as provided in the related prospectus supplement.
     The “net adjusted pool balance” will be the sum of (a) the adjusted pool balance, plus (b) during an accumulation period or amortization period for any series, principal collections in the collection account allocable to any such series, plus (c) the amount in the principal funding accounts for all series (other than net investment earnings).
     Principal payments also may be funded from proceeds from the issuance of a new series in the same principal sharing group.
Defaulted Receivables and Principal Collections Used to Pay Interest
     Defaulted receivables will be allocated to each series and the depositor interest in the same manner as principal and interest collections as described above in “— Investor Percentage and Depositor Percentage.” A “defaulted receivable” is a receivable that (a) has been charged off as uncollectible in accordance with the servicer’s policies and procedures or (b) remains outstanding and owned by the trust for more than six months after the date the related account was classified as status, as described in this prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status,” due to the dealer’s failure to pay or the bankruptcy or insolvency of the dealer.
     The defaulted receivables allocated to a series may be reimbursed from interest collections allocable to that series and other amounts specified in the related prospectus supplement. Amounts applied to reimburse defaulted receivables will be treated as principal collections and applied as described above in “— Allocation and Application of Collections.”
     If the available subordinated amount for a series has been reduced to zero, the invested amount for that series will be reduced by defaulted receivables not reimbursed by interest collections. In addition, the invested amount for a series will be reduced by the amount of any principal collections used to pay interest on the notes of that series. Reductions in the invested amount for a series due to defaulted receivables not reimbursed by interest collections and any principal collections used to pay interest will be reimbursed on any subsequent payment date to the extent that interest collections allocable to that series exceed the interest owed on the notes, the defaulted receivables allocated to the series and any other fees and expenses specified in the related prospectus supplement that are payable on that date. This reimbursement will increase the invested amount for that series.
Excess Funding Account
     The indenture trustee has established an “excess funding account” for the benefit of the noteholders of all series. Deposits will be made in the excess funding account from collections allocable to the depositor interest so that the net adjusted pool balance is at least equal to the required pool balance. If, upon the issuance of a series, the net adjusted pool balance would be less than the required pool balance, then a portion of the proceeds of the issuance equal to the amount of the shortfall will be deposited in the excess funding account.
     If, upon repurchase of a receivable by the depositors, the depositor amount would be less than the required depositor amount, the depositors will deposit the shortfall in the excess funding account, as described in this prospectus in “Sale of the Receivables — Representations of Ford Credit and the Depositors.”
     If the servicer adjusts the principal balance of a receivable because of a rebate to the dealer, a billing error or other reason, the pool balance and the depositor amount will be increased or decreased by the amount of the adjustment. If any decrease in the depositor amount would cause it to fall below the required depositor amount, the depositors will deposit the shortfall in the excess funding account on the day of the adjustment.
     In addition, the depositors may direct the servicer and the indenture trustee to deposit any amounts otherwise payable to them in the excess funding account. If the net adjusted pool balance exceeds the required pool balance, the servicer may instruct the indenture trustee to withdraw such excess from the excess funding account and pay it to the depositors.
     If an amortization period or accumulation period begins for a series, the amounts in the excess funding account that are allocable to the series will be held for payment to the noteholders of that series on the dates specified in the related prospectus supplement or accumulated for payment on the expected final payment date, as applicable, and paid to the noteholders of each class or held for and paid to the noteholders of other series in the manner and order of priority specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES
General
     Each series will be secured by and paid from the trust assets. Each series may consist of one or more classes. Some classes may be senior to other classes of that series. Each class of a series may differ from other classes, including its:
•	principal amount,

•	interest rate or method for determining the interest rate,

•	priority of interest and principal payments,

•	expected final payment date,

•	final maturity date,

•	credit and payment enhancement, and

•	note ratings.
Payments of Interest
     Each class of a series will be paid interest on the dates and at the interest rate specified in the related prospectus supplement. The interest rate on any class may be a fixed or floating rate as specified in the related prospectus supplement. If a class bears interest at a floating rate, the prospectus supplement will describe how that rate is calculated.
     Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate, or “LIBOR” or another reference rate, plus a spread, as specified in the related prospectus supplement. The trust will appoint a calculation agent, who will be identified in the related prospectus supplement, to calculate the interest rate on each class of floating rate notes. All determinations of interest by the calculation agent, in the absence of manifest error, will be conclusive and binding on the noteholders.
     Interest payments or deposits of interest on any payment date will be paid out of:
•	interest collections allocated to the series,

•	net investment earnings on the trust’s bank accounts,

•	any excess interest collections from other series in the same excess interest sharing group,

•	any enhancement for the series to the extent described in the related prospectus supplement, and

•	reallocated principal collections to the extent described in the related prospectus supplement.
     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. In this case, the prospectus supplement for the series will describe the interest funding account and how amounts are deposited or withdrawn from such account.

Payments of Principal
     The timing and priority of principal payments for a series or class will be described in the related prospectus supplement. The amount of principal collections allocated to a series or class will depend on whether such series or class is in a revolving period or an accumulation or amortization period.
     A series or class will be retired on the day on which the final payment of principal is made on such series or class. The date on which the trust expects to pay the principal of a class in full, or the “expected final payment date” and the latest date on which principal of a class must be paid, or the “final maturity date” will each be specified in the related prospectus supplement.
     Revolving Period. Generally, each series will begin with a “revolving period” during which the trust will not accumulate or pay principal to the noteholders of that series. The revolving period for a series will end on the day before the start of an accumulation period or amortization period for that series, although for some series, such as a variable funding note series, the revolving period may recommence at a later date if certain conditions are met. The related prospectus supplement will describe the conditions under which an accumulation or amortization period will begin for a series.
     Accumulation Periods. Principal payments for a series will be paid from principal collections allocated to that series and/or from amounts in the excess funding account allocated to that series. Principal will accumulate in a principal funding account if the series has a controlled accumulation period and that period begins. The related prospectus supplement will describe the conditions under which an accumulation period will begin for a series.
     A “controlled accumulation period” is the period during which principal is accumulated in specified amounts each month for a series and paid on the expected final payment date specified in the related prospectus supplement. Unless an early amortization period has already begun, the controlled accumulation period for a series will begin on the date specified in the related prospectus supplement and end on the earlier of:
•	the end of the month preceding the payment date on which the notes of that series will be paid in full, and

•	the day before the start of an early amortization period for that series.
     On each payment date during a controlled accumulation period for any series, an amount of principal, up to the amount specified in the related prospectus supplement, will be deposited in a principal funding account. This accumulated principal will be paid on that series on its expected final payment date, or earlier if an amortization period begins before the expected final payment date.
     Amortization Periods. A series may begin to pay principal during an early amortization period if an amortization event occurs. The related prospectus supplement will describe the conditions under which an early amortization period will begin for a series.
     An “early amortization period” is the period during which principal is paid in varying amounts each month based on the amount of principal collections on the receivables following an amortization event. The early amortization period for a series will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits of collections in the collection account, on the first day of the month in which an amortization event occurs. The early amortization period will end on the earliest of:
•	the end of the month preceding the payment date on which the notes of that series will be paid in full, and

•	the final maturity date for that series.

     If a series has multiple classes, each class may have differing priorities for the accumulation or payment of principal. This means that one class could begin to receive payments of principal before another class. The prospectus supplement for a series will specify the manner, timing and priority of principal payments for each class.
     Notes of a variable funding series may receive principal payments on any payment date. Variable funding notes may have partial amortization periods during which principal is paid, in full or in part, on the notes and then the revolving period may restart. At any time, additional advances may be made on variable funding notes that increase the note balance of such notes.
Credit and Payment Enhancement
     Credit and payment enhancement for a series is designed to protect noteholders against losses on the receivables and delays and defaults in payments on the notes. The related prospectus supplement will specify the type, amount, funding and use requirements and terms and conditions of any enhancements available to the series or class. Enhancements may include one or more of the following.
•	Excess Spread. “Excess spread” is the amount, if any, by which interest collections during any month exceed the senior fees and expenses of the trust, interest payments on the series or class and, if applicable, payments to any related hedge counterparty to be paid on the following payment date. Any excess spread for a series or class available on any payment date may be used to reimburse defaulted receivables allocated to the series and to make required deposits to the reserve account for that series.

•	Subordination of Depositor Interest. A portion of the depositor interest, referred to as the “available subordinated amount” will be subordinated to the notes of each series. The sum of the available subordinated amounts for all series is the “trust available subordinated amount.”

•	Subordination of Classes. If a series consists of multiple classes, one or more classes of the series will be subordinated to other more senior classes of the series.

•	Reserve account. A series or class may have the benefit of a reserve account funded through an initial cash deposit and/or through periodic deposits.

•	Accumulation Period Reserve Account. A series or class may have the benefit of an accumulation period reserve account funded by an initial cash deposit and/or through periodic deposits.

•	Interest Rate Swap, Cap or Floor. A series or class may have the benefit of interest rate swap under which the trust makes payments based on a specified rate on a periodic basis to a hedge counterparty and receives payments based on LIBOR, or another reference rate on which interest on that series is based, from the hedge counterparty, and/or an interest rate cap or floor under which the trust makes an upfront payment to a hedge counterparty and receives payments on a periodic basis to the extent LIBOR or another reference rate exceeds a stated cap rate or is less than a stated floor rate, as applicable.
Groups
     A series may be included in one or more groups of series that share interest collections and/or principal collections. The related prospectus supplement will identify whether that series will be included in one or more of the following groups. Other series issued in the future may also be included in any such group.
     Excess Interest Sharing Groups. If a series is included in an “excess interest sharing group” interest collections allocated to that series in excess of the amount needed to make required deposits or payments for that series, referred to as “excess interest collections,” may be applied to cover shortfalls in required deposits and payments for other series in the same excess interest sharing group. Similarly, such series may be entitled to receive excess interest collections from other series in the same excess interest sharing group.
     Principal Sharing Groups. If a series is included in a “principal sharing group” principal collections allocated to that series in excess of the amount needed to make required principal deposits or payments for that series may be shared with other series in the same principal sharing group. Similarly, such series may be entitled to receive principal collections allocated to other series in the same principal sharing group if available.
Amortization Events
     The revolving period for a series will continue through the date specified in the related prospectus supplement unless an amortization event occurs before that date. An “amortization event” for any series will be any of the amortization events described in the related prospectus supplement, together with the following amortization events that apply to all series:
•	a failure by a depositor to sell to the trust receivables originated in additional eligible accounts to maintain the pool balance at required levels within ten business days,

•	the bankruptcy or dissolution of a depositor, Ford Credit or Ford, unless with respect to Ford Credit or Ford, the rating agency condition is satisfied for each rating agency then rating any series or class, or

•	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.
     The early amortization period will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs. If the early amortization period begins, the noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the term of the notes.
     If the amortization event is the bankruptcy or dissolution of a depositor, Ford Credit or Ford, any new receivables originated in the designated accounts after that date will not be sold to the trust and Ford Credit will notify the indenture trustee and the owner trustee of this event. Any receivables sold to the trust before this event will continue to be part of the trust assets and all collections on those receivables will belong to the trust. However, if the only amortization event to occur is a bankruptcy of the depositor, the bankruptcy court may have the power to require the continued sale of receivables to the trust.
     The servicer must notify the trust, the back-up servicer, the indenture trustee and each of the rating agencies within five business days of obtaining actual knowledge of an amortization event. If the indenture trustee knows of an amortization event with respect to a series, it must notify all noteholders of that series within five business days.
Events of Default and Remedies
     Events of Default. An “event of default” is:
•	the failure to pay interest due on any note which continues for the period specified in the related prospectus supplement,

•	the failure to pay the principal of any note in full on its final maturity date,

•	the failure by the trust to observe or perform any covenant or agreement made in the indenture, or a breach by the trust of a representation made in the indenture, which will cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and the failure or breach continues for 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the note balance of the affected series,

•	the bankruptcy or dissolution of the trust, or

•	any other events of default for a series described in the related prospectus supplement.
     Failure to pay the principal of a note in full on its expected final payment date is not an event of default. An event of default for one series will not necessarily be an event of default for any other series.
     Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or lapse of time or both would become an event of default with respect to a series, it must notify all noteholders of that series within 90 days. If, with respect to a series, the trust knows of an event that with notice or lapse of time or both would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days. If the indenture trustee knows of an event of default with respect to a series, it must notify the noteholders of that series within five business days. The servicer must notify the trust, the back-up servicer, the indenture trustee and each of the rating agencies within five business days of obtaining actual knowledge of an event of default.
     If a series has been accelerated, the indenture trustee may, and at the direction of noteholders of a majority of the note balance of that series must, institute proceedings to obtain possession of the trust assets and for the collection of amounts payable on that series and enforce any judgment obtained. In certain circumstances, the indenture trustee may sell the trust assets allocable to that series. The holders of a majority of the note balance of a series may waive any default with respect to that series before the notes of that series have been accelerated, except for a default (a) in the payment of principal or interest, or (b) relating to a covenant or agreement in the indenture that requires the unanimous consent of the noteholders of each affected series in order to be modified.
     Acceleration of the Notes. If an event of default occurs because of bankruptcy or dissolution of the trust, the notes of all series will be accelerated automatically. If an event of default occurs with respect to a series for any other reason, the indenture trustee or the holders of a majority of the note balance of that series may accelerate the notes of that series and declare them to be immediately due and payable. Any acceleration of the notes may, subject to the satisfaction of certain conditions, be rescinded by the holders of a majority of the note balance of that series.
     Upon any acceleration of a series, an early amortization period will begin and principal and interest collections allocated to that series will be applied to make monthly principal and interest payments on the notes of that series until the earlier of the date the notes are paid in full or the final maturity date of that series. Funds in the collection account and excess funding account allocable to that series and other trust accounts for the series will be applied to pay principal of and interest on that series.
     Remedies Following Acceleration. If a series has been accelerated, and the indenture trustee has not received any directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may continue to hold the trust assets allocable to that series and apply collections on such trust assets to make payments on those notes.
     If an event of default has occurred and the series has been accelerated, the indenture trustee:
•	may at its own election or at the direction of the holders of a majority of the note balance of that series:

•	institute proceedings for the collection of all amounts payable on the notes,

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders, or

•	sell the trust assets allocable to that series, but only if the indenture trustee determines that the proceeds of the sale will be sufficient to pay the principal of and interest on the accelerated notes in full, and
•	must, at the direction of the holders of all of the note balance of that series or as otherwise specified in the related indenture supplement, cause the trust to sell the portion of the trust assets allocable to that series, regardless of the sufficiency of the proceeds from the sale to pay the principal of and interest on the accelerated notes in full.
     Following the sale of the trust assets allocable to the accelerated series and the application of the proceeds of that sale and of the amounts then held in the collection account and the excess funding account allocable to that series and any trust accounts for that series and any amounts available from enhancement for that series, that series will no longer be entitled to any allocation of collections or other trust assets under the indenture or the indenture supplement, and those notes will no longer be outstanding.
     Standard of Care of the Indenture Trustee Following an Event of Default. If an event of default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. The holders of a majority of the note balance of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an event of default and acceleration of the affected series.
     Limitation on Suits. No noteholder may institute any legal proceeding for any remedy under the indenture or an indenture supplement unless:
•	the noteholder has notified the indenture trustee of a continuing event of default,

•	the holders of at least 25% of the note balance of the affected series have requested the indenture trustee in writing to institute such legal proceeding,

•	the requesting noteholders offered reasonable indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee fails to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	the holders of a majority of the note balance of the affected series have not given the indenture trustee any inconsistent direction during the 60-day period.
A noteholder, however, will have the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.
     The indenture trustee and the noteholders of each series and the other secured creditors of the trust will agree not to institute any bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties
     Notes owned by the trust, the depositors, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any series or class has taken any action under the indenture or any other transaction document.
List of Noteholders
     Three or more noteholders of any series may request a list of all noteholders of that series maintained by the indenture trustee for the purpose of communicating with other noteholders of that series about their rights under the indenture or the notes of that series. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.
Satisfaction and Discharge of the Indenture
     The indenture and the indenture supplement for any series will not be discharged until:
•	the indenture trustee receives all notes of the series for cancellation or, with certain limitations, funds sufficient to pay all notes of the series in full,
•	the trust pays all amounts payable by it under the transaction documents, and

•	the trust delivers an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture and the indenture supplement for the series have been satisfied.
Amendments to the Indenture and Indenture Supplements
     The indenture trustee and the trust may amend the indenture or the indenture supplement for a series without the consent of the noteholders of any series for limited purposes, including to:
•	further protect the indenture trustee’s interest in the receivables and other trust assets subject to the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	transfer or pledge any additional property to the indenture trustee,

•	cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture or the indenture supplement, so long as the administrator certifies that such cure will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and

•	modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.
     Except as provided below, the indenture trustee and the trust may amend the indenture or the indenture supplement for a series to add, change or eliminate any provision or modify the rights of all noteholders under the indenture or the rights of noteholders of the related series under such indenture supplement (a) without the consent of such noteholders if (i) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class and (ii) each rating agency then rating a series (1) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes of each such series, or (2) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes of each such series or (b) with the consent of the holders of a majority of the note balance of each series. In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation.
     The prior consent of all adversely affected noteholders of a series will be required for any amendment to the indenture or the related indenture supplement that:
•	changes the provisions for amending the indenture or the indenture supplement or voting or consent under the indenture or the indenture supplement,

•	changes the principal amount of or interest rate on any note of that series, the expected final maturity date of the notes of that series, the priority of payments or how principal or interest payments are calculated or made on the notes of that series,

•	impairs the right of noteholders of that series to institute suits to enforce the indenture or the indenture supplement for that series, or

•	permits the creation of any lien ranking prior or equal to, or otherwise impairs, the lien of the indenture trustee on the trust assets.
Book-Entry Registration
     The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or “DTC” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.
     Notes may be issued in physical form to noteholders only if:
•	the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositors are unable to reach an agreement with a qualified successor,

•	the administrator elects to terminate the book-entry system through DTC, or

•	after the occurrence of an event of default or a servicer termination event, the holders of a majority of the note balance of a series advise the indenture trustee and the DTC in writing that they elect to terminate the book-entry system through DTC (or a successor to DTC) for that series.
     Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.
     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.
New Issuances
     The depositors may cause the trust to issue a new series under an indenture supplement without the consent of any noteholder of any series previously issued by the trust. Each series may have different terms and enhancements than any other series. The trust may offer any series under a prospectus supplement or other disclosure document in offerings under this prospectus or a similar prospectus or in transactions either registered under the Securities Act of 1933 or exempt from registration, directly, through one or more underwriters, initial purchasers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Such series may have different terms than those described in this prospectus. If the trust has other series outstanding at the time it issues a new series, the prospectus supplement for the new series will list the main characteristics of those other series.
     A new series may only be issued if, among other things, the following conditions are satisfied:
•	an indenture supplement specifying the principal terms of the new series is delivered to the owner trustee and the indenture trustee,

•	the rating agency condition is satisfied for the rating agencies for each series,

•	the depositors certify that the new issuance will not cause an amortization event or an event of default to occur for any series, or materially and adversely effect the amount or timing of payments to be made to the noteholders of any series,

•	the indenture trustee receives a legal opinion that for federal income tax purposes, the new issuance will not cause the notes of any series to fail to qualify as debt or cause the trust to be treated as an association (or publicly traded partnership) taxable as a corporation, and

•	after giving effect to the new issuance, the net adjusted pool balance exceeds the required pool balance.
     To the extent set forth in the related prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.
SALE OF THE RECEIVABLES
     Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis all receivables that are originated in dealer floorplan accounts that have been designated to the trust. Under each sale and servicing agreement, the related depositor will sell to the trust on a daily basis these receivables.
     Only the receivables originated in the designated accounts will be sold by Ford Credit to the related depositor and sold by that depositor to the trust. The designated accounts themselves have not been sold to the depositors and sold to the trust. Ford Credit will continue to own the designated accounts and will remain obligated under the terms of the floorplan financing agreements to make all related advances on behalf of the dealers.
     A dealer may have more than one dealer floorplan account depending on the number of its dealership locations or credit lines. At the time an account of a dealer is first designated to the trust, Ford Credit may choose to designate all or only a portion of the accounts of the dealer to the trust.
Eligible Accounts
     At the time an account is designated to the trust, it must be an eligible account. An “eligible account” is an account that:
•	was established by Ford or Ford Credit in the ordinary course of its business with a motor vehicle dealer under a sales and service agreement or a floorplan financing agreement, as applicable, for the dealer’s car, truck and utility vehicle inventory,

•	is in existence and maintained and serviced by or on behalf of Ford Credit,

•	relates to a dealer showroom located in the United States,

•	is in favor of a dealer that has not been classified by the servicer as status by reason of (a) the dealer’s failure to make any principal or interest payments when due or (b) the dealer’s bankruptcy or dissolution, and

•	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous 24 months.
     The definition of eligible account may be changed without the consent of the noteholders of any series if:
•	the depositors certify that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely effect the amount or timing of payments to be made to the noteholders of any series; and

•	the rating agency condition is satisfied for the rating agencies for each series.
Additional Designated Accounts
     Each depositor may designate additional eligible accounts from Ford Credit’s portfolio of dealer floorplan accounts to the trust at any time. The depositors may be required to designate additional eligible accounts to the trust in order to maintain the pool balance of the trust at required levels.
     Upon the designation of an additional account, Ford Credit will sell to the related depositor and that depositor will sell to the trust the receivables then existing in such additional account and any receivables originated in the future in such account.
     Additional accounts may be designated to the trust subject to the satisfaction of certain conditions, including:

•	each depositor has represented that:
•	each additional account is an eligible account,

•	the additional accounts were not chosen through a selection process that was reasonably believed to be adverse to the interests of the noteholders,

•	it is not insolvent and the sale of the receivables originated in such additional accounts will not result in its insolvency, and

•	the addition of the receivables originated in such additional accounts will not cause an amortization event to occur,
•	for designations of additional accounts exceeding certain quarterly or annual limits, the rating agency condition has been satisfied for the rating agencies for each series,

•	delivery of an opinion of counsel addressing the validity and enforceability of the assignment of the receivables under the additional accounts, and

•	each depositor has certified that each of these conditions has been satisfied.
Eligible Receivables
     At the time a receivable is sold to the trust, it must be an eligible receivable. An “eligible receivable” is a receivable that satisfies the eligibility criteria in the sale and servicing agreements. Generally, these criteria relate to the legal requirements governing the origination and the sale of the receivables, the terms of the floorplan financing agreements under which the receivables were originated and the ownership and security interests in the receivables, and include that each receivable:
•	except for any adjustment fees payable by Ford, is secured by a perfected first priority security interest in the financed vehicle,

•	is a receivable as to which the trust will have good and marketable title to the receivable, free and clear of all liens, other than the lien of the indenture,

•	except for any adjustment fees payable by Ford, will be the legal and assignable payment obligation of the related dealer,

•	as to any adjustment fees payable by Ford, will be the legal and assignable payment obligation of Ford, and

•	is not subject to any right of rescission, setoff or any other defense,
     The definition of eligible receivable may be changed without the consent of the noteholders if:
•	each depositor certifies that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely effect the amount or timing of payments to be made to the noteholders of any series; and

•	the rating agency condition is satisfied for the rating agencies for each series.
     The depositors may sell ineligible receivables originated in designated eligible accounts to the trust so long as the available subordinated amount for each series is increased as specified in the related prospectus supplement.

Sale of Receivables and Related Security
     Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis its rights in:
•	receivables in the accounts at the time the accounts were designated to the trust,

•	receivables originated in the designated accounts after they were designated to the trust,

•	all related security consisting of:
•	the security interests granted by the dealers in the financed vehicles,

•	any junior security interests granted by a dealer in other dealer assets, such as vehicle parts inventory, equipment, fixtures, accounts, real property and any personal guarantees from a dealer, and

•	all related rights under the sale and assignment agreement between Ford and Ford Credit, and
•	the proceeds of all of the above.
     Under each sale and servicing agreement, each depositor will sell to the trust on a daily basis all of its rights in the assets acquired from Ford Credit under the related receivables purchase agreement, together with all of that depositor’s rights relating to the receivables under the related receivables purchase agreement.
     Security Interest of the Trust. Ford Credit and the depositors will file financing statements to perfect the trust’s interest in the receivables and the related security. Ford Credit, as servicer, will mark its computer records to indicate that the receivables have been sold to the related depositor, have been sold by that depositor to the trust, and have been pledged by the trust to the indenture trustee under the indenture. Ford Credit will provide the depositors and the owner trustee with account schedules showing each designated account and will provide updated schedules if additional accounts are designated or if any accounts are redesignated.
     Ford Credit, as servicer, will retain records and agreements relating to the receivables sold to the trust. The physical records and agreements will not be separated from other Ford Credit records and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale of the receivables to the depositors and the sale of the receivables to the trust.
     Ford Credit, as servicer, will deliver to the indenture trustee once each year an officer’s certificate affirming that no further action is necessary to maintain the trust’s perfected security interest in the receivables and the related security.
     Subordination of Security in Other Dealer Assets. Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its affiliates that may also be secured by the financed vehicles and other dealer assets. A default under any such loans may result in a default under the dealer’s floorplan financing agreement with Ford Credit. In Ford Credit’s discretion, the security interests sold to the trust in other dealer assets may be subordinated to Ford Credit’s senior security interest in such assets. In each receivables purchase agreement, Ford Credit will agree not to assert its security interest in any financed vehicle until the trust has been paid in full on the receivable secured by the financed vehicle. However, Ford Credit, in its discretion, may enforce its security interest on any other dealer assets for its own benefit before the trust is permitted to do so. Because the trust will have a subordinate position in other dealer assets, it may not realize any proceeds from any of these assets.

     For more information about the security interests in the trust assets, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets,” “Risk Factors — Bankruptcy of Ford Credit could result in accelerated, reduced or delayed payments on your notes” and “Some Important Legal Considerations” in this prospectus.
Representations of Ford Credit and the Depositors
     When the trust issues a series, Ford Credit will represent to each depositor, and each depositor will represent to the trust, that each receivables purchase agreement and each sale and servicing agreement, as applicable, constitute a valid sale and assignment of all rights in the receivables, the related security and that the related depositor or the trust, as applicable, will have a first priority perfected ownership interest in those sold assets, except for the lien of the indenture. Ford Credit and each depositor will make representations about the designated accounts and the receivables sold to the trust, including:
•	at the time an account is designated and when the trust issues a series, such account is an eligible account,

•	at the time an account is designated, the account was not chosen through a selection process that was reasonably believed to be adverse to the interest of the noteholders,

•	at the time of sale, each receivable is sold free and clear of any liens, except the lien of the indenture, and

•	at the time of sale, each receivable being sold is (a) an eligible receivable or (b) an ineligible receivable, so long as the available subordinated amount for each series is increased as specified in the related prospectus supplement.
     If a depositor discovers or is notified that any representation was not true when made and such breach has a material adverse effect on any related receivables, that depositor will accept reassignment of those receivables on the first day of the month that begins more than 60 days following such discovery or notice, unless it cures the breach prior to such date. If the breach relates to the eligibility of a designated account, the account will be redesignated and all the receivables originated in that account will be reassigned to the related depositor.
     If a receivable is reassigned to a depositor, the principal balance of the receivable will be deducted from the pool balance and the depositor interest will be reduced. If the deduction would cause the depositor amount to fall below the required depositor amount for any series, that depositor must deposit the shortfall in the excess funding account on the day the reassignment occurs. In most cases, the reassignment of a receivable to the related depositor is the only remedy for breach of the representations about the designated accounts and receivables.
     If a depositor is required to accept reassignment of a receivable as a result of a breach of a representation, Ford Credit will repurchase the receivable for an amount equal to the amount that depositor is required to pay under the related sale and servicing agreement. Ford Credit will indemnify the depositors against any losses incurred by the depositors if any representation is materially false.
Redesignation of Accounts
     Accounts may be redesignated from the trust from time to time. Beginning on the redesignation date, the receivables in a redesignated account, including all collections on such receivables, generally will be reassigned by the trust to the related depositor. Upon reassignment, the principal balance of the reassigned receivables will be deducted from the pool balance and the depositor interest will be reduced by the same amount. After the redesignation date, the trust will have no further right to or interest in any receivables originated in a redesignated account.

     Eligible Accounts. The depositors may redesignate eligible accounts and remove from the trust all the receivables originated in those accounts. The depositors’ rights to redesignate eligible accounts and to remove all the related receivables from the trust will be subject to the satisfaction of certain conditions, including:
•	the related depositor has represented that:
•	the redesignation will not cause an amortization event to occur or cause the net adjusted pool balance to be less than the required pool balance, and
•	the accounts were not chosen through a selection process that was materially adverse to the interests of the noteholders or the depositors,
•	the rating agency condition has been satisfied for the rating agencies for each series, and

•	the related depositor has certified that each of these conditions has been satisfied.
     Ineligible Accounts. On the first day of the month following the month in which an account becomes an ineligible account, the related depositor must redesignate that account from the trust. However, in the case of an ineligible account that has been classified as status by the servicer, the existing receivables in such account may remain in the trust notwithstanding the redesignation of the account, or be reassigned to the related depositor to the extent that the receivables do not exceed 3.0% of the pool balance on a rolling 12-month basis.
     The principal amount of reassigned receivables from a redesignated ineligible account will be deducted from the pool balance. If the deduction would cause the depositor amount to fall below the required depositor amount for any series, the related depositor must deposit the shortfall in the excess funding account.
     In addition, for administrative convenience, if the financing for a dealer has been terminated and the account has an outstanding balance of zero, the account may be removed from the trust without notifying the trust.
Certain Covenants
     In each receivables purchase agreement, Ford Credit will make the following covenants:
•	that it will perform its obligations in accordance with its policies and procedures relating to dealer floorplan accounts and in material compliance with law, and

•	that it will not sell or pledge any interest in the receivables to any other person.
Liability and Indemnification
     Ford Credit and the depositors will be liable for all of their respective obligations, covenants and representations under each receivables purchase agreement and each sale and servicing agreement, as applicable.
     Ford Credit, as administrator, and each depositor will indemnify the trust, the owner trustee and the indenture trustee for all liabilities and damages arising out of the willful misconduct, bad faith or negligence in the performance of their respective duties under each receivables purchase agreement and each sale and servicing agreement, the acceptance or performance by the owner trustee or the indenture trustee of the trust and duties contained in the transaction documents, subject to certain limitations.

SERVICING THE RECEIVABLES
Servicing Duties
     Under the sale and servicing agreements, the servicer’s main duties in servicing the receivables are:
•	verifying payoff of the receivables after the sale of the financed vehicles,

•	collecting and applying all payments made on the receivables,

•	monitoring dealer credit line balances,

•	conducting on-site vehicle inventory audits,

•	sending invoices and responding to dealer inquiries,

•	processing adjustments to the principal balance of the receivables,

•	administering delinquencies, defaults and charge-offs,

•	administering enforcement proceedings on defaulted accounts,

•	maintaining accurate and complete records and computer systems for the servicing of the receivables,

•	instructing the indenture trustee or the trust to make withdrawals and payments from the trust bank accounts, and

•	furnishing monthly investor reports and instructions to the indenture trustee.
     Ford Credit also acts as custodian and maintains custody of the receivables files for the trust.
Servicing Procedures and Servicer Covenants
     The servicer will service the receivables in accordance with the policies and procedures that it uses in servicing dealer floorplan receivables for its own account or for others and in material compliance with law. In servicing the receivables, the servicer may change its policies and procedures and the terms relating to the accounts designated to the trust if:
•	it will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series,

•	the change is applicable to all dealer floorplan accounts owned or serviced by the servicer, and

•	in the case of a reduction in the rate of interest charged on the receivables, the reduction will not cause the interest earned on the receivables to be less than the interest payable on the notes and the servicing fee and back-up servicing fee, if any.
     The servicer may not:
•	permit any rescission or cancellation of a receivable, except as ordered by a court or other government authority,

•	do anything to impair the rights of the noteholders in the receivables,

•	reschedule, revise or defer payments due on any receivable, except in accordance with its policies and procedures, or

•	sell, transfer or pledge to any other person or permit the creation or existence of any lien on the receivables sold to the trust, except for the lien of the indenture.
     If Ford Credit discovers or is notified that it has breached any of its covenants as servicer, and such breach has a material adverse effect on any receivables, Ford Credit will purchase those receivables as of the first day of the month that begins more than 60 days following such discovery or notice, unless it cures the breach prior to such date. The purchase price will be the principal balance of the affected receivables plus accrued interest and will be paid to the trust at least two business days prior to the payment date immediately following the end of the grace period. This purchase is the only remedy available to the noteholders in case of a breach by Ford Credit of its servicer covenants. Under the sale and servicing agreements, a successor servicer will not be obligated to repurchase receivables.
     The servicer will also agree to notify the indenture trustee and the rating agencies of an event of default, amortization event or servicer termination event within five business days of obtaining actual knowledge of such event.
Servicing Fees and Payment of Expenses
     The servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee will accrue for each series in the amounts and will be calculated on the balances specified in the related prospectus supplement. Each series’ servicing fee will be payable from interest collections allocable to that series in the priority described in the related prospectus supplement. No noteholder or the trust will be responsible for any servicing fee allocable to the depositor interest, unless such servicing fee is allocated to the related series from the amounts otherwise distributable to the depositors. The servicer may elect to lower the percentage used to calculate the servicing fee.
Trust Bank Accounts
     The indenture trustee will establish and maintain for the benefit of the noteholders of all series, a “collection account” and an “excess funding account.” The servicer will deposit in the collection account amounts collected on the receivables up to the amount required for payment on the next payment date as described below under “— Deposits of Collections.”
     For more information about the excess funding account, you should read “Pool Balance, Depositor Amount and Allocations — Excess Funding Account” in this prospectus.
     At the direction of the servicer, the funds will be invested in highly rated investments that mature on or before the day the funds are required to be available for payment. All net investment earnings from such investments will be treated as interest collections.
     Funds in the trust bank accounts will be trust assets and the servicer will have no access to the funds in the trust bank accounts. Only the indenture trustee may withdraw funds from these accounts to pay trust obligations, including payments to the noteholders. The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.
Deposits of Collections
     The servicer will deposit the payments collected on the receivables in the collection account until it has deposited the required amounts for each month. The amount that the servicer is required to deposit for that series will be specified in the related prospectus supplement and will depend upon whether the series is in its revolving period or accumulation or amortization periods, but generally will equal the amounts required to be paid with respect to the series on the next payment date. The servicer will deposit the required amounts in the collection account no later than two business days after processing the payments to the accounts of the dealers.
     However, if Ford Credit’s short-term unsecured debt is rated equal to or higher than a specified level by each rating agency rating any series (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by Standard & Poor’s, as applicable), and provided that no servicer termination event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date. On that date, Ford Credit will deposit in the collection account funds only to the extent that such funds are required for deposit in other trust accounts or for payments to the noteholders, the depositors and other parties. The servicer may retain its servicing fee with respect to any series and will not be required to deposit such fee in the collection account.
Reporting Obligations of the Servicer
     The servicer will prepare monthly and annual reports that will contain information about the trust as specified in the related prospectus supplement. The indenture trustee will forward to each noteholder of record these reports as described in the related prospectus supplement.
     Monthly Investor Report. The servicer will prepare a monthly investor report for the trust, containing information about payments to be made on each series and the performance of the receivables, as described in the related prospectus supplement. Information regarding any additional series issued by the trust will be included in the monthly investor report for the payment date following the month in which such additional series was issued.
     Annual Compliance Reports. The servicer will prepare a number of reports, statements or certificates for the trust as described in the prospectus supplement.
Delegation of Duties
     The servicer may delegate some or all of its duties with respect to the receivables and the accounts to any person who agrees to conduct these duties following the servicer’s policies and procedures for servicing dealer floorplan accounts and in accordance with the sale and servicing agreements. The servicer will remain responsible for any such delegated duties.
Amendments to Sale and Servicing Agreements and Receivables Purchase Agreements
     Each sale and servicing agreement may be amended with prior notice to the rating agencies for each series:
•	without the consent of any noteholders, to cure any ambiguity or to correct or supplement any inconsistent provision, if the administrator certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•	without the consent of any noteholders, to add, modify or eliminate any provisions or modify in any manner the rights of the noteholders, if (a) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•	with the consent of the holders of a majority of the note balance of each adversely affected series, to make any other change, except as described below, and

•	with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of any payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust assets, and (c) reduce the percentage of the note balance of the notes required to consent to any amendment.
     Each receivables purchase agreement may be amended with prior notice to the rating agencies for each series:
•	without the consent of any noteholders, to cure any ambiguity or to correct or supplement any inconsistent provision, if the related depositor certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•	without the consent of any noteholders, to add, modify or eliminate any provisions or modify in any manner the rights of the noteholders, if (a) the related depositor certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•	with the consent of the holders of a majority of the note balance of each adversely affected series, to make any other change, except as described below, and

•	with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of any payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust assets, and (c) reduce the percentage of the note balance required to consent to any amendment.
Resignation and Termination of Servicer
     The servicer may not resign unless performance of its duties is no longer permissible under applicable law and a successor servicer has assumed its servicing obligations.
     The servicer may be terminated if a servicer termination event occurs. A “servicer termination event” is:
(1)	failure by the servicer to make any payment, transfer or deposit, or to instruct the indenture trustee to make any payment, transfer or deposit, on the required date that continues for five business days,

(2)	failure by the servicer to observe or perform any of its other covenants or agreements if the failure:
•	causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•	continues unremedied for 60 days after notice to the servicer by the indenture trustee, or to the servicer and the indenture trustee by holders of 10% or more of the note balance of all affected series,
(3)	any representation made by the servicer in the sale and servicing agreement, or in any certificate delivered as required by the sale and servicing agreement, is later determined to have been incorrect when made and it:

•	causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•	continues unremedied for 60 days after notice to the servicer by the indenture trustee or to the servicer and the indenture trustee by noteholders of 10% or more of the note balance of all affected series,
(4)	the assignment or delegation by the servicer of its duties, except as permitted under the sale and servicing agreement,

(5)	the bankruptcy of the servicer, or

(6)	any other event for a series described in the related prospectus supplement.
     A delay in or failure of performance referred to in clause (1) above for 10 business days after the applicable grace period, or referred to in clause (2) or (3) for 60 business days after the applicable grace period, will not be a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of god or other similar occurrence outside the reasonable control of the servicer. Upon the occurrence of any of these events, the servicer must use all commercially reasonable efforts to perform its obligations in a timely manner and the servicer must notify the indenture trustee and the trust of its failure or delay, together with a description of its efforts to perform its obligations.
     The servicer must notify the indenture trustee and the rating agencies of the occurrence of a servicer termination event within five business days of obtaining actual knowledge of such event.
     As long as a servicer termination event remains unremedied, the indenture trustee or the holders of a majority of the note balance of all series may terminate the servicer.
Back-up Servicer
     The back-up servicer will review the servicer’s operations annually, receive monthly receivables data and confirm certain information on the monthly investor reports using a data dictionary of the terms used in Ford Credit’s dealer floorplan receivables system. If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.
     As compensation for performing its duties, the trust will pay a fee to the back-up servicer and reimburse the back-up servicer for certain expenses in performing its duties. The portion of such fees and expenses that will be paid from amounts allocable to a series will be described in the related prospectus supplement.
     The servicer may terminate the back-up servicer if the back-up servicer breaches its representations and covenants, fails to perform its obligations, ceases to have a long-term debt rating of at least “BBB-” from Standard & Poor’s or “Baa3” from Moody’s, or becomes subject to a bankruptcy proceeding. The back-up servicer may not resign except upon a determination that the performance of its duties is no longer permissible under applicable law, or with the consent of the servicer. Upon the resignation or termination of the back-up servicer, the servicer will appoint a successor back-up servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreement. No resignation or termination of the back-up servicer will become effective until a successor back-up servicer is in place that, where required by a rating agency, satisfies the rating agency condition for such rating agency.
     The servicer may also terminate the back-up servicer, without being required to appoint a successor back-up servicer, if the long-term debt ratings of Ford Credit are at least “BBB-” from Standard & Poor’s and “Baa3” from Moody’s.

     The back-up servicing agreement may be amended, with prior notice to the rating agencies of each series, but without the consent of any noteholder, if such amendment will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series or class.
Successor Servicer
     If the servicer resigns or is terminated, the back-up servicer will be the successor servicer. If there is no back-up servicer in place at that time, the indenture trustee will be the successor servicer. In that event, the indenture trustee, acting at the direction of the noteholders, may appoint a successor servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreements. A termination of the servicer will not be effective until a successor servicer is appointed.
     The servicer agrees to cooperate to effect a transition of servicing of the receivables to a successor servicer and make available its records for the dealer floorplan accounts and the receivables. The servicer is not required to make available or license its proprietary servicing procedures, processes, models, software or other applications.
     The indenture trustee will establish a “back-up servicer reserve account” and the servicer will deposit $200,000 in such account. If the back-up servicer becomes the successor servicer, the trust will reimburse the back-up servicer for its reasonable costs and expenses incurred in the transition of servicing of the receivables from amounts in the back-up servicer reserve account. Transition costs in excess of the amount in the back-up servicer reserve account will be paid to the back-up servicer from interest collections allocable to each series as described in the related prospectus supplement for each series. If there is no back-up servicer, the predecessor servicer will reimburse the successor servicer for reasonable costs and expenses incurred in the transition of servicing of the receivables to the successor servicer.
     If the indenture trustee cannot appoint an eligible successor servicer and the servicer cannot cure any servicer termination event, the depositors may purchase the receivables in the trust on the next payment date at a price equal to the amounts specified for each series in the related indenture supplement.
     If the servicer is in bankruptcy proceedings, the court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.
Liability and Indemnification
     Ford Credit will be liable for all of its obligations, covenants and representations as servicer under each sale and servicing agreement. Ford Credit will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities and that may expose it to any expense or liability.
     Ford Credit will indemnify the trust, the owner trustee and the indenture trustee for all liabilities and damages arising out of the willful misconduct, bad faith or negligence in the performance of its duties as servicer under each sale and servicing agreement.
USE OF PROCEEDS
     The net proceeds from the sale of each series issued by the trust will be used by the depositors to purchase the receivables from Ford Credit and for any other purposes specified in the prospectus supplement. Ford Credit will use any proceeds that it receives for its general corporate purposes and for any other purposes specified in the prospectus supplement.

SOME IMPORTANT LEGAL CONSIDERATIONS
Sale of Receivables
     Ford will sell the in-transit receivables to Ford Credit. Ford Credit will sell the receivables to the depositors, and the depositors will in turn sell the receivables to the trust. Each depositor will represent on each closing date, that:
•	its transfer to the trust constitutes a valid sale and assignment to the trust of the receivables, and

•	under the UCC, the trust has:
•	a valid and enforceable first priority perfected ownership interest in the receivables, in existence at the time the receivables are sold and assigned to the trust or at the date of addition of any additional accounts, and

•	a valid and enforceable first priority perfected ownership interest in the receivables created thereafter, in existence at and after their creation.
     For a discussion of the trust’s rights arising from these representations not being satisfied, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.
     Ford Credit and each depositor will represent that the receivables are “tangible chattel paper,” “accounts,” “payment intangibles” or “general intangibles” for purposes of the UCC. To the extent the receivables are:
•	tangible chattel paper, accounts or payment intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust is a sale or creates a security interest, or

•	general intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust creates a security interest, then the UCC will apply and, except in the case of the sale of payment intangibles, the transferee must file appropriate financing statements (or in the case of tangible chattel paper, take possession) in order to perfect its interest in the receivables. Each of Ford Credit, the depositors and the trust will file financing statements covering the applicable receivables under the UCC in order to perfect their respective interests in the receivables and they will file continuation statements as required to continue the perfection of their interests. However, the in-transit receivables will not be stamped to indicate the interest of Ford Credit, and the receivables will not be stamped to indicate the interest of the depositors or the trustee.
     Under the UCC and applicable federal law, there are limited circumstances in which prior or subsequent transferees of receivables could have an interest that has priority over the trust’s interest in the receivables. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables (i.e., the tangible chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on property of Ford or Ford Credit or the depositors that arose before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable. Ford will represent to Ford Credit, Ford Credit will represent to the depositors, and the depositors will represent to the trust, that the applicable receivables have been sold free and clear of the lien of any third party. Ford, Ford Credit and the depositors will also covenant that they will not sell or pledge any receivable to any person other than to the trust. In addition, so long as Ford Credit is the servicer, collections on the receivables may, under certain circumstances, be commingled with Ford Credit’s own funds before each payment date and, in the event of the bankruptcy of Ford Credit, the trust may not have a perfected interest in these collections.

Matters Relating to Bankruptcy
     Sale of the Receivables. The sale of the in-transit receivables by Ford to Ford Credit and of the receivables by Ford Credit to the depositors will each be structured to minimize the possibility that a bankruptcy proceeding of Ford or Ford Credit will adversely affect the trust’s rights in the receivables. Ford and Ford Credit intend that the sale of the in-transit receivables by Ford to Ford Credit constitute a “true sale” and Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositors constitute a “true sale.” In the sale and assignment agreement, Ford has represented that its sale of the in-transit receivables to Ford Credit is a valid sale. Similarly, in each receivables purchase agreement, Ford Credit will represent that its sale of the receivables to the related depositor is a valid sale. The depositors will have no recourse to Ford or Ford Credit other than the limited obligation to repurchase receivables for breaches of representations. Additionally, all actions required under applicable law to perfect the depositors’ ownership interest in the receivables will be taken.
     On the closing date for a series, the depositors will receive a reasoned legal opinion that in a bankruptcy of Ford or Ford Credit:
•	the in-transit receivables and the collections on the in-transit receivables would not be property of Ford’s bankruptcy estate under U.S. federal bankruptcy laws,

•	the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositors or the trust.
     This opinion will be subject to certain assumptions and qualifications, and a court in a Ford or Ford Credit bankruptcy proceeding may not reach the same conclusion.
     Nonetheless, if Ford or Ford Credit were to become a debtor in a bankruptcy proceeding and a bankruptcy trustee, debtor-in-possession or creditor were to take the position that the sale of in-transit receivables from Ford to Ford Credit or the sale of the receivables from Ford Credit to the depositors should be recharacterized as a pledge of the in-transit receivables or the receivables, as applicable, to secure a borrowing, then delays in payments of collections on the receivables could occur. Moreover, if the bankruptcy court were to rule in favor of the bankruptcy trustee, debtor-in-possession or creditor , reductions in the amount of payments of collections on the receivables could result.
     Structure of Depositors; Risk of Substantive Consolidation. Each depositor is organized as a special purpose entity and is restricted by its organizational documents, to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that a depositor will have any creditors. The related organizational documents restrict each depositor from commencing a voluntary bankruptcy proceeding without the unanimous consent of its board of managers or directors, as applicable, including independent managers or directors, as applicable, who are specifically instructed to take into account the interests of creditors of the depositor and the trust in any vote to allow the depositor to file for bankruptcy. The related organizational documents also contain covenants meant to preserve the separate identity of each depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and a depositor. The most important of these covenants require each entity to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself out as liable for debts of the other and not commingle a depositor’s assets with the assets of Ford Credit or its affiliates.
     In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against any depositor in connection with any obligations under the notes or the transaction documents.

     On the closing date for a series, Ford Credit and the depositors will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a bankruptcy trustee, debtor-in-possession or creditor of Ford Credit (or Ford Credit as debtor-in-possession) would not have valid grounds to request a court to disregard the separate legal existence of a depositor and consolidate the assets and liabilities of a depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders. This opinion will be subject to certain assumptions and qualifications, including an assumption that each depositor and Ford Credit comply with the related depositor’s organizational documents. However, a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and a depositor were disregarded and the assets and liabilities of Ford Credit and a depositor were consolidated, assets of that depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”
     Sale of Receivables by the Depositors to the Trust; Perfection of Security Interests. The transfer of the receivables by the depositors to the trust will be structured as a valid sale. Unlike the sale by Ford Credit to the depositors, each depositor initially will retain an interest in the receivables it sells in the form of a depositor interest in the trust. Because of this retained interest, this sale may not constitute a “true sale” that removes the receivables from the bankruptcy estate of the related depositor. Each depositor will grant a back-up security interest in the receivables to the trust and will file UCC financing statements to perfect the trust’s ownership interest and security interest in the receivables. The trust agreement contains provisions similar to those in each depositor’s organizational documents designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.
     Assuming that the sale of the receivables by Ford Credit to the depositors is a “true sale,” no depositor is consolidated with Ford Credit in a bankruptcy of Ford Credit and no depositor is in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced). The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file UCC financing statements to perfect and maintain the perfection of the security interest.
     Bankruptcy Proceedings of Ford Credit, the Depositors or the Servicer. No depositor intends to commence, and Ford Credit will agree that it will not cause any depositor to commence, a voluntary bankruptcy proceeding so long as the depositor is solvent.
     If Ford Credit or a depositor were to become a debtor in a bankruptcy proceeding that caused an amortization event to occur:
•	the sale of new receivables to that depositor would be prohibited under the related receivables purchase agreement, and

•	only collections on receivables previously sold to that depositor and sold to the trust would be available to pay interest and principal on the notes.
     The bankruptcy of the servicer will result in a servicer termination event which, in turn, will result in an amortization event. If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.
     Payments made by Ford Credit or a depositor to repurchase receivables pursuant to the related sale and servicing agreement may be recoverable by Ford Credit or that depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of that depositor as a preferential transfer from Ford Credit or that depositor if the payments were made within one year before the filing of a bankruptcy proceeding in respect of Ford Credit.

The Dodd-Frank Act
     Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the depositors or the trust, or such company’s creditors.
     Potential Applicability to Ford Credit, the Depositor and the Trust. There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects. There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The depositors or the trust could, under certain circumstances, also be subject to OLA.
     FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided as preferential transfers, with the result that the receivables securing the notes could be reclaimed by the FDIC and noteholders may have only an unsecured claim against Ford Credit.
     In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the U.S. federal bankruptcy laws. Based on this opinion, the transfer of the receivables by the sponsor would not be avoidable by the FDIC as a preference under OLA. Although the opinion does not bind the FDIC and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC adopt regulations to the same effect. However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding would not be contrary to the advisory opinion.
     FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.
     In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:
•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

     Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.
     Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur and, for revolving trusts and master trusts, for securities which are issued prior to the end of any applicable transition period, which will be no earlier than June 30, 2011. However, this opinion does not indicate how the repudiation power would apply if a revolving trust or master trust were to issue additional securities after the end of the transition period, and there can be no assurance that the FDIC would not exercise its repudiation power with respect to a revolving trust or master trust that issued securities after the end of the transition period. Moreover, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositors or the trust would not be contrary to this opinion.
     If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust. In that case, the FDIC would be required to pay compensatory damages that are no less than the note balance of the series plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.
TAX MATTERS
General
     Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.
     This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, or broker-dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. This information is directed only to prospective investors who:
•	purchase notes in the initial distribution of the notes,

•	are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
     As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.
     The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this discussion the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.
     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
     Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.
Tax Characterization of the Trust
     At the time a series is issued by the trust, tax counsel to the depositors identified in the prospectus supplement will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.
Tax Characterization and Treatment of the Notes
     Characterization as Debt. For each series, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for U.S. federal income tax purposes. The depositors, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

     For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.
     Treatment of Stated Interest. Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.
     Original Issue Discount. If provided in the prospectus supplement that a class of notes is to be treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.
     Disposition of Notes. If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.
     Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens) who provide certification as to their status. For payments made after December 31, 2011, the indenture trustee may be required to report annually to the IRS the amount of interest paid on the notes to corporations that are not tax-exempt organizations. Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS. Prospective investors should consult their tax advisors regarding the application and requirements of these information reporting and withholding provisions.
     Tax Consequences to Non-U.S. Noteholders. A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:
•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.

     A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.
     A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.
     A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder furnishes IRS Form W-8ECI.
     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.
     Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. After December 31, 2012, a 30% withholding tax generally will apply to payments of interest on, and gross proceeds from the disposition of, debt instruments issued after March 18, 2012, that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax generally will not apply where such payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required by such agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding the application and requirements of these information reporting and withholding provisions.

State Tax Matters
     Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective investors are encouraged to consult their tax advisors with respect to the state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.
ERISA CONSIDERATIONS
General Investment Considerations
     The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:
•	whether the investment is permitted under the plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan’s funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of the trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.
     In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.
     A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement. Unless otherwise specified, references to the purchase and holding of the notes in these sections also refer to the purchase and holding of a beneficial interest in the notes.
Prohibited Transactions
     Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust. Pursuant to a regulation issued by the U.S. Department of Labor, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable. In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
     The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.
     Without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any noteholder or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor. Included among these exemptions are:
•	prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.
     In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.
     Any plan that purchases and holds notes of any class will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.
Benefit Plans Not Subject to ERISA or the Internal Revenue Code
     Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds notes will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a violation of such similar laws or regulations.
PLAN OF DISTRIBUTION
     The trust will issue the notes to the depositors and the depositors will sell the notes to the underwriters named in the prospectus supplement. In the underwriting agreement the depositors will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.
     The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of the notes, the public offering prices and the concessions may be changed.
     The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositors by Ford Credit or its affiliates on or after the closing date.
     The depositors and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.
     The trust may invest the funds in its trust bank accounts in obligations issued by the underwriters or their affiliates.
     In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:
•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS
     Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes of the trust for the trust, the depositors and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability. Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters for the underwriters.
WHERE YOU CAN FIND MORE INFORMATION
     Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC, as depositors of the trust, have filed with the SEC a registration statement, Registration Nos. 333-[_____] and 333-[_____]-01 under the Securities Act of 1933, for the notes offered by this prospectus. You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositors at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.
     You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC. You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.
     For the time period that the trust is required to report under the Securities Exchange Act of 1934, the servicer will file for the trust an annual report on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or a depositor.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).
     The depositors will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.
     Requests for such copies should be directed to:
Ford Credit Floorplan Corporation
or Ford Credit Floorplan LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

INDEX OF DEFINED TERMS

adjusted invested amount	30
adjusted pool balance	29
adjustment fee	22
amortization event	36
available subordinated amount	35
back-up servicer reserve account	52
collection account	48
controlled accumulation period	33
defaulted receivable	31
depositor amount	28
depositor percentage	29
disqualified persons	61
Dodd-Frank Act	55
DTC	39
early amortization period	34
eligible account	41
eligible receivable	42
ERISA	60
event of default	36
excess funding account	31
excess interest collections	35
excess interest sharing group	35
excess spread	34
expected final payment date	33
FDIC	55
final maturity date	33
Ford	4
Ford Credit	4
interest collections	29
in-transit period	21
in-transit receivables	6
invested amount	28
investor percentage	28
IRS	57
LIBOR	32
net adjusted pool balance	31
non-U.S. noteholder	57
OID	58
OLA	55
parties in interest	61
plan assets regulation	61
plans	60
pool balance	27
principal collections	29
principal sharing group	35
program vehicles	21
PTCE	62
required depositor amount	28
required pool balance	27
revolving period	33
SEC	3
servicer	7
servicer termination event	50
status	25
trust	4
trust available subordinated amount	34
U.S. noteholder	57

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on this date. Ford Credit is not offering the notes in any states where it is not permitted.

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC
Depositors
Ford Motor Credit Company LLC
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit Floorplan
Master Owner Trust A
Issuing Entity or Trust
Series ___-_
Asset Backed Notes
$• Class A-1 [•%] Notes
$• Class A-2 Floating Rate Notes
$• Class B [•%] Notes
$• Class C [•%] Notes
$• Class D [•%] Notes

PROSPECTUS SUPPLEMENT

[Names of Underwriters]

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$—
Rating agency fees	$3,450,000
Printing	$350,000
Legal fees and expenses	$1,750,000
Accountants’ fees	$639,000
Fees and expenses of Indenture Trustee	$245,000
Fees and expenses of Owner Trustee	$115,500
Miscellaneous expenses	$250,500

Total	$6,800,000

ITEM 15. Indemnification of Directors and Officers.
     Section 18-108 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., provides as follows:
     “§ 18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”
     Article VII of the Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC provides as follows:
     “Section 7.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, or any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in, or not contrary to, the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.
     Section 7.2. Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party”), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or willful violations of the express provisions hereof by such Indemnified Party. Each Indemnified Party may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.
     (b) Each Indemnified Party is required to give prompt notice to the Company of any action commenced against it with respect to which indemnification may be sought under this Section 7.2, but failure to do so will not relieve the Company from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability that it may otherwise have other than on account of this Section 7.2. In no event will the Company be liable for the fees and expenses of more than one counsel for all the Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless (i) if the defendants in any such action include one or more Indemnified Parties and the Company, one or more of the Indemnified Parties have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the Company or to one or more of the other Indemnified Parties or (ii) the Company has not employed counsel reasonably acceptable to an Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the commencement of the action.
     (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its Creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.
     (d) Subject to Section 7.2(g), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.
     (e) No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.
     (f) The indemnification and advancement of expenses provided by this Section 7.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.
     (g) Any amounts payable by the Company in accordance with this Section 7.2 shall be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 7.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce under this Agreement will, if the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, be subordinate to the payment in full, including post-petition interest of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company.
     Section 7.3 Amendments: Indemnification. The indemnities contained in Section 7.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.”
     Section 145 of the General Corporation Law of the State of Delaware, 8 Del. C. § 101 et seq., provides as follows:

          “§ 145. Indemnification of officers, directors, employees and agents; insurance
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
     Article Six of the Amended and Restated Certificate of Incorporation of Ford Credit Floorplan Corporation provides as follows:
     “(a) A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	under Section 174 of the Delaware General Corporation Law, or

(iv)	for any transaction from which the director derived an improper personal benefit.
     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Six to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     (b) Any repeal or modification of paragraph (a) of this Article Six by the stockholders of the Corporation will not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(c)(i)	Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article Six) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subparagraph (c)(i) is a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) or otherwise.
(ii)	If a claim which the Corporation is obligated to pay under subparagraph (c)(i) of this Article Six is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii)	The provisions of this paragraph (c) of Article Six cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and is retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article Six should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions will not be affected.

(iv)	The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Six is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(v)	The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(vi)	The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this paragraph (c) of Article Six with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     (c) Any amounts payable by the Corporation in accordance with section (c) of this Article Six will be paid solely to the extent of funds available therefor and actually received by the Corporation under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. Any claim that an indemnified party may have at any time against the Corporation that it may seek to enforce under this Restated Certificate will, if the Corporation becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or similar proceedings, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities which are collateralized or secured by assets of the Corporation.”
     Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of Ford Motor Company are applicable to directors, officers and employees of Ford Credit Floorplan LLC and Ford Credit Floorplan Corporation who serve as such at the request of Ford Motor Company and provide as follows:
     “5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (iii) under Section 174 of the Delaware General Corporation Law, or
     (iv) for any transaction from which the director derived an improper personal benefit.
     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     5.2. Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     5.3. Indemnification and Insurance.
     5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.
     5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.
     5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.”
     Indemnification provisions of Article 10 of the Limited Liability Company Agreement of Ford Motor Credit Company LLC are applicable to directors, officers and employees of Ford Credit Floorplan LLC and Ford Credit Floorplan Corporation who serve as such at the request of Ford Motor Credit Company LLC and provide as follows:
     “10.1 Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.
     10.2 Directors’ Standard of Care. Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the Delaware General Corporation Law would owe to such corporation and its stockholders. Notwithstanding the previous sentence, however, a

Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director’s duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (c) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Delaware Limited Liability Act (the “Act”); or (d) any transaction from which the Director derived an improper personal benefit.
     10.3 Indemnification of Directors, Officers, Employees and Agents. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Shareholder, Director, or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, stockholder, partner, employee, representative or agent of any such Shareholder, Director or officer (each, a “Covered Person”) and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 10.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 10.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person’s duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act, or (iv) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 10.3, “Affiliate of the Company” means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     10.4 Survival. The indemnities under this Article 10 will survive dissolution or termination of the Company.
     10.5 Claim Against Company. Each Covered Person or former Covered Person will have a claim against the property and assets of the Company for payment of any indemnity amounts due under this Agreement, which amounts will be paid or properly reserved for prior to the making of distributions by the Company to Shareholders.

     10.6 Advancement of Expenses. Expenses incurred by a Covered Person or former Covered Person in defending any Claim will be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person or former Covered Person to repay such amount if it is ultimately determined that such Covered Person or former Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.
     10.7 Repeal or Modification. Any repeal or modification of this Article 10 will not adversely affect any rights of such Covered Person or former Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person or former Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
     10.8 Rights Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article 10 will not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.
     10.9 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Agreement or the Act.”
          Ford Credit Floorplan LLC is insured for liabilities it may incur pursuant to Article VII of its Limited Liability Company Agreement relating to the indemnification of its managers, officers and employees. In addition, managers and officers are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Floorplan LLC’s Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford Motor Company.
          Ford Credit Floorplan Corporation is insured for liabilities it may incur pursuant to Article Six of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors and officers are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Floorplan Corporation’s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.
ITEM 16. Exhibits.
     (A) Exhibits:

1.1	—	Form of Underwriting Agreement for the Notes.*

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan LLC.**

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.**

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation.**

3.4	—	By-Laws of Ford Credit Floorplan Corporation.**

4.1	—	Indenture between the Trust and the Indenture Trustee.*

4.2	—	Form of Indenture Supplement (including forms of Notes).*

4.3	—	Trust Agreement between the Depositors and the Owner Trustee.*

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.****

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty*

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****

24.1	—	Powers of Attorney.****

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.***

99.1	—	Sale and Servicing Agreement among Ford Credit Floorplan Corporation, the Servicer and the Trust.*

99.2	—	Sale and Servicing Agreement among Ford Credit Floorplan LLC, the Servicer and the Trust.*

99.3	—	Receivables Purchase Agreement between Ford Credit Floorplan Corporation and Ford Credit.*

99.4	—	Receivables Purchase Agreement between Ford Credit Floorplan LLC and Ford Credit.*

99.5	—	Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*

99.6	—	Account Control Agreement between the Trust and The Bank of New York Mellon.*

99.7	—	Form of Series Account Control Agreement.*

99.8	—	Back-up Servicing Agreement among Ford Credit Floorplan Corporation, Ford Credit Floorplan LLC, the Trust, the Servicer and Wells Fargo Bank, National Association.*

*	Filed herewith.

**	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-132560 and 333-132560-01) filed on May 31, 2006.

***	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-148505 and 333-148505-01) filed on January 24, 2008.

****	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on January 28, 2011.

ITEM 17. Undertakings.
(a) Each undersigned co-registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
(A)	[Not applicable].

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 (§ 239.13) or Form F-3 (§ 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the co-registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S—1 (§ 239.11) or Form S—3 (§ 239.13), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) [Not applicable]
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the co-registrants are relying on Rule 430B (§ 230.430B):
(A) Each prospectus filed by the co-registrants pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§ 230.415(a)(1)(i), (vii) or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the co-registrants are subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the co-registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned co-registrant undertakes that in a primary offering of securities of the undersigned co-registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned co-registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned co-registrants relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned co-registrants or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned co-registrants or their securities provided by or on behalf of the undersigned co-registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned co-registrants to the purchaser.
(b)	Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the co-registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	[Not applicable]

(d)	[Not applicable]

(e)	[Not applicable]

(f)	[Not applicable]

(g)	[Not applicable]

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	Each undersigned co-registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the co-registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(j)	Each undersigned co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)	Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on July 6, 2011.

FORD CREDIT FLOORPLAN CORPORATION (Co-Registrant)
By:	/s/ Scott D. Krohn*
(Scott D. Krohn,
Chairman of the Board of Directors of Ford Credit Floorplan Corporation)

FORD CREDIT FLOORPLAN LLC (Co-Registrant)
By:	/s/ Scott D. Krohn*
(Scott D. Krohn,
Chairman of the Board of Managers of Ford Credit Floorplan LLC)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following directors of FORD CREDIT FLOORPLAN CORPORATION in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott D. Krohn* (Scott D. Krohn)	Chairman of the Board of Directors and President and Treasurer (principal executive officer and principal financial officer)	July 6, 2011

/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Director and Controller (principal accounting officer)	July 6, 2011

/s/ Susan J. Thomas* (Susan J. Thomas)	Director	July 6, 2011

*By: /s/ Susan J. Thomas (Susan J. Thomas, Attorney in Fact)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following managers of FORD CREDIT FLOORPLAN LLC in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott D. Krohn* (Scott D. Krohn)	Chairman of the Board of Managers and President and Treasurer (principal executive officer and principal financial officer)	July 6, 2011

/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	July 6, 2011

/s/ Susan J. Thomas* (Susan J. Thomas)	Manager	July 6, 2011

*By: /s/ Susan J. Thomas (Susan J. Thomas, Attorney in Fact)

EXHIBIT INDEX

1.1	—	Form of Underwriting Agreement for the Notes.*

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan LLC.**

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.**

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation.**

3.4	—	By-Laws of Ford Credit Floorplan Corporation.**

4.1	—	Indenture between the Trust and the Indenture Trustee.*

4.2	—	Form of Indenture Supplement (including forms of Notes).*

4.3	—	Trust Agreement between the Depositors and the Owner Trustee.*

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.****

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty*

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****

24.1	—	Powers of Attorney.****

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.***

99.1	—	Sale and Servicing Agreement among Ford Credit Floorplan Corporation, the Servicer and the Trust.*

99.2	—	Sale and Servicing Agreement among Ford Credit Floorplan LLC, the Servicer and the Trust.*

99.3	—	Receivables Purchase Agreement between Ford Credit Floorplan Corporation and Ford Credit.*

99.4	—	Receivables Purchase Agreement between Ford Credit Floorplan LLC and Ford Credit.*

99.5	—	Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*

99.6	—	Account Control Agreement between the Trust and The Bank of New York Mellon.*

99.7	—	Form of Series Account Control Agreement.*

99.8	—	Back-up Servicing Agreement among Ford Credit Floorplan Corporation, Ford Credit Floorplan LLC, the Trust, the Servicer and Wells Fargo Bank, National Association.*

*	Filed herewith.

**	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-132560 and 333-132560-01) filed on May 31, 2006.

***	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-148505 and 333-148505-01) filed on January 24, 2008.

****	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on January 28, 2011.